  As filed with the Securities and Exchange Commission on September 27 , 2000

                                                Registration No. 333-42530

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                --------------

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                                 eSYLVAN, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                --------------

                Maryland                          2299                 52-2257470
     (State or Other Jurisdiction of  (Primary Standard Industrial   (IRS Employer
     Incorporation or Organization)    Classification Code Number) Identification No.)

                                --------------
                                34 Market Place
                           Baltimore, Maryland 21202
                                (410) 843-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                --------------
                              ROBERT ZENTZ, ESQ.
                                   Secretary
                                 eSylvan, Inc.
                             1000 Lancaster Street
                           Baltimore, Maryland 21202
                                (410) 843-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                --------------
                                   Copy to:
                            MICHAEL W. CONRON, ESQ.
                       Venable, Baetjer and Howard, LLP
                          2 Hopkins Plaza, Suite 1800
                           Baltimore, Maryland 21201
                                (410) 244-7424

                                --------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration serial number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------

   REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED       2000


                                 eSylvan, Inc.

                     Class A Convertible Common Stock

  We are a development stage company and a majority-owned subsidiary of Sylvan Ventures, LLC. Sylvan Ventures, LLC is a majority-owned subsidiary of Sylvan Learning Systems, Inc. This offering is a best efforts direct offering by us and does not involve an underwriter.

  We are offering to certain holders of Sylvan Learning Systems, Inc. franchise license agreements or area development agreements the opportunity to make irrevocable offers to invest in our Class A convertible common stock and to receive a cash payment in the amount of $0.35 per share in exchange for their execution of the subscription agreement attached hereto as Annex A and the participation agreement attached hereto as Annex B. The subscription agreement and the participation agreement require you to make certain warranties to us regarding your investment in this offering and to support our business plan. We will receive no cash consideration for this offering of Class A stock. The specific number of shares of Class A stock and the amount of the cash payment in which you may offer to invest under this prospectus is set forth in an accompanying prospectus supplement. No one may use this prospectus to consummate sales of shares of our Class A stock unless it is accompanied by a prospectus supplement.

  The offering will commence on the date of this prospectus and the termination date will be 60 days after the date of this prospectus, unless we extend the termination date for one or more additional periods not to exceed an additional year in the aggregate. We are under no obligation to accept any offers or issue any shares of our Class A stock and we currently do not intend to do so unless we receive offers to invest in at least 2,700,000 shares; however, we may waive or lower this requirement at any time.

  Our Class A stock automatically converts, on a one-to-one basis, into common stock following the listing of our capital stock on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market. We have no current plans to list our Class A stock on any stock market or stock exchange. Also, our Class A stock is subject to restrictions on transfer. Accordingly, following this offering and for the foreseeable future, we do not expect a public market to develop for our Class A stock and it will be extremely difficult for you to sell your shares of Class A stock.

  Investing in our Class A stock involves a high degree of risk. See "Risk Factors" on Page 4.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is       2000

   You should rely only on the information contained in this document or to which we have referred you when you are considering the information in this prospectus. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   4
Forward-Looking Statements ..............................................  16
The Offering.............................................................  16
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Selected Financial Data..................................................  25
Management's Discussion and Analysis of Financial Condition and Plan of
 Operation...............................................................  26
Business.................................................................  28
Management...............................................................  38
Related Party Transactions...............................................  41
Principal Stockholders...................................................  43
Description of Capital Stock.............................................  45
Shares Eligible for Future Sale..........................................  50
Plan of Distribution.....................................................  51
Transfer Agent and Registrar.............................................  53
Legal Matters............................................................  53
Experts..................................................................  53
Additional Information...................................................  53
Index to Financial Statements............................................ F-1
Annex A Subscription Agreement........................................... A-1
Annex B Participation Agreement.......................................... B-1
Annex C Charter of eSylvan, Inc. ........................................ C-1
Annex D Tax Valuation Report............................................. D-1

                               ----------------

   Our principal executive offices are located at 34 Market Place, Baltimore, Maryland 21202, and our telephone number is (410) 843-2622. Our Internet website is eSylvan.com. The information on our website is not incorporated by reference into this prospectus.

   Sylvan, eSylvan and eSylvan.com are trademarks of Sylvan Learning Systems, Inc. All other trade names, trademarks and service marks appearing in this prospectus are the property of their holders.

                               PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in this offering. You should read the entire prospectus carefully.

Business of eSylvan, Inc.

   Sylvan Learning Systems, Inc., or Sylvan, founded our company, eSylvan, Inc., in October 1999, as an unincorporated division of Sylvan that was separately incorporated in February 2000, to deliver supplemental education to families and children through a variety of applications on the Internet. We plan to pursue this goal by establishing a website, developing or acquiring appropriate technology for the delivery of educational services over the Internet and then enrolling students. Our goal is to make our website a leading provider of online educational services.

   To date, our operations have consisted of organizational and capital raising activities, research and analysis with respect to educational opportunities on the Internet, the development of technical infrastructure and the testing of that infrastructure. As of the date of this prospectus, our website is under construction and is not publicly available, we have not generated any revenues and we do not have any sources of revenues. In order to commence operations, we will need to complete development and testing of our technology and content for the online delivery of tutoring services. Therefore, to a significant extent, the description of our business in this prospectus is based on a business model and relates to activities that are solely in the planning stage. We intend to commence offering services to the public before the end of 2000.

   Our relationships with our controlling stockholders, Sylvan and Sylvan Ventures, are essential to the successful implementation of our business plan. Most of our executive officers and each of our directors is an officer and/or a director of Sylvan or Sylvan Ventures. Sylvan provides us with the facilities, services and intellectual property necessary to implement our business plan. Specifically, pursuant to agreements, Sylvan provides us:

  . Management services--provided on an independent contractor basis at fees that are intended to be fair and reasonable for the services provided based on our utilization of such services.

  . Facilities--office space is provided in existing Sylvan facilities for a quarterly use fee and separate overhead fee based upon Sylvan's good faith estimate of our use of such facilities. If Sylvan owns a facility, the fee is based on market rent. If Sylvan leases a facility, the fee is based on Sylvan's lease payments.

  . Intellectual property--Sylvan licenses us the right to use the Sylvan name and its other trademarks and various tutoring content for an initial license fee of $1 million and a periodic, running royalty equal to 4% of our net revenues and an additional amount equal to any sales, gross receipts or similar tax imposed on Sylvan. The initial license fee of $1 million was agreed to be an initial contribution by Sylvan, and no cash was paid for the initial license fee. During the first year of this agreement we will pay royalties; however, there will be no guaranteed minimum royalty, but for each calendar year thereafter, there will be a guaranteed minimum royalty equal to 120% of the prior year's minimum royalty, with the guaranteed minimum royalty for the first calendar year of $400,000. Sylvan has agreed to reduce future royalty payments due under the terms of the license agreement by any amounts that we pay to persons who invest in this offering.

  . Tutoring services--prior to assigning a tutor to a student for a diagnostic and prescriptive program, we must request Sylvan to provide a tutor for a committed period for which we reimburse Sylvan for the salary of such tutor at an hourly rate based on the base compensation such person receives, and pay Sylvan a 30% management fee per hour of service. If Sylvan refers instructors to us, we will pay Sylvan a $100 referral fee.

  . Co-marketing arrangements--We and Sylvan will receive payments for each student referred to each other in amounts equal to 5%, up to a maximum of $100, of all revenues received by Sylvan or us, respectively, for the programs to which each referred student initially subscribes, including testing and registration fees. For each student enrollment a Sylvan franchisee generates for us, we will pay Sylvan a sales commission of 5%, up to a maximum of $100, of the revenues we receive for the first programs to which such student initially subscribes through the franchisee's center.

  . Website link--We will provide a link to Sylvan's website on our website and Sylvan will provide a link to our website on its website.

   We have entered into agreements with Sylvan Ventures under which Sylvan Ventures will provide:

  . A revolving line of credit in the amount of $10 million which terminates on December 31, 2001.

  . An investment of $20 million in our Series A preferred stock to be issued in six separate closings beginning on September 30, 2000 and ending on December 31, 2001.

  . A written commitment under which Sylvan and Sylvan Ventures agree to fund the cash requirements of our business at least through September 30, 2001.

The Offering

   We are offering up to 3,000,000 shares of Class A stock under this prospectus in separate offerings to franchise licensees under numbered franchise license agreements with Sylvan dated on or prior to July 28, 2000 relating to territories in the United States (exclusive of its territories) and Canada and certain potential franchise licensees under area development agreements with Sylvan relating to territories in the United States (exclusive of its territories) and Canada. Any potential franchise licensee under an area development agreement relating to a territory in which the potential franchise licensee was not, as of July 28, 2000, in compliance with the development schedule set forth in such area development agreement is excluded from this offering.

   The specific number of shares of Class A stock that we are offering to you is set forth in a prospectus supplement accompanying this prospectus. We will pay to each person that invests in shares of our Class A stock an amount in cash equal to $0.35 multiplied by the number of shares of Class A stock that we are offering to that person.

   As consideration for your investment in our Class A stock, you must execute and return to us two counterpart copies of each of the subscription agreement attached hereto as Annex A and the participation agreement attached hereto as Annex B.

Risk Factors

   We will be operating in a new industry and our business and securities involve a high degree of risk. The principal risks are described under "Risk Factors." Among these are the following:

  . we have no operating history which makes it difficult to evaluate our business and prospects

  . we face many risks in establishing a new business enterprise in Internet educational services

  . we have no present source of revenues and for us to generate revenues, we will need to enroll students

  .  we anticipate incurring significant losses for the foreseeable future

  . some of our competitors have substantially greater financial, technical and marketing resources and experience, operating histories, greater name recognition, established and significant customer bases and broader online product and service offerings than we have

  . As of the date of this prospectus, Sylvan Ventures, LLC, a majority owned subsidiary of Sylvan, holds 13,714,286 shares, or 97.96%, of our outstanding common stock. As a result, Sylvan Ventures controls our management and policies and will be able to control substantially all matters submitted to our stockholders for consideration, including the election of directors and all proposals for merger, liquidation, sale of substantially all of our assets and charter amendments.

  .  we need additional financing

  . our class A stock is redeemable under certain circumstances at a price that may not reflect to value of the shares of common stock into which it converts on the occurence of certain events

  .  our class A stock is subject to transfer restrictions

  . if you invest in our Class A stock, you will likely recognize ordinary income for tax purposes at the time you receive the shares

                                 RISK FACTORS

   Investing in our Class A stock involves a high degree of risk. We intend to deliver supplemental education to families and children though a variety of applications on the Internet via our website. At the present time, our website is not publicly available. You should carefully consider the risks described below before making a decision to invest in our Class A stock. If any of the following risks actually occurs, our business could be harmed. In that case, you may lose all or part of your investment. You should also refer to the other information in this prospectus, including our financial statements and the related notes.

Risks Related to Our Business

Our technology for the online delivery of tutoring services is new and untested.

   Our online program includes live, voice-based, interactive, three student to one teacher instruction with tutoring curriculum individualized to the student based upon a needs assessment supplemented by rewards for student performance. Although some other companies deliver tutoring services over the Internet, their programs may rely upon chat or message board homework help and generally do not include one or more of these features of our program. Accordingly their existing technology is not sufficient for our program. The key elements of our technology is new, has been internally developed and has not been tested in a commercial environment. This new and untested technology includes our voice-based interactive instruction, our diagnostic and assessment software and our content search engine. If we fail to integrate such technology to provide reliable service to our customers or if the reliability of our technology decreases as the number of customers in our program increases, we may fail to become profitable, which could result in a complete loss in the value of the Class A stock offered by this prospectus.

   We have no current source of revenues, our accumulated operating losses and accumulated deficit were $4.5 million and $2.3 million, respectively, as of June 30, 2000, and we expect to generate operating losses and to experience negative cash flow for the foreseeable future.

   As of June 30, 2000, we have generated no revenues, our financial statements show a net loss, and we have incurred expenses and an accumulated operating loss of approximately $4.5 million from inception, consisting primarily of legal, accounting, consulting, development, personnel and facilities costs. Our ability to generate revenue will depend on our ability to implement appropriate technology to deliver online tutoring services and attract customers to our online educational services. Following the offering, we expect to incur operating expenses to commence marketing, significantly expand our staff and to develop our technology for the online delivery of our services. During the period from July 2000 to December 2001, we currently estimate that we will expend $5 million on software and computer hardware and $2 million on online tutoring content. The costs above include forward looking statements about certain of our estimated costs through December 31, 2001. Because we are a new entrant to the Internet market, these expenditures may be significantly higher than we anticipate. We will incur other costs during this period, including, but not limited to marketing and advertising, personnel and legal, accounting and investment banking fees, so these costs do not include an estimate of our total costs or expenses through December 31, 2001. Our expenses generally will precede revenues. If these expenses are not followed by sufficient revenues, our business may not become profitable which could result in a complete loss in the value of the Class A stock offered by this prospectus. If online tutoring fails to gain acceptance, it is unlikely that eSylvan will ever become a viable business.

We have been operated as a separate entity for less than one year, and for the foreseeable future we will remain substantially dependent upon our majority stockholder for operational support and financing.

   From inception on October 1, 1999 through February 2, 2000 we operated as an unincorporated division of Sylvan, from February 3, 2000 to June 29, 2000 we operated as a subsidiary of Sylvan, and since June 30 we have operated as a majority-owned subsidiary of Sylvan Ventures. Pursuant to separate agreements, Sylvan provides us with facilities, management services, the intellectual property, including the eSylvan name marketing referrals and a website link to the Sylvan website. Sylvan Ventures has met our estimated financing needs through December 31, 2001 with a $10 million line of credit, which expires on that date, its agreement to invest $20 million in our Series A preferred stock and its commitment, with Sylvan, to fund the cash requirements of our business at least through September 30, 2001. We believe that we cannot replace the services and intellectual property that Sylvan provides to us or the financing that Sylvan Ventures provides to us on reasonable terms, if at all. Accordingly, if Sylvan or Sylvan Ventures terminates its support of our business plan, we may not be able to commence operations, or if we commence operations, we may not become profitable. See "Related Party Transactions."

We will need additional financing.

   We expect to experience negative cash flow from operations for the foreseeable future. We expect that our available funds will be insufficient to meet our expected needs for working capital and capital expenditures after December 31, 2001. Accordingly, we will need to raise additional funds prior to December 31, 2001. If we raise additional funds through the issuance of equity or debt securities, then these securities may have rights, preferences or privileges senior to the rights of the Class A stock, and holders may experience dilution. We cannot be certain that additional financing will be available to us on favorable terms when required or at all. If we fail to raise necessary financing, we may not be able to continue operations which could result in a complete loss in the value of the Class A stock offered by this prospectus.

   Our business strategy is new, evolving, unproven and subject to change and may not generate revenue opportunities.

   Our business objective is to become the premier website that students and their parents trust for tutoring and college entrance exam preparation services and rely on as a preferred destination for educational content. Our business strategy is new, evolving and unproven. Due to the rapidly changing nature of the Internet, we are continuously modifying our business strategy and expect to continue to modify our strategy in the future. Our business model assumes that students and their parents will be attracted to and will use educational information and related services available on our website which will, in turn, allow us the opportunity to market fee-based services and advertising designed to reach those consumers. Our current business strategy may not be successful, and, if it is not successful, we may not be able to modify it in a timely and successful manner. In addition, we may not be able to develop successful business strategies to capitalize on opportunities in new and unproven areas.

Consumers may not accept an online source for tutoring services.

   Our success depends on attracting and retaining online consumers. Some factors that could prevent consumer acceptance of online tutoring services, and consequently our ability to generate our revenues, include:

  .  student or parent preference for in-person tutoring relationships

  . pricing that does not meet consumer expectations of finding "the lowest price on the Internet"

  .  lack of consumer awareness of our online presence

We may fail to retain and integrate key personnel.

   Our success depends on our senior management. Loss of the services of our senior management would harm our business. Our senior management may not perform effectively as individuals or work together as a team. Our success also depends on our ability to attract, retain and motivate skilled employees, including trained instructors and information technology specialists. Competition for these skilled employees is intense. We expect to experience difficulty in hiring and retaining skilled employees. We have no employment contracts with our employees.

Quarterly operating results may fluctuate significantly.

   Once we commence operations, we expect our revenues and operating results to vary significantly from quarter to quarter due to a number of factors. These factors include:

  . our ability to attract customers at a steady rate, retain them once the relationship is established and maintain customer satisfaction

  .  our ability to establish and maintain positive gross margins

  . changes in the growth rate of Internet usage and online user traffic levels

  . the timing and amount of costs relating to the establishment and expansion of our operations

  .  improvements to our computer systems from time to time

  .  costs of compliance with increased government regulation of the Internet

  .  general economic and market conditions

   Some factors that may affect our operating results are outside of our control, such as the growth rate of Internet usage, the expenses of compliance with increased government regulation of the Internet and economic conditions. As a result of these factors and our absence of operating history, our future revenues are difficult to forecast.

If we do not establish, maintain and strengthen our brand we may not attract users to our website or generate revenue opportunities.

   We must expend resources to establish the eSylvan brand and promote our services. We are in competition with a number of Internet companies currently seeking to establish their names as dominant brands in the online tutoring market. The following factors may affect our ability to successfully establish our brand and generate traffic on our website:

  . students must, among other things, perceive our content as relevant and reliable

  . companies that provide complementary or related services must, among other things, consider our website to be professional, reliable and well operated

  . teachers and parents must view our site as an appropriate destination for students requiring tutoring services

   We intend to pursue an aggressive online direct response marketing campaign to establish, maintain and grow our brand. Our other advertising efforts will also be designed to strengthen our brand. If our promotional efforts are unsuccessful, we may fail to generate traffic on our website or sufficient revenues to become profitable which could result in a complete loss in the value of the Class A stock offered by this prospectus.


We face intense competition.

   We compete with numerous providers of tutoring services, including other online companies as well as traditional bricks and mortar tutoring providers. Sylvan, our controlling stockholder, is a bricks and mortar provider of tutoring services through company-owned and franchised learning centers and, to the extent that its customers find online tutoring to be more convenient, we may compete with Sylvan. Some of our competitors have greater access to capital than we do and use these resources to engage in aggressive advertising and promotion campaigns such as offering free services to attract new consumers. We also intend to advertise and offer promotions, but we do not intend to engage in strategies that we believe offer little benefit from the perspective of consumer loyalty and repeat business. Nevertheless, the current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond.

   We expect than competition will continue to increase because of the relative ease with which new websites may be developed. Individual tutors, for example, can easily and at low cost establish a rudimentary web presence and compete with us on the Internet in their local markets. Traditional media companies and existing bricks and mortar companies can also establish a web presence with relative ease. The nature of the Internet as an electronic delivery medium for services (which may, among other things, facilitate competitive entry and price comparisons) may also render it inherently more competitive than traditional formats of service delivery. Increased competition may reduce our gross margins, cause us to lose market share, decrease the value of the eSylvan brand, prevent us from generating revenues and becoming profitable and result in a complete loss in the value of the Class A stock offered by this prospectus.

We may lose users if we do not adapt to rapid technological change and provide tools and features which meet the changing demands of our users.

   The Internet market is characterized by rapidly changing technology, evolving industry standards and frequent new service announcements. We must adapt to our rapidly changing market by continuing to improve the performance, features and reliability of our website and, in particular, its functionality with new versions of web browsers and other platforms. We also could incur substantial costs if we need to modify our services or infrastructure in order to adapt to these changes. If we fail to keep pace with technological advancements, our consumers may not use our website and instead may use our competitors' services. In addition, we must provide informational content, interactive tools and other features that consumers demand in order to continue to attract and retain our consumer audiences. We must allocate significant resources to continue to improve our website, and we must properly anticipate, identify and respond to changes in consumer demands. If we fail to respond to changes in consumer demand, expand the scope of our content and services, introduce new services quickly and efficiently, or if our content and services fail to achieve market acceptance, traffic on our website could be materially and adversely affected.



We expect to incur expenses for compensation paid to Sylvan for participating in our program.

   We expect to incur significant expenses for the consideration we plan to pay to Sylvan for the provision of instructors, education developers and other professionals. Specifically, prior to assigning a tutor to a student for a diagnostic and prescriptive program, we must request Sylvan to provide a tutor for a committed period for which we reimburse Sylvan for the salary of such tutor at an hourly rate based on the base compensation such person receives, and pay Sylvan a 30% management fee per hour of service. If Sylvan refers instructors to us, we will pay Sylvan a $100 referral fee. The amount of these fees was not determined through arms length negotiation and such fees may be in excess, perhaps substantially so, of the cost to retain such professionals on the open market from unaffiliated third parties.

Our computer and communications systems may fail or experience delays.

   Our success, and in particular our ability to provide quality customer service, depends on the efficient and uninterrupted operation of our computer systems. Systems interruptions may result from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts and problems related to our equipment. Our website may also experience disruptions or interruptions in service due to failures by third-party communications providers. We will depend on communications providers and our website host to provide our consumers with access to our website. In addition, our consumers depend on their own Internet service providers for access to our website. Periodic systems interruptions will occur. These occurrences may cause consumers to perceive our website as not functioning properly and therefore cause them to stop using our services. Systems interruptions that last more than a few hours would harm our business.

We are substantially dependent upon Sylvan for our use of the eSylvan brand.

   Sylvan licenses us the right to use the eSylvan name and its other trademarks and various tutoring content for an initial license fee of $1 million and a periodic, running royalty equal to 4% of our net revenues and an additional amount equal to any sales, gross receipts or similar tax imposed on Sylvan. The initial license fee of $1 million was agreed to be an initial capital contribution by Sylvan, and no cash was paid for the initial license fee. During the first year of this agreement, there will be no guaranteed minimum royalty, but for each calendar year thereafter, there will be a guaranteed minimum royalty equal to 120% of the prior year's minimum royalty, with the guaranteed minimum royalty for the first calendar year of $400,000. Sylvan has agreed to reduce future royalty payments due under the terms of the license agreement by any amounts that we pay to persons who invest in this offering. This agreement has an initial term of five years and it will terminate on the fifth anniversary of the effective date; provided, however, that the license with respect to content is perpetual for the duration of the applicable copyrights and will not otherwise terminate. We have the option to renew the agreement for an additional five years and no initial license fee will be owed for that renewal term. We believe that we cannot replace the intellectual property that Sylvan has licensed to us under this agreement on reasonable terms if at all. Accordingly, if Sylvan terminates the license agreement, we may not be able to commence operations, or if we commence operations, we may not become profitable which could result in a complete loss in the value of the Class A stock offered by this prospectus. See "Related Party Transactions."

Others may infringe upon or misappropriate our intellectual property rights.

   The intellectual property rights that we license from Sylvan for use on the Internet are critical to our success. These intellectual property rights include the use of the eSylvan name, the eSylvan.com website and the Sylvan tutoring content that we have adapted for the online delivery of tutoring services. We believe that our ability to leverage Sylvan's existing reputation with respect to the provision of tutoring services in bricks and mortar centers to generate brand recognition and loyalty for our online tutoring business is the key to our marketing plans and will save us substantial amounts in advertising expenses. Further, our rights to Sylvan's proven tutoring content has permitted us to adapt existing content to the needs of our online business at a savings to us of both time and development expense. We will rely on trademark and copyright law, trade secret protection and confidentiality, license and other agreements with customers, other companies and others to protect our proprietary rights. The steps taken to protect this intellectual property may not be adequate, and third parties may infringe upon or misappropriate our intellectual property rights. Our efforts to protect our intellectual property rights may result in litigation. Intellectual property litigation is expensive and can divert management's attention from the operation of our business.

The market data upon which we have based our business plan may not be accurate and has not been verified independently.

   Much of the market and related data upon which we have based our business plan including our estimates of future revenues, expenses and required financing, was obtained from industry publications and reports prepared by independent sources. We have not independently verified the accuracy of such information. We have not independently generated or verified this market data because we do not currently have the capacity to do so, nor do we currently have the resources to acquire the capacity to do so. The methodology typically used in compiling market and related data (including the fact that such data are usually based upon a selected sampling of the market or population rather than a survey of the market or population as a whole) means that the data are subject to uncertainties and estimations. If the market data upon which we have relied in developing our business plan is materially inaccurate our estimates with respect to future revenues, the expenses necessary to generate future revenues, need for and timing of future financing and profitability are likely to be inaccurate which, depending on the nature of such inaccuracies, could affect the viability of our business plan and result in a complete loss in the value of the Class A stock offered by this prospectus.

Sylvan Ventures' and Sylvan's ownership of over 70% of our outstanding voting stock on a fully diluted basis and the presence of interlocking directors and officers could prevent a change of control.

   Sylvan Ventures owns a substantial majority of our outstanding voting stock on a fully diluted basis. Sylvan Ventures is a majority-owned subsidiary of Sylvan. Christopher Hoehn-Saric, our chairman, chief executive officer and director is a director and former co-chief executive officer and chairman of Sylvan and chairman, president and a manager of Sylvan Ventures. B. Lee McGee, our senior vice president, chief financial officer, treasurer, assistant secretary and director is executive vice president, chief financial officer and treasurer of Sylvan Ventures. Robert Zentz, our secretary, assistant treasurer and director is vice president and general counsel of Sylvan and secretary of Sylvan Ventures. Peter Cohen, our director and assistant secretary, is president of Sylvan. Other officers and employees also have relationships with Sylvan or Sylvan Ventures. As a result, the directors and officers of Sylvan and Sylvan Ventures will be able to control our day-to-day operations and the outcome of substantially all matters submitted to our stockholders for approval, including the election of directors and any proposed merger, liquidation, transfer or encumbrance of a substantial portion of our assets, or amendment to our charter to change our authorized capitalization. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company even if it would be beneficial to our stockholders. See "Principal Stockholders."

Our control by Sylvan Ventures and Sylvan and the presence of interlocking directors and officers could create potential conflicts of interest.

   Christopher Hoehn-Saric, our chairman, chief executive officer and director is a director and former co-chief executive officer and chairman of Sylvan and chairman, president and a manager of Sylvan Ventures. B. Lee McGee, our senior vice president, chief financial officer, treasurer, assistant secretary and director is executive vice president, and chief financial officer and treasurer of Sylvan Ventures. Robert Zentz, our secretary, assistant treasurer and director is vice president and general counsel of Sylvan and secretary of Sylvan Ventures. Peter Cohen, our director, is president of Sylvan. Other officers and employees also have relationships with Sylvan or Sylvan Ventures. Because of these relationships and the fact that several of our officers own equity interests in Sylvan or Sylvan Ventures, our directors and officers have conflicts of interest when making decisions related to transactions between us and Sylvan Ventures or Sylvan. These conflicts of interest include possible competition between Sylvan and us for tutoring customers, the demands for management attention placed upon our executive team by the other companies they serve, whether another company or we should be presented business or financing opportunities that present themselves to our management team and the extent of Sylvan resources that will be made available to us under our agreements with Sylvan for implementation of our business plan. The ability of Sylvan Ventures and Sylvan to control the outcome of matters submitted to stockholders together with the potential conflicts of interest of their affiliates who also serve as our executive officers could adversely affect the operation of our business. These factors could limit the price that investors might be willing to pay for our securities in the future. In addition, those persons serving as both our officers and key employees and those of Sylvan Ventures and Sylvan have not committed to devote any specific percentage of their business time to us. The competing claims upon each officer's time and energies could divert attention from our affairs, placing additional demands on our resources. The efforts of all or any of these individuals may not be sufficient to meet both our needs and those of Sylvan Ventures and/or Sylvan. If we were deprived of access to the members of our management team, or other personnel, or lost access to these services altogether, we may not be able to meet the objectives set forth in our business plan which could result in a complete loss in the value of the Class A stock offered by this prospectus. See "Related Party Transactions."

Risks Related to the Internet

We depend on continued growth in use of the Internet and online commerce.

   Our success depends upon the ability of the Internet infrastructure to support increased use. The performance and reliability of the Internet may decline as the number of online users grows or bandwidth requirements increase. The Internet has experienced a variety of outages due to equipment malfunctions, human error and physical damage to portions of its infrastructure. If outages or delays frequently occur in the future, Internet usage (including usage of our website) could grow slowly or decline. Concerns about inadequate Internet infrastructure, security, reliability, accessibility, privacy and the availability of cost-effective, high-speed service also may inhibit growth in Internet usage. Even if the necessary infrastructure or technologies develop, we may incur significant costs to adapt our operating strategy.

We may be sued due to privacy or security concerns.

   Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online service delivery. To transmit confidential information securely, we will rely on encryption and authentication technology licensed to us by third parties. Events or developments may result in a compromise or breach of the encryption software that we use to protect consumer transaction data. Any penetration of our network security or misappropriation of our consumers' personal information could subject us to liability.

   Furthermore, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any breaches. Our business may be harmed if our security measures do not prevent security breaches.

   Claims may be based on other misuses of personal information, such as for unauthorized marketing purposes. Websites typically place identifying data "cookies" on a user's computer hard drive without the user's express consent. We may use cookies for a variety of reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts. Most currently available Internet browsers allow users to remove cookies at any time or to prevent cookies from being stored on their computer hard drives. In addition, some commentators, privacy advocates and governmental bodies have suggested that the use of cookies be limited or eliminated. The Federal Trade Commission and several states have investigated the use of personal information by online companies. We may incur expense if regulations regarding the use of personal information are introduced or if our privacy practices were investigated. Any claims that may be brought against us would be expensive to defend even if these claims are determined to be without merit.

Government regulation and legal uncertainties could add additional burdens to doing business on the Internet.

   Laws and regulations applicable to Internet communications, commerce and advertising are becoming more prevalent. Online commerce is new and rapidly changing, and federal, state and foreign regulations relating to the Internet and online commerce are evolving. Due to the increasing popularity of the Internet, it is probable that new laws and regulations will be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and could otherwise harm our business. In addition, many existing laws governing issues such as advertising, property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy are now being applied to the Internet. Most of these laws were adopted prior to the advent of the Internet and do not necessarily apply easily to the unique issues of the Internet. New laws applicable to the Internet may impose substantial burdens on companies conducting business over the Internet. In addition, the growth and development of online commerce has already prompted calls for more stringent consumer protection laws in the United States and abroad. As one example, the European Union has adopted a privacy directive that may well have an effect on websites in the United States. Compliance with that directive, or other regulatory activities of foreign governments, could have a significant effect on our business.

   Several telecommunications carriers have asked the Federal Communications Commission to regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet and online service providers and to impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. In this event, our business could be negatively impacted.

   The Federal Trade Commission has already promulgated a number of regulations and proposed regulations that are designed specifically to deal with e-commerce and has several on-going industry studies that might result in further regulation.

   Historically the use of encryption on the Internet has provoked national security concerns among certain governments. While the current posture of the United States is to permit the use and export of strong encryption, law enforcement agencies here and abroad are pressing for changes that could have an adverse effect on our ability to protect customer privacy through encryption.

We may be liable for information displayed on and communicated through our website.

   We may be subjected to claims for defamation, negligence, copyright or trademark infringement or other theories relating to the information that we publish on our website. These claims have been brought against online companies as well as print publications in the past. Based on hyperlinks that we provide to other websites, we may also be subjected to claims based upon online content that we do not control but that is accessible from our website. Any claims that may be brought against us would be expensive to defend even if these claims are determined to be without merit.

Registration of similar domain names may result in a diversion of our potential customers to other websites.

   For the foreseeable future, we will substantially rely on the eSylvan.com domain name as a significant means of attracting potential customers to our website. Domain names are registered by a growing number of organizations around the world. Governing authorities could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to prevent others from adopting and using domain names that might result in a diversion of our potential customers to competing websites. While there is a growing number of cases in which "domain name piracy" has been redressed, the law in this area is evolving and not totally effective in preventing use of confusingly similar domain names. While it is possible that others might claim that our own domain name--eSylvan.com--infringes their rights, we are not aware of any such claim and believe we have the right to maintain and use that domain name. However, if we were subsequently unable to continue using that domain name, we might experience a significant loss of business.

Risks Related to this Offering

The value of the shares of Class A common stock offered by this prospectus and the benefits set forth in the participation agreement may not equal or exceed the value of the obligations undertaken by Sylvan franchisees in the participation agreement in exchange for the shares and benefits.

   We have not undertaken a valuation of the obligations of Sylvan franchisees under the participation agreement that are undertaken in exchange for our Class A stock, cash payment and the benefits set forth in the participation agreement and the value of these obligations may be greater than, and possibly much greater than, the value of our Class A stock, the cash payment and the benefits. Under the participation agreement, you will agree to adhere to Sylvan's directives concerning promotion of our business, that our business is distinct from Sylvan and your rights under your agreement with Sylvan, that your agreement with Sylvan does not prevent it from starting our business, seeking investors in our business or licensing its intellectual property to us and that you will not assert any claim against Sylvan or us with respect to our business or the offering of our services to the public. In the event that you invest in this offering, Sylvan will pay you a reverse royalty based on the revenues we generate in the areas covered by your agreement with Sylvan. The reverse royalty will be 75% of royalty revenues we pay to Sylvan derived from your areas. You will not receive a reverse royalty until we pay Sylvan an amount based on the revenues we generate in areas covered by your agreement with Sylvan equal to $0.47 multiplied by the number of shares of our Class A stock that you hold as of the date of the participation agreement. Other obligations under the participation agreement and the benefits connected with those obligations are voluntary on your part. The formulas determining the number of shares, the amount of the cash payment and the amount of the reverse royalty that you will receive if you invest in this offering will be the same for all investors in the offering.

We do not intend to pay dividends.

   We do not currently intend to pay any dividends on our Class A stock or the common stock into which it may be converted.

If your franchise license agreement or area development agreement with Sylvan terminates, you will continue to have certain obligations under the participation agreement.

   If the participation agreement terminates, your representations, warranties, and agreements as described below will remain in effect unless the participation agreement terminates as a result of a material default by
Sylvan:

  . Our business is separate and distinct from Sylvan and the rights granted to you as licensee under your franchise license agreement or potential licensee under your area development agreement with Sylvan

  . Nothing in your franchise license agreement or area development agreement with Sylvan or the relationship created thereby prevents or restricts Sylvan from establishing our business, seeking independent investors in our business, licensing to us the right to use Sylvan proprietary rights, including all Sylvan trademarks, service marks, copyrighted materials, know how, programs, systems, teaching techniques, diagnostic tests and academic and prescriptive educational courses or programs for us to use in developing our business

  . Sylvan may contract with us to provide administrative or other services and may jointly promote and advertise the Sylvan Learning Center System and our business

  . You shall not assert any claim you may now or in the future have against Sylvan or us with respect to the establishment or development of our business or the offering of our products and services to the public in accordance with the participation agreement and our agreements with Sylvan and the Program Agreement

  . We are a beneficiary of the waivers set forth above and that we have the right directly to enforce our rights under the participation agreement.

  . If more than one person signs a participation agreement as participant, all such persons will be jointly and severally liable for the liabilities and obligations of the participant under the participation agreement.

   Sylvan may condition its consent to the transfer of your franchise license agreement or area development agreement upon the acceptance by the transferee of the representations, warranties, and agreements as described above and may require that you assign your rights to the reverse royalty and optional benefits under the participation agreement to the transferee.

We do not intend to register under the Securities Exchange Act of 1934 and accordingly we will not be subject to the requirements of such law.

   We do not currently intend to register our Class A stock with the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended. Accordingly, we will not be required to comply with a number of requirements of the Exchange Act, including the proxy rules. Specifically, in the event we solicit proxies for any stockholder action, the disclosure and substantive requirements of the proxy rules will not apply to that solicitation. Furthermore, our officers and directors, and holders of 10% or more of our capital stock, will not be subject to the provisions of the Exchange Act relating to short-swing profits and the reporting of their purchases and sales. Further, acquirers of more than five percent of our outstanding capital stock will not be subject to disclosure requirements under
Section 13(d) of the Exchange Act. In the event that after the beginning of our next fiscal year, our Class A stock is held of record by less than 300 persons, we may be entitled to terminate our obligation to comply with the periodic reporting requirements of the Exchange Act. In the event we terminate our obligation to comply with the periodic reporting requirements of the Exchange Act, any reports that we furnish to our stockholders may not include all of the information that would be included in periodic reports filed under the Exchange Act. Termination of our reporting obligations under the Exchange Act therefore would reduce the information available to stockholders about our business and financial condition.

Our Class A Convertible Common Stock is not a liquid investment.

   No market exists for our Class A stock or any of our securities and we do not expect that a market for our Class A stock will develop in the future. No public market may ever develop for any of our securities. Our charter contains provisions that restrict the transfer of our Class A stock for the foreseeable future. See "Description of Capital Stock--Class A Convertible Common Stock; Annex C."

   In connection with this offering you will be required to execute a subscription agreement which imposes significant contractual restrictions on the resale of shares of common stock into which Class A stock is convertible until up to 180 days following the effective date of our initial public offering registration statement and your share certificates may carry a legend to reflect these restrictions. See "The Offering--Subscription Agreement;" "Annex A." You should not expect to be able to sell our Class A stock or otherwise liquidate your investment, even in an emergency or if your circumstances change. Moreover, if a sale were possible, the price that you would receive may not equal or exceed the value of your investment. You must be prepared to bear the economic risk of holding our Class A stock for an indefinite period of time. The certificates representing our Class A stock will bear appropriate legends referring to restrictions on transferability imposed by the contractual restrictions, the Securities Act of 1933 and applicable state securities laws.

Our Class A Convertible Common Stock is subject to redemption at a price that may not reflect the fair market value of the common stock into which it may convert.

   Our Class A common stock is subject to redemption at our option in the event of the death (under certain circumstances) or dissolution of the holder, of an involuntary transfer by the holder, including bankruptcy and divorce, the transfer restrictions are held invalid and a holder attempts to make a transfer, a franchise license agreement or area development agreement terminates or of a transfer of a franchise license agreement or area development agreement (under certain circumstances). The redemption price per share of Class A stock redeemed, as discussed above, will be the greater of $0.875 or the most recently appraised value per share of the Class A stock as determined or approved by our Board of Directors. Due to the transfer restrictions and terms and conditions of redemption and conversion of the Class A stock and the timing of the most recent appraisal, the redemption value of a share of Class A stock will likely be substantially less than the fair market value of the shares of common stock into which that share of Class A stock would convert upon the occurrence of an event giving rise to a conversion.

Under our business plan, investors will experience dilution with future stock issuances.

   We currently intend to finance a significant amount of our growth with shares of our capital stock. As of the date of this offering we will have 100 million authorized shares of capital stock. As of the date of this prospectus, we have 14 million shares of common stock outstanding. In addition, we have 3 million shares of common stock reserved for options under the 2000 eSylvan, Inc. Omnibus Stock Plan. On June 30, 2000, we entered into a stock purchase agreement with Sylvan Ventures under which Sylvan Ventures agreed to purchase an aggregate of 10,526,316 shares of our Series A Preferred Stock in equal closings on the last day of each of our fiscal quarters through December 31, 2001 at an aggregate price of $20 million which represents a price per share of $1.90. Sylvan Ventures was initially capitalized on June 30, 2000. Our Series A Preferred Stock contains anti-dilution provisions that may increase the dilution experienced by our existing stockholders in the event of future issuances. See "Description of Capital Stock--Series A Preferred Stock." Our charter permits us to increase the number of authorized shares of stock by vote of the board of directors without the approval of our stockholders. Consequently, we will be able to finance our growth by issuing significant amounts of additional shares of capital stock without obtaining stockholder approval of these issuances. To the extent we are successful in financing our growth through the issuance of capital stock (of which, currently over 80 million shares may be issued as part of future sales), dilution in percentage ownership will be experienced by existing stockholders. In addition, dilution in percentage ownership will be experienced by existing stockholders upon the issuance of our Series A Preferred Stock and upon the exercise of any options or warrants that we have granted or will grant in the future.

If you invest in our Class A Convertible Common Stock, you will be likely to recognize ordinary income for tax purposes at the time you receive your shares.

   If you invest in this offering you will be likely to recognize ordinary income equal to the amount of cash you receive and the fair market value of the stock received. This income generally will be recognized at the time you receive the stock and will generally be subject to tax at ordinary income tax rates. Such income will also generally be subject to applicable employment taxes, and may also be subject to applicable state and local income taxes. Our board of directors in reliance
upon the tax valuation report of [     ], an investment banking firm, attached
as Annex D to this prospectus, has determined that, as of the date of this prospectus, the per share value of the Class A common stock to be issued under this prospectus is $0.875. You are urged to consult your tax advisor with respect to the United States federal, state, local and foreign tax consequences of your investment in this offering. See "The Offering--Certain Federal Income Tax Consequences."

Holders of our Series A Preferred Stock are entitled to five votes for each share of common stock into which the Series A Preferred Stock may be converted and is entitled to anti-dilution protection not available to holders of our Class A stock.

   The terms of our Series A Preferred Stock are listed under the heading "Description of Capital Stock--Series A Preferred Stock." The holders of our Series A Preferred Stock are entitled to certain voting rights, conversion rights and anti-dilution protection. Dilution in percentage ownership may be experienced by you upon the conversion of our Series A Preferred Stock. In addition, Sylvan Ventures, the holder of our Series A Preferred Stock is entitled to five votes for each share of common stock into which the Series A Preferred Stock held of record by Sylvan Ventures may be converted on all matters submitted to a vote of stockholders.


                        FORWARD-LOOKING STATEMENTS

   Many statements made in this prospectus under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Risk Factors."

   You may identify forward-looking statements by the use of words like "believes," "intends," "expects," "may," "will," "should" or "anticipates," or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. Although we believe that the expectations reflected in our forward-looking statements are reasonable, our expectations may prove incorrect. We cannot assure you that our future results, levels of activity and achievements will occur as we expect. Except as required by applicable securities laws, we disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information or future events or otherwise.

                               THE OFFERING

Class A Convertible Common Stock offered by this
 prospectus......................................... 3,000,000
Use of proceeds..................................... There will be no proceeds to us from this offering

Shares Offered

   We are offering up to 3,000,000 shares of Class A convertible common stock under this prospectus in separate offerings to franchise licensees under numbered franchise license agreements with Sylvan dated on or prior to July 28, 2000 relating to Sylvan franchise territories in the United States (exclusive of its territories) and Canada and certain potential franchise licensees under area development agreements with Sylvan relating to Sylvan franchise territories in the United States (exclusive of its territories) and Canada. Any potential franchise licensee under an area development agreement relating to a territory in which the potential franchise licensee was not, as of July 28, 2000, in compliance with the development schedule set forth in such area development agreement is excluded from this offering. We currently do not intend to sell any shares of our Class A stock unless we receive offers to invest in at least 2,700,000 shares, which number represents 90% of the shares offered by this prospectus. In our sole discretion, however, we may lower or eliminate this requirement at any time.

   The specific number of shares of Class A stock that we are offering to you is set forth in a prospectus supplement accompanying this prospectus that sets forth your name and the number of your franchise license agreement and/or the territory of your area development agreement with Sylvan. No one may use this prospectus to consummate sales of shares of our Class A stock unless it is accompanied by a prospectus supplement. The delivery in any jurisdiction of this prospectus together with a prospectus supplement relating to a specific offering of our Class A stock shall not constitute an offer in that jurisdiction of any other securities covered by this prospectus but not described in the prospectus supplement.

   In connection with this offering, we will pay to each person that invests in shares of our Class A stock an amount in cash equal to $0.35 multiplied by the number of shares of Class A stock that we are offering to you.

   Please note that if you are party to more than one franchise license agreement with Sylvan or if you are party to an area development agreement with Sylvan pertaining to more than one Sylvan franchise territory, you will receive a separate solicitation for each franchise license agreement and each area development agreement territory.

   The number of shares that we offer to you, as included in the prospectus supplement relating to our offering to you, was determined as of July 28, 2000, by multiplying the number of shares that we are offering in your country by a fraction, the numerator of which is the K-12 student age population in the territory set forth in your franchise license agreement or area development agreement with Sylvan, and the denominator of which equals the total K-12 student age population in all Sylvan licensed territories in your country which was 31,532,690 for the United States and 2,664,547 for Canada. We determined the number of shares we are offering in your country by multiplying the total number of shares that we are offering under this prospectus by a fraction, the numerator of which is the reported 1999 gross revenues from licensed Sylvan centers in your country (exclusive of its territories), and the denominator of which is the total 1999 reported gross revenues from licensed Sylvan centers in both the United States (exclusive of its territories) and Canada. Based on this calculation, we intend to offer up to 2,850,000 shares and up to 150,000 shares with respect to franchise license agreements or area development agreement territories located in the United States and Canada, respectively. The basis for determining how many shares we offer you is the same for all persons being offered shares of our Class A Common Stock in this offering.

   We determined the formula described above and the other terms by which Sylvan franchisees may participate in our business, as described in the form of participation agreement attached hereto as Annex B, through more than nine months of negotiations between our representatives and the board of directors of the Sylvan Franchise Owners Association, Inc., or FOA. The FOA was chartered by Sylvan franchisees to share information, represent the views of franchisees to Sylvan's management and to participate with Sylvan in the management of critical resources. Membership in the FOA is open to all Sylvan franchisees and a majority of Sylvan franchisees are currently members. The board of directors of the FOA is comprised of up to ten FOA members representing its member franchisees in four regions in the United States and one region in Canada that are elected to two year terms.

   If we receive offers to invest in at least 2,700,000 shares, or such lesser number of shares as we may determine, prior to the termination of the offering, at the final closing, we will offer one half of the shares offered by this prospectus that remain unsubscribed, up to a maximum of 150,000 shares, to the SLC National Advertising Fund, Inc. ("SNAF") on substantially the terms set forth in the subscription agreement attached hereto as Annex A and at a price equal to the par value of such shares. SNAF oversees a fund contributed by Sylvan and its franchisees which is used for the purpose of preparing and placing national advertising materials, programs and public relations activities for Sylvan Learning Centers. SNAF is a non-stock corporation of which Sylvan and the FOA are the sole members and it is operated by a four-member board of directors, two members of which are appointed by each of Sylvan and the FOA.

Transfer Restrictions

   Any transfer of shares of Class A stock except to us shall be null and void and the intended transferee of the shares shall be deemed never to have had an interest in the shares. The restrictions on transfer described in the preceding sentence shall terminate upon the earlier to occur of September 30, 2010 or any of the following events:

  . a determination of our board of directors

  . the cessation of our business,

  . our bankruptcy, liquidation, receivership, or dissolution, or assignment for the benefit of creditors,

  . in the event a holder of Class A stock that is party to a franchise license agreement or area development agreement with Sylvan dies, for a period of 30 days following the death of such holder, such restrictions on transfer willl not apply solely with respect to a transfer to a member or members of the immediate family of the deceased holder that becomes a party to the deceased holder's franchise license agreement or area development agreement with Sylvan if the new holder or holders acknowledge in writing that the shares remain subject to the transfer restrictions set forth in the deceased holder's subscription agreement, or

  . in the event a holder of Class A stock that is party to a franchise license agreement or area development agreement with Sylvan transfers its franchise license agreement or its area development rights with respect to a specific territory, such restrictions on transfer will not apply solely with respect to a simultaneous transfer to the transferee of the franchise license agreement or area development rights if such transferee receives all shares of Class A stock issued under the subscription agreement that sets forth the transferred franchise license agreement number or area development agreement territory for the which the development rights have been transferred, such transferee becomes a party to a franchise license agreement or area development agreement with Sylvan, and such transferee acknowledges in writing that the transferred shares of Class A stock remain subject to the transfer restrictions set forth in the transferor's subscription agreement.

   As a condition to this offering, you must agree that if requested by the underwriter for our first firm commitment underwritten public offering of shares of our stock in which:

  . the aggregate price paid for such shares by the public is $10,000,000 or more in cash, and

  . the price paid by the public for such shares reflects a preoffering valuation of $40,000,000 or more you will execute and deliver to the underwriter a written agreement that restricts the transfer of your stock, without the prior written consent of the underwriter, for a period not in excess of the lesser of the lock-up period applicable to securities issued pursuant to our omnibus stock plan or 180 days. We have not yet determined the lock-up period applicable to securities to be issued pursuant to our omnibus stock plan; however we expect that such period will not be more than 180 days. This written agreement shall apply to shares of Class A stock purchased under this prospectus and all other shares of stock and all other equity securities that you now own or which may be issued to you in consequence of any additional issuance, purchase, conversion, exchange or reclassification of shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split, share dividend, or which you acquire in any other manner. See "Annex A;" "Annex C."

   We currently estimate that this offering will cost us approximately $350,000. We will pay the expenses of this offering with our existing capital or by drawing upon our line of credit with Sylvan Ventures.

Subscription Agreement (See Annex A, hereto)

   If you decide to invest in this offering, you must execute and forward to us a copy of the subscription agreement, a form of which is attached and made a part of this prospectus and the material terms and conditions of which are described below. By executing the subscription agreement you will be making an irrevocable offer to invest in shares of our Class A stock and to receive $0.35 in cash for each share of our Class A stock in which you invest in exchange for entering into the participation agreement. Your offer will be irrevocable because we will rely on your offer in determining whether to go forward with the offering. See "Plan of Distribution."

   Under the terms of the subscription agreement, you represent, warrant and acknowledge as follows:

  . As of July 28, 2000 and as of the date of the subscription agreement, you are the person that is party to the franchise license agreement or area development agreement that is described in the subscription agreement and prospectus supplement that relate to our offering to you

  . In the event you are party to an area development agreement, as of July 28, 2000 and as of the date of the subscription agreement, you were in compliance with the development schedule set forth in that area development agreement

  . You have duly authorized the execution and performance of the subscription agreement and the participation agreement

  . You require no consents or approvals for the execution of the subscription agreement or the participation agreement

  . The subscription agreement and the participation agreement will not conflict with any of your other obligations

  . You are acquiring shares of our Class A stock for investment, for your own account and not with a view to or for sale in connection with any distribution thereof or with any intention of disposing of the same or any interest therein

  . You are exercising your own business judgment in determining whether to make an offer to invest in shares of our Class A stock using such tax, financial and legal advice as you deem appropriate, and you have received and reviewed this prospectus and the prospectus supplement relating to our offering to you

  . You acknowledge that you are free to enter into the participation agreement with Sylvan without offering to invest in our Class A stock

   Under the terms of the subscription agreement, you agree as follows:

  . Upon the request of the underwriter of a public offering of our capital stock you will execute an agreement restricting the transfer of all shares of our capital stock that you then hold for up to 180 days. See "Description of Capital Stock--Class A Convertible Common Stock."

  . To the extent that determining the value of shares of our Class A stock is necessary for any federal, state, local or foreign tax purpose, the value of the shares shall be $0.875 per share.

  . You are receiving shares of our Class A stock and cash from the Company in compensation for services (these services and the period over which they will be provided are described below under the caption "Participation Agreement"), the shares of Class A stock and cash will be taxable to you as ordinary income and you will not take any action or position (including in connection with the filing of any federal, state, local or foreign tax return of any kind) inconsistent with this position.

  . Maryland law will apply to the subscription agreement, any lawsuit under the subscription agreement may be brought exclusively in the state and federal courts of Maryland and you consent to the jurisdiction of these courts.

  . If more than one person signs a subscription agreement as subscriber, all such persons will be jointly and severally liable for the liabilities and obligations of the subscriber under the subscription agreement.

Participation Agreement (See Annex B, hereto)

   Sylvan is offering you the opportunity to participate in our eSylvan business on the terms and conditions set forth in the participation agreement, a form of which is attached and made part of this prospectus and the material terms of which are described below. If you decide to invest in shares in the offering, you will be required to execute and forward to Sylvan a copy of the participation agreement. By executing the participation agreement, you will be making an irrevocable offer to participate in our business plan on the terms and conditions set forth therein. See "Plan of Distribution."

   Under the terms of the participation agreement, you will represent, warrant, acknowledge and agree as follows:

  . You shall adhere to Sylvan's reasonable directives concerning promotion of our business, including displaying posters or other promotional materials at your center that promote our business

  . As of July 28, 2000 and as of the date of the participation agreement, you are the person that is party to the franchise license agreement or area development agreement that is described in the subscription agreement and prospectus

  . In the event you are party to an area development agreement, as of July 28, 2000 and as of the date of the participation agreement, you were in compliance with the development schedule set forth in that area development agreement

  . Our business is separate and distinct from Sylvan and the rights granted to you as licensee under your franchise license agreement or potential licensee under your area development agreement with Sylvan

  . Nothing in your franchise license agreement or area development agreement with Sylvan or the relationship created thereby prevents or restricts Sylvan from establishing our business, seeking independent investors in our business, licensing to us the right to use Sylvan proprietary rights, including all Sylvan trademarks, service marks, copyrighted materials, know how, programs, systems, teaching techniques, diagnostic tests and academic and prescriptive educational courses or programs for us to use in developing our business

  . Sylvan may contract with us to provide administrative or other services and may jointly promote and advertise the Sylvan Learning Center System and our business

  . You shall not assert any claim you may now or in the future have against Sylvan or us with respect to the establishment or development of our business or the offering of our products and services to the public in accordance with the participation agreement and our agreements with Sylvan

  . We are a beneficiary of the waivers set forth above and that we have the right directly to enforce our rights under the participation agreement

  .  The participation agreement shall remain in effect until the earlier of

   . the termination of our license agreement with Sylvan (see "Business-- Relationship with Sylvan and Sylvan Ventures.")

   .  the termination of your franchise license agreement with Sylvan

   . the expiration or termination of your area development agreement with Sylvan if prior to that expiration or termination, you do not enter into a franchise license agreement pertaining to the territory covered by the area development agreement

  . Maryland law will apply to the participation agreement and any dispute under the participation agreement shall be settled in accordance with the procedures set forth in your franchise license agreement or the area development agreement with Sylvan.

  . If more than one person signs a participation agreement as participant, all such persons will be jointly and severally liable for the liabilities and obligations of the participant under the participation agreement.

   If the participation agreement terminates, your representations, warranties, and agreements as described in the fourth, fifth, sixth, seventh, eighth, tenth, and eleventh bullets above will remain in effect unless the participation agreement terminates as a result of a material default by Sylvan. Sylvan may condition its consent to the transfer of your franchise license agreement or area development agreement upon the acceptance by the transferee of the representations, warranties, and agreements as described in the fourth, fifth, sixth, seventh and eighth bullets above, and may require that you assign your rights to the reverse royalty and other benefits described below to the transferee.

   In the event that you enter into a participation agreement with Sylvan, Sylvan will pay you a reverse royalty based on the amount of revenues that we generate in the zip codes covered by your franchise license agreement or area development agreement with Sylvan. The amount of the reverse royalty will be 75% of royalty revenues that we pay to Sylvan that are derived from the applicable zip codes (but in no event less than 3% of our net revenues from such zip codes). You will not be entitled to receive or accrue any reverse royalty until we have paid Sylvan an amount based on the amount of revenues that we generate in the zip codes covered by your franchise license agreement or area development agreement with Sylvan equal to $0.47 multiplied by the number of shares of our Class A stock that you hold as of the date of the participation agreement. We will pay Sylvan royalties under our license agreement with Sylvan. Under our license agreement with Sylvan, we pay Sylvan a periodic running royalty equal to 4% of our net revenues (gross revenues less discounts and refunds) and an additional amount equal to any sales, gross receipts or similar tax imposed on Sylvan. During the first year of the license agreement, there will be no guaranteed minimum royalty, but for each calendar year thereafter, there will be a guaranteed minimum royalty equal to 120% of the prior year's minimum royalty, with the guaranteed minimum royalty for the first calendar year of $400,000. See "Business--Relationship with Sylvan and Sylvan Ventures."

   You may also elect to participate in optional benefits as described below, but if you make such an election, you will be obligated to perform the corresponding obligations as set forth in the participation agreement. You may withdraw from an optional benefit at any time upon giving 60 days written notice to Sylvan and shall thereafter no longer be subject to the corresponding obligations. Such withdrawal will not affect your other obligations under the participation agreement.

  . Referrals to eSylvan. Sylvan will pay you for each student that you refer to us. The payments will equal 5%, up to a maximum of $100, of all revenues received by us for the programs to which each referred student initially subscribes, including testing and registration fees. Sylvan will credit you with a referral when a student uses your center number or location when initially enrolling for our services or when you send an email referral to us or Sylvan.

  . Referrals from eSylvan. For each student that we refer to you, you will pay Sylvan 5%, up to a maximum of $100, of all revenues received by you for such program, including testing and registration fees.

  . Instructor management. Sylvan may also periodically ask you to provide or manage instructors, education directors and sales personnel. To the extent you provide any such personnel, Sylvan shall reimburse you for the salary of such instructors or other personnel at an hourly rate based on the base compensation such person receives from you. In addition to salary reimbursement, Sylvan will pay you a 30% management fee for each hour of direct instruction or test administration, including some specified preparation time, or parent conferences (calculated as a salary reimbursement multiplied by 30%). If Sylvan refers instructors to us, we will pay Sylvan a $100 referral fee. Additional services to be provided to us by center personnel and corresponding fees may be arranged subsequently on such terms and conditions as may be approved by the eSylvan Committee. The eSylvan Committee is comprised of two officers of Sylvan and two representatives of the Sylvan Franchise Owners Association, Inc., or FOA, an organization that represents the interests of the Sylvan franchise community, that supervises certain aspects of the Sylvan-eSylvan relationship as described in the program agreement between Sylvan and the FOA. See "Management--Program Agreement."
  . Sales Commission. For each student enrollment that you generate for us from your center, in addition to the referral fees discussed above, you will receive a sales commission from Sylvan equal to 5%, up to a maximum of $100, of the revenues received by us for the first program(s) to which the student initially subscribes through the center. A "student enrollment" means your online submission to Sylvan or us for engagement in our business of an enrollment form and acceptable payment.

   For a period of 12 months after the date on which each of the benefits described above becomes operational, Sylvan has agreed not to modify the terms of such benefits. Following the end of such period, Sylvan may in its discretion implement changes to the benefits that it considers commercially necessary, so long as:
  .  The changes apply to all participants in that benefit
  . Any changes have been reviewed and approved by the eSylvan Committee, and
  .  Sylvan provides you not less than 60 days prior written notice

   We have been advised by Sylvan that Sylvan will not offer any of its franchisees the opportunity to participate in our eSylvan business on terms that are more favorable to a franchisee than the terms of the participation agreement.

Certain Federal Income Tax Consequences

   The following is a brief summary of the principal federal income tax consequences to participants receiving cash and shares of Class A stock pursuant to this offering. Although this summary describes the material US federal income tax consequences of an investment and ownership interest in our Class A stock, this summary does not discuss all aspects of United States federal income taxation that may be relevant to a particular participant, nor does it discuss most aspects of applicable state or local tax laws, nor any aspects of foreign tax laws. This summary is based on U.S. laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect.

   You are urged to consult your tax advisor with respect to the United States federal, state, local and foreign tax consequences of your investment in this offering.

   A participant who receives cash and our Class A stock in this offering generally will recognize ordinary income equal to (1) the amount of cash received and (2) the fair market value of the stock received. This income generally will be recognized at the time the cash and stock is delivered to the participant and will generally be subject to tax at ordinary income tax rates. Such income may also be subject to employment taxes, and state and local income taxes.

   A participant's tax basis in the stock will generally be equal to the ordinary income recognized as a result of the participant's receipt of the stock. A participant's holding period for the stock will generally begin on the date on which ordinary income is recognized.

   When a participant sells shares of the stock, the participant will generally recognize gain (or, under certain conditions, loss) at the time of sale equal to the difference between the amount realized and the participant's tax basis in the stock. Provided that the stock is a capital asset in the hands of the participant, the gain (or loss) will be long-term capital gain (or loss) if more than one year has elapsed between the date on which ordinary income was recognized and the date of sale, and short-term gain (or loss) if one year or less has elapsed.

   Our board of directors in reliance upon the tax valuation report of [    ],
an investment banking firm, attached hereto as Annex D, has determined that, as of the date of this prospectus, the per share value of the Class A stock to be issued under this prospectus is $0.875. We do not undertake any obligation to update, revise or reaffirm this determination after the date of this prospectus. This determination is provided to you solely for the limited purpose of assisting you, in consultation with your tax advisor, in the event you should decide to invest in our Class A stock, in determining the value of the shares of our Class A stock for tax purposes and may not be relied upon by you for any other purpose. If you do not invest in shares of our Class A stock, you may not rely on this determination for any purpose. No other person may rely upon this determination for any purpose. We can give no assurance that the U.S. Internal Revenue Service or any other tax authority will agree with this value determination.

                                USE OF PROCEEDS

   We will not receive any proceeds from the offering of shares of our Class A stock under this prospectus. The primary purpose of the offering is to build and maintain the support and goodwill of the existing Sylvan franchise community.

                                DIVIDEND POLICY

   We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

                                CAPITALIZATION

   The following table sets forth our capitalization as of June 30, 2000 on an actual basis and on an as adjusted basis to give effect to the issuance of (a) 2,700,000 shares of our Class A Convertible Common Stock, our best estimate of the level of participation in this offering, at an assumed value of $0.875 per share and the related cash payment of $945,000 ($0.35 per share) to the investors in connection with this offering and the payment of the estimated offering expenses; and, (b) 3,000,000 shares of our Class A Convertible Common Stock, the maximum number of shares that can be issued in this offering, at an assumed value of $0.875 per share and the related cash payment of $1,050,000 ($0.35 per share) to the investors in connection with this offering and the payment of the estimated offering expenses. We will record an intangible asset in an amount equal to the estimated fair value of the Class A Convertible Common Stock at the date of issuance, based upon an independent appraisal. We will amortize this asset over six years, the estimated average useful life of the participation agreements, using the straight-line method. The capitalization table below assumes that the Class A Convertible Common Stock value is $0.875 per share, or the estimated fair value of our Class A Convertible Common Stock on June 30, 2000 as determined by our board of directors in consultation with an investment banking firm. We will record prepaid royalty expense for the cash payment as our license agreement with Sylvan allows us to offset this amount against future royalty payments. The capitalization table also assumes that the cash payment to the investors and the estimated offering expenses are paid with proceeds from our line of credit with Sylvan Ventures.

   This table should be read in conjunction with our financial statements and related notes thereto and other financial information appearing elsewhere in this Prospectus. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations."

                                               As of June 30, 2000
                                      ----------------------------------------
                                                    As Adjusted   As Adjusted
                                                    for Issuance  for Issuance
                                                    of 2,700,000  of 3,000,000
                                         Actual        Shares        Shares
                                      ------------  ------------  ------------
Stockholders' equity:
 Series A Convertible Preferred
  Stock, par value $0.001 per share;
  20,000,000 shares authorized;
  10,526,316 shares subscribed and
  unissued actual and as adjusted.... $     10,526  $     10,526  $     10,526
 Class A Convertible Common Stock,
  par value $0.001 per share;
  10,000,000 shares authorized; no
  shares issued and outstanding
  actual; 2,700,000 and 3,000,000
  shares issued and outstanding as
  adjusted, respectively.............           --         2,700         3,000
 Common Stock, par value $0.001 per
  share; 70,000,000 shares
  authorized; 14,000,000 shares
  issued and outstanding actual and
  as adjusted........................       14,000        14,000        14,000
 Additional paid-in capital..........   22,755,913    24,030,018    24,292,218
 Less: Subscription receivable for
  Series A Convertible Preferred
  Stock..............................  (20,000,000)  (20,000,000)  (20,000,000)
 Less: Amounts receivable from sale
  of Common Stock....................     (348,009)     (348,009)    (348,009)
                                      ------------  ------------  ------------
                                         2,432,430     3,709,235     3,971,735
 Accumulated deficit.................   (2,318,426)   (2,318,426)   (2,318,426)
                                      ------------  ------------  ------------
Total stockholders' equity and
 capitalization...................... $    114,004  $  1,390,809  $  1,653,309
                                      ============  ============  ============

   We are offering up to 3,000,000 shares of Class A Convertible Common Stock under this prospectus. However, we are under no obligation to accept any offers or sell any shares of our Class A Convertible Common Stock and we currently do not intend to do so unless we receive offers to invest in at least 2,700,000 shares. In addition to these shares, 3,000,000 shares of our Common Stock are reserved for issuance upon the exercise of options granted under the eSylvan, Inc. Omnibus stock plan. No shares have been granted under this plan.

                            SELECTED FINANCIAL DATA

   The following table presents the selected financial data of our business. The financial data for the period October 1, 1999 (date of inception) through June 30, 2000 has been derived from, and are qualified by reference to, our audited financial statements included elsewhere in this prospectus.

   You should read the selected financial data together with "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and our financial statements and related notes.

                                                                   Period from
                                                                 October 1, 1999
                                                                 (inception) to
                                                                  June 30, 2000
                                                                 ---------------
Statement of Operations:
Revenues........................................................   $        --
Costs and expenses:
 Sales and marketing............................................        87,427
 General and administrative.....................................     2,101,465
 Research and development.......................................     1,924,278
 Allocated indirect overhead costs..............................       424,817
                                                                   -----------
Total costs and expenses........................................     4,537,987
                                                                   -----------
Operating loss..................................................    (4,537,987)
Allocated income tax benefit....................................     1,768,454
                                                                   -----------
Net loss........................................................   $(2,769,533)
                                                                   ===========
Basic and diluted loss per common share.........................   $    (54.01)
                                                                   ===========

                                                As of June 30, 2000
                                        -------------------------------------
                                                     As Adjusted  As Adjusted
                                                         for          for
                                                     Issuance of  Issuance of
                                                      2,700,000    3,000,000
                                          Actual       Shares       Shares
                                        -----------  -----------  -----------
Balance Sheet Data (at end of
 period)(1):
 Cash and cash equivalents............. $        --  $        --  $        --
 Working capital deficit...............  (1,829,409)  (3,860,104)  (5,995,799)
 Total assets..........................   1,943,413    5,250,913    5,618,413
 Stockholders' equity..................     114,004    1,390,809    1,653,309

(1) The table sets forth our balance sheet data as of June 30, 2000 on an actual basis and on an as adjusted basis to give effect to the issuance of (a) 2,700,000 shares of our common stock, our best estimate of the level of participation in this offering, at an assumed value of $0.875 per share and the related cash payment of $945,000 ($0.35 per share) to the investors in connection with this offering and the payment of the estimated offering expenses; and, (b) 3,000,000 shares of our common stock, the maximum number of shares that can be issued in this offering, at an assumed value of $0.875 per share and the related cash payment of $1,050,000 ($0.35 per share) to the investors in connection with this offering and the payment of the estimated offering expenses. We will record an intangible asset in an amount equal to the estimated fair value of our common stock at the date of issuance, based upon an independent appraisal. We will amortize this asset over six years, the estimated average useful life of the participation agreements, using the straight-line method. The as adjusted basis data assumes that the common stock value is $0.875 per share, or the estimated fair value of our common stock on June 30, 2000 as determined by our board of directors in consultation with an investment banking firm. We will record prepaid royalty expense for the cash payment as our license agreement with Sylvan allows us to offset this amount against future royalty payments. The as adjusted basis data also assumes that the cash payment to the investors and the estimated offering expenses are paid with proceeds from our line of credit with Sylvan Ventures.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND PLAN OF OPERATION

Plan of Operation

   We are a development stage business and intend to deliver high quality supplemental education to families and children through a variety of applications on the Internet. Our operations to date have not generated revenues and our lack of operating history makes it difficult to evaluate our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies dependent upon the relatively new and rapidly evolving Internet environment. See "Risk Factors." We have no assurance that we will be successful in addressing these or any other risks, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

   From inception on October 1, 1999 through February 2, 2000 we operated as an unincorporated division of Sylvan, from February 3, 2000 to June 29, 2000, we operated as a subsidiary of Sylvan and since June 30, 2000, we have operated as a majority owned subsidiary of Sylvan Ventures. During these periods, our operations have consisted of organizational activities, research and analysis with respect to the Internet educational services industry, development of our website and identifying and testing key technology. As of June 30, 2000, we have generated no revenues and have incurred expenses and a cumulative operating loss of approximately $4.5 million from inception, consisting primarily of legal, accounting, consulting, development, personnel and facilities costs. Since our inception, Sylvan has provided us with most of the administrative personnel and services that we have required. We do not currently have any source of revenue.

   Our ability to implement our business plan depends primarily upon the successful and timely completion of development and testing of our technology for the online delivery of tutoring services. This technology has been substantially developed and we are currently testing its reliability and presentation. Our website is not yet publicly available and we are currently offering no services to the public. Although our website design and development, as well as promotion of the eSylvan brand, will be an ongoing process, we estimate that our website will be completed and ready for visitors before the end of 2000.

   Simultaneously with the design and development of our website, we have developed content and technology for the delivery of our services. We intend to offer two separate services through our website, diagnostic prescriptive tutoring and college entrance examination preparation. We also intend to develop relationships with other companies that desire to market our services to our selected demographic. We expect to commence the public offering of both diagnostic prescriptive tutoring services and college entrance examination preparation services before the end of 2000. These time frames are based upon our management's research of the online educational services industry, our internal testing and discussions with website design and development firms.

   During the first 12 months of operations, the expenses we expect to incur in connection with the implementation of our business plan include:

  .  Completion of our website

  . Completion of technical infrastructure for online delivery of tutoring services

  .  Completion of online tutoring content

  . Direct marketing, advertising and promotion of the eSylvan.com website and the eSylvan brand

  . Recruiting and retention of executive, marketing, technical and tutoring personnel

  .  Administration

  .  Legal, accounting and investment banking fees

   Certain Estimated Costs During the Period of July, 2000 Through December,
2001

                          Type of Cost                            Estimated Cost
                          ------------                            --------------
Software and Computer Hardware...................................   $5,000,000
Tutoring Content.................................................   $2,000,000

   The table above includes forward looking statements about certain of our estimated costs through December 31, 2001. Because we are a new entrant to the Internet market, these costs may be significantly higher than we anticipate. We will incur other costs during this period, including, but not limited to marketing and advertising, personnel, legal, accounting and investment banking fees, so the table does not include an estimate of our total costs or expenses through December 31, 2001.
   Until we begin to recognize revenue from operations, we will continue to be a development stage company. We anticipate that, for the foreseeable future, we will incur substantial operating losses and negative cash flow as we execute our business model and acquire and integrate the necessary technology, systems and supporting infrastructure, enroll students in our service, develop our brand name, hire employees and contract personnel and expand our business. The extent of these losses will depend, in part, on the amount and rates of growth in our revenue from enrolled students.
   To the extent that revenue does not grow at anticipated rates or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, our business, results of operations and financial condition will be materially and adversely affected. There can be no assurance that our operating losses will not increase in the future or that we will ever achieve or sustain profitability. See "Risk Factors--We have not launched our website and we have no operating history" and "--We have no current source of revenues and we expect to generate operating losses and to experience negative cash flow for the foreseeable future."

Liquidity And Capital Resources

   On June 30, 2000, we entered into a revolving credit note with Sylvan Ventures pursuant to which we may borrow up to $10 million. This note bears interest on the unpaid principal balance equal to the prime lending rate and terminates on December 31, 2001. No amounts have been borrowed under the note as of June 30, 2000.

   We have entered into a stock purchase agreement with Sylvan Ventures under which we have agreed to issue an aggregate of 10,526,316 shares of Series A preferred stock in closings on the last day of each fiscal quarter through December 31, 2001 for an aggregate price of $20 million which represents a price per share of $1.90. See "Related Party Transactions."

   We have also received a written commitment from Sylvan and Sylvan Ventures to provide additional funding to support our operations through at least September 30, 2001. There is currently no agreed-upon limitation on the funding to be provided by Sylvan and Sylvan Ventures.

   As of the date of this prospectus we do not have a source of revenues and do not expect to begin recognizing revenues until our website and technology for the delivery of online educational services has been implemented and we are able to enroll students. At that time, service charges will be hourly for diagnostic/prescriptive instructional programs. Revenue from these services will be recognized as hours of instruction are completed. For some courses, such as SAT preparation courses, a flat program cost will be charged. Revenue from these courses will be recognized pro rata over the course delivery period. We expect to incur significant negative cash flow from operations for the foreseeable future. Although we believe that our line of credit with Sylvan Ventures, the other funding commitments from Sylvan and Sylvan Ventures, and the closings on our sale of Series A preferred stock to Sylvan Ventures will satisfy our cash needs through the end of 2001, we do not expect that our current resources will be sufficient to support our growth and operations until we are profitable. We expect that we will need to raise additional capital or other financing prior to the termination of our line of credit on December 31, 2001. We cannot guarantee that we will be able to raise additional funds, or, if we can, that we will be able to do so on terms that we deem acceptable. In particular, potential investors may be unwilling to invest in us due to Sylvan Venture's voting control over us. See "Risk Factors." Our failure to raise the funds necessary to establish and grow our business would have a material adverse effect on our business and our ability to generate and grow revenues and could result in a complete loss in the value of our Class A stock offered by this prospectus. If we raise funds through the issuance of equity, equity-related or debt securities, these securities will likely have rights, preferences or privileges senior to those of the rights of our Class A stock, and our Class A stockholders may experience dilution.

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                                   BUSINESS

Overview

   We are a development stage company which seeks to deliver individualized supplemental education to families and children via a variety of applications on the Internet. We intend to devote our resources to:

  . Delivery of online tutoring for Grade K-12 students. We intend to develop a fee-based Internet application through which we can deliver our diagnostic-based tutoring in real time with the same quality that Sylvan provides in its traditional bricks and mortar learning center environment. As such, we will be able to leverage our right to use Sylvan intellectual property, including tutoring content and the eSylvan brand, and our marketing arrangements with Sylvan to provide online tutoring based on a proven educational model.

  . Supplemental education services for college entrance exam preparation. We will seek to capitalize upon Sylvan's experience to address the specific needs and requirements of students as they prepare for SAT and ACT college entrance examinations.

   Our operations to date have consisted primarily of organizational and capital raising activities, research and analysis with respect to Internet education industry opportunities, and the development of technical and operational infrastructure. As of the date of this prospectus, we do not have a website that is publicly available and have not generated any revenues, nor do we have any sources of revenues.

The Market Opportunity

The K-12 e-Learning Market

   According to Merrill Lynch in its report, "The Knowledge Web," dated May 23, 2000, the general population of the United States, including the government and private sector, spends an estimated $360 billion annually on K-12 education, of which, $7.0 billion was spent directly on technology during the 1998 school year, a figure that is growing by 18% annually. Merrill Lynch estimates that the K-12 e-learning (on-line training and educational services) market today is $1.3 billion and that the K-12 e-learning market is poised for dramatic growth as it encompasses a large number of potential users--53 million school children, three million teachers and 23 million families.

   According to Merrill Lynch, nearly half the students that enter the California public university system are not ready for college level reading and math, and this scenario is repeated in state after state. According to Merrill Lynch, the e-knowledge (the incorporation of learning, technology and electronic commerce) industry is estimated to grow from $3.6 billion in 1999 to $25.3 billion in 2003 and investors, perceiving the growing demand for knowledge services, have provided capital to those knowledge services firms offering the best solutions to the biggest problems. According to Merrill Lynch, in 1999, venture capitalists invested $469 million in the K-12 educational services (teaching, tutoring, training and educating) industry. We intend to operate in the e-learning, e-knowledge and educational services industries.

   Schools are rapidly expanding their computer networks and adding Internet access with the help of a four year, $9 billion matching funds program implemented by the Federal Communications Commission in January 1998. According to Merrill Lynch, spending in technology is up 18% annually from $2.1 billion in 1991-92 to $6.7 billion over the past seven years, including a substantial funding jump last year as a result of new funding sources such as the federal e-rate. Moreover, according to Merrill Lynch, the ratio of school personal computers to students has improved from one personal computer for every 16 students in 1992 to one personal computer for every six students in 1999 and the number of K-12 schools using the Internet grew from 35% in 1994 to 89% in 1999. Indeed, Merrill Lynch indicates that nearly every school in the United States has some form of Internet access, and student accessibility through classroom access is growing rapidly.

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   In addition to the expanding presence of computers and Internet access in schools, Merrill Lynch has recognized a similar trend of increasing penetration of computers in the homes of people with children. According to Merrill Lynch, nearly 20 million children and teens currently use the Internet at home and the number of children ages 2-12 using online services at home is expected to grow from 4.3 million in 1998 to 10.1 million in 2002. According to Merrill Lynch, by 2003, it is expected that 67% of homes, 67% of teens and 55% of children will be online. We believe that this proliferation of computers and access to the Internet has enabled children to become increasingly comfortable and skilled with using computers effectively and is altering their approach to many basic activities in their lives, such as education and research.

Distance Learning Through the Internet

   We believe that the broad accessibility of the Internet and its real-time interactive nature make it an ideal platform for distance learning (i.e., online learning). Online learning allows students to participate in classes and activities at times that are convenient for them from a variety of geographic locations, including learning centers or their own homes. Online learning allows both students and parents additional flexibility by eliminating transportation requirements. According to Merrill Lynch, the domestic broadband (high speed connection lines which increase access to data) market will expand to 2.3 million homes in 2000, up 200% from approximately 750,000 in 1998. By 2004, Merrill Lynch expects broadband to reach 48% of Internet users, or 30 million households. We expect this growth in broadband technology to expand to other education activities like tutoring as home penetration of computers continues, broadband Internet access becomes more widespread and two-way audio and video conferencing in the home becomes more generally available.

   In order to meet this demand, we believe that education providers face several challenges in delivering high quality education over the Internet. We believe that effective online learning requires that students receive:

  .  Comparable experience and results to in-person learning

  .  Access to high quality content

  .  Access to qualified teachers and tutors

  .  The ability to track results

   Due to the anonymity of the Internet, we expect that a significant number of parents, teachers and students will prefer to use online services and products to protect their privacy.

The eSylvan solution

   Our business plan encompasses the delivery of products and services which are fee-based as follows:

   Diagnostic Tutoring

   We intend to offer one-to-one, diagnostic-based tutoring over the Internet for students who are seeking personalized, assessment based tutoring programs, but find physical learning centers too inconvenient. By providing tutoring services accessible from the home, we intend to make the tutoring process more convenient for both the student and the parent, as tutoring sessions can be conducted at flexible hours, including weekends, while eliminating the need for transportation. Modeled after Sylvan's center-based program, we expect our Internet-based program to require from four to six months to complete and comprise 40 to 60 hours of instruction. We intend to provide instruction twice a week in one-hour sessions, and our tutors will schedule online parent conferences after every 12 hours of instruction. Throughout a student's course of study, we intend to test the student using standardized diagnostic tests, and share the results with parents in personal online conferences.

   Our tutors will be recruited from Sylvan's network of 1,000 corporate-based tutors and 9,000 franchise-based tutors and other sources. See "Business-- Relationship with Sylvan and Sylvan Ventures."

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

   SAT/ACT Preparation Courses

   The 1.8 million annual participants in the Scholastic Aptitude TestTM (SAT) and approximately 1 million participants in the American College TestTM (ACT) are competing against growing numbers of their peers for spots in college and university entering classes. Consequently, more students are taking preparation courses for college entrance exams. By offering preparation courses over the Internet, we intend to make the courses convenient for students and their parents. We intend to offer our online tutoring programs at prices that are comparable to the prices of similar programs offered in Sylvan's bricks and mortar centers.

   To prepare students for college entrance exams, we intend to provide courses over the Internet. Students will be able to review difficult material as often as they need, and they will drill and take practice exams on their computers so that they can receive immediate feedback as well as practice taking the exam in conditions similar to the real exam. Teachers will be available via email and chat rooms to answer questions. Students will start courses whenever they desire and work at their own pace.

Content

   We intend to meet our needs for content by licensing proprietary materials from Sylvan, developing new content internally and purchasing content from third party sources as follows:

  . Diagnostic Tutoring. We intend to use tutoring content for our core reading, math, study skills, and language skills programs based upon Sylvan's Individual Learning Objectives (ILO) tutoring curricula. The ILO tutoring curricula provide a measurable academic outcome from a series of activities or curriculum based programs. We intend to incorporate appropriate Internet-based content into our tutoring delivery platform. Our content will be managed by software which is currently available in the market place. We have a relationship with a third-party content provider to create some content. We have developed other content internally and do not expect to be dependent upon third parties for tutoring content.

  . Test Preparation. We intend to capitalize upon the content developed by Sylvan's Ivy Prep division. Also, we will seek to establish relationships with appropriate curriculum developers whose curricula are easily transitioned to Internet delivery, or which has already been successfully converted for Internet delivery.

Marketing

   Our customer acquisition and retention strategy includes the following marketing activities:

  . Direct Response Marketing. We will seek to leverage Sylvan's experience in using parent and student targeted media to obtain student leads. Utilizing Sylvan's Internet-based marketing experience, we will place and manage Internet-based advertisements in appropriate content areas, national media advertisements, and direct mail to drive traffic to our website.

  . Sylvan Referrals and Cross Marketing. We will seek to capitalize upon the distribution strengths of Sylvan to pursue referrals from Sylvan's system of products and services. We intend to pursue cross-promotion opportunities with existing and former Sylvan customers. For example, Sylvan believes that one of the main reasons that students leave a Sylvan program prior to completion is inconvenience. With the convenience of electronic tutoring, we will seek to retain such students for a longer period of time.

  . Marketing Relationships. Once implemented, we will seek to leverage our services to establish ourselves as the educational services provider of choice for other websites that also target the K through 12th grade market, our selected demographic. We will track new customer origination in order to:

   . evaluate the effectiveness of our strategy to become the exclusive educational services provider linked to and promoted by selected education oriented sites

   . remunerate other companies on a customer acquisition basis, awarding a percentage of revenues of captured customers back to the originating site. Although we have identified potential companies for such relationships, we have not signed any agreements with these companies.

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

  . Targeted Retention. Our services will be designed to capitalize on our future relationships with students and their parents. We intend to target our services to a student's or parent's area of interest through the progression of the student's education. For example, an 8th grade student enrolled in advanced math or reading may be offered our standardized test preparation programs as the student enters 11th grade.

Technology

   We intend to leverage our management team's experience with Sylvan's student interface and assessment system in our Internet-based tutoring program.

  . Teach 2000. Our management team has five years of experience with Teach 2000, a system that delivers content on demand to students in a center-based environment. The Teach 2000 software tracks the instructional delivery process as teachers and students work through a personalized instruction plan. Based on this software which is licensed from Sylvan, we have developed a software application to provide a complete learning environment for students and instructors that can be accessed through the Internet.

  . Shortcut to Success/Sylvan Automated Assessment System. STS/SAAS delivers and scores a variety of tests for students that enroll at Sylvan. These software systems are seamlessly integrated to deliver diagnostic and prescriptive tests that pinpoint a student's skill gaps, analyze a student's test results to prepare a personalized instruction profile and create initial and on-going parent conference reports to monitor progress. We have licensed this program from Sylvan and adopted it for use on the Internet.

   Together, these two pieces of software allow us to create unique programs for each student and to track student progress as the programs are delivered to students. U.S. patents are pending for these proprietary software programs. Sylvan will hold the patents and the software will be used under license from Sylvan.

   Our interactive service offerings will be supported by a technical infrastructure to provide effective interaction over the Internet for students and instructors and an operational support environment for effective business operation. Our technical infrastructure includes common commercial technologies that have been integrated by our technology staff with some outsourcing to consulting firms.

   The primary interface to our learning environment is a personal computer equipped with a 56K modem connection to the Internet. We supply each student and instructor with an audio headset, a microphone and a special pen-shaped mouse. All these components are commonly available retail products. Students will gain access to our online program by entering our website where information on learning programs is presented. When registered for a learning program, students will interact with instructors in real time through an audio/visual session, where new technologies permit simultaneous voice and data transmission over the Internet connection. This learning environment permits the instructor to control a tutoring session for up to three students per session. Instructors can present curriculum associated content on a whiteboard on the student's computer which both parties can simultaneously reference and markup or annotate. The whiteboard may also be used without content so that either party in the session can use freeform drawing tools for illustration purposes.

   We are developing several back-end applications to support our learning environment. These applications are designed to permit us to prepare, maintain, retrieve and present our tutoring content. Our customer relationship management system permits us to retrieve student-specific data including specific tutoring session schedules. Our administrative back-end applications permit billing, payroll and account payment and provide support to our student incentive program.

   We have substantially completed development of our technology for the delivery of online tutoring services and are currently testing its reliability and presentation.

Competition

   We believe that the key competitive factors in our market will be:

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  .  technology, expertise and capabilities

  .  brand recognition

  .  content and instructional methodology

  .  access to capital

   We expect to compete in the tutoring and college entrance exam preparation market against both traditional bricks and mortar providers of educational services and companies that are implementing an online business plan.

  . Bricks and Mortar Providers. We expect to compete with several companies that provide tutoring and other educational services through their physical sites. In most geographic areas that we intend to provide our online services, we expect to compete also with individual tutors and state and local education agencies that fund individual tutoring. Sylvan, our controlling stockholder, is a bricks and mortar provider of tutoring services through company-owned and franchised learning centers and, to the extent that its customers find online tutoring to be more convenient, we may compete with Sylvan.

  . Online Providers. We expect to compete with several companies that currently participate in the online tutoring market. Further, we expect that many existing bricks and mortar tutoring companies, and others, will begin to distribute their services over the Internet in the near future. We believe that our services differ from those offered by these companies. Other online providers generally do not charge hourly rates for a service which provides assessment, unique content and live instruction. Instead, they may provide either a chat-only homework help service, or provide only a whiteboard for instruction with no available content. Others may provide asynchronous access to content, but no live instruction. A variety of models like these, though they differ from ours, will compete with ours for market share.

  . New Entrants. As Internet and broadband services become more widely deployed in the K-12 market, we believe new and as yet unidentified companies will enter the market. Traditional media companies and rapidly expanding Internet companies are likely to present new competition.

   Many of our current and potential competitors have operating histories and greater customer or user bases, brand recognition and greater financial, marketing and other resources than we do. In addition, many of these current and potential competitors can devote substantially greater resources to product development, marketing and promotional campaigns and website and systems development than we can.

Relationship with Sylvan and Sylvan Ventures

   Our operations to date have consisted primarily of organizational activities, research and analysis with respect to the Internet educational services industry, development of our website and the technical infrastructure necessary for the online delivery of tutoring services and identifying and testing key technology. These operations have been carried out as a division of Sylvan. Prior to this offering, we have had few employees and most operational and administrative functions have been performed by Sylvan personnel. Sylvan has created eSylvan as a stand-alone corporation to separate our online educational services business plan from Sylvan's other businesses and to facilitate this offering and capital raising. Accordingly, we will be substantially dependent for the foreseeable future upon the resources provided by Sylvan and Sylvan Ventures for the execution of our business plan.

Sylvan Learning Centers

   Sylvan seeks to provide high quality educational services with consistent, quantifiable results, and has delivered its core educational service to more than 1.2 million students primarily in grades three through eight over the past 19 years. In 1999, Sylvan provided services to over 130,000 students through its 770 centers in North America. Sylvan offers programs for students of all ages and skill-levels who want to catch up, keep up or get ahead. Sylvan's range of programs includes beginning, academic and accelerated reading; basic math, algebra 1 and 2 and geometry; writing and composition; study skills; and SAT/ACT preparation. In addition,

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Sylvan offers certified high school courses for credit in geometry, algebra 1 and 2, trigonometry, pre-calculus and English 9, 10 and 11.

   On May 19, 2000, Sylvan acquired substantially all of the assets of Ivy West Educational Services, Inc. Ivy West is a California-based provider of individualized one-to-one standardized test preparation and other general tutoring services. In addition, Ivy West provides curriculum materials and training to educators throughout the country. Ivy West currently offers programs for standardized college admissions tests, including the PSAT, SAT and ACT and for standardized high school admissions tests, including the ISEE
(ERB), SSAT and HSPT.

Services provided to us by Sylvan

   Professional Services Agreement

   Student Referrals. We may elect to participate in a cross referral program whereby we and Sylvan receive payments for each student referred to each other. Under the referral program, we will receive or pay amounts equal to 5%, up to a maximum of $100, of all revenues received by Sylvan or us, respectively, for the programs to which each referred student initially subscribes, including testing and registration fees. For each student enrollment a Sylvan franchisee generates for us, we will pay Sylvan a sales commission of 5%, up to a maximum of $100, of the revenues we receive for the first programs to which such student initially subscribes through the franchisee's center.

   Professional Services. Prior to assigning a diagnostic and prescriptive instructor to a student, we must request Sylvan to provide an instructor for a committed period. In the event Sylvan does not provide an instructor, we may use instructors that are not provided by Sylvan. In the event Sylvan makes personnel available for committed periods, we shall reimburse Sylvan for the salary of such instructors or other personnel at an hourly rate based on the base compensation such person receives from Sylvan. In addition to salary reimbursement, Sylvan shall receive a 30% management fee for each hour of direct instruction or test administration, including some specified preparation time, or parent conferences (calculated as a salary reimbursement multiplied by 30%). Additional services to be provided to us by center personnel and corresponding fees may be arranged subsequently. If Sylvan refers instructors to us on an independent contractor basis, we will pay Sylvan a referral fee of $100.

   Co-Marketing. We have agreed with Sylvan that we will provide a link to Sylvan's website on our website and Sylvan will provide a link to our website on its website. Sylvan has agreed to adhere to our reasonable directives concerning promotion of our business including displaying posters or other promotional materials in Sylvan-owned centers and requesting its franchisees to display posters or other promotional materials in their centers.

   License Agreement

   We have entered into a license agreement with Sylvan under which we have licensed the materials that we believe are necessary to implement our business plan as follows:

  . "eSYLVAN," eSYLVAN.COM, and the associated Internet domain name, "SYLVAN", "SYLVAN LEARNING CENTER," "SYLVAN LEARNING CENTERS," "SYLVAN LEARNING SYSTEMS" and such other trade names, trademarks, service marks, associated logos and symbols as may be designated by Sylvan in writing.

  . The Sylvan system which includes, but is not limited to, Sylvan's proprietary programs, systems and techniques and certain copyrighted materials, all software and computer programs necessary to offer the online educational services and such other content as may be designated by Sylvan in writing.

  . Sylvan Ivy Prep materials for the online delivery of college entrance examination preparation courses


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

  . new materials, modifications, enhancements and improvements related to the above (subject to an additional license fee)

   The licenses of Sylvan's trademarks and content as described in the bullets above are limited to use in connection with our Internet business in the United States and Canada. For the duration of this agreement and for one year thereafter, we have agreed not, directly or indirectly, to engage in or compete with any of Sylvan's site based businesses or centers offering certain educational services. For the duration of this agreement and for one year thereafter, Sylvan has agreed not, directly or indirectly, to engage in or compete with any of our fee-based educational services that are provided online to students, other than those services provided online to students at any of Sylvan's site based businesses or centers.

   Under this agreement, we have agreed to co-develop with Sylvan a confidential operations manual, which may be revised by Sylvan from time to time, to govern the use of Sylvan's intellectual property in our business. We have agreed that in order to promote Sylvan's intellectual property in connection with our business, we will expend quarterly at least 6% of our prior quarter's gross revenues on advertising approved by Sylvan.

   Under this agreement, we have the right to modify Sylvan's intellectual property or create derivative works and Sylvan has the right to modify any software or materials that we create or develop for our business or create derivative works from our software and materials. We will own any copyright in the derivative works created by us and we have agreed to license to Sylvan these derivative works for no additional consideration. We have agreed that Sylvan will own any copyright in the derivative works created by it from our intellectual property and that Sylvan will license to us these derivative works for no additional consideration. With respect to certain other intellectual property that we develop for our business, including software and other materials, Sylvan will have 30 days from the date it receives notice that we have developed this material to notify us of its desire to license it. Any license will be for a reasonable fee designed to permit us to recoup our development costs on a proportional basis across all the products or services in which we will commercialize the material. We will have 30 days from the date we receive notice that Sylvan has developed or created any new intellectual property, including software or other materials, related to its learning center business to notify Sylvan if we desire to obtain a license of that content. Any license will be for a fee based on financial terms offered to all of its franchise licensees.

   We have agreed to pay Sylvan an initial license fee of $1 million and we have agreed to pay Sylvan a periodic, running royalty equal to 4% of our net revenues (gross revenues less discounts and refunds) and an additional amount equal to any sales, gross receipts or similar tax imposed on Sylvan. The initial license fee of $1 million was agreed to be an initial capital contribution by Sylvan, and no cash was paid for the initial license fee. During the first year of this agreement, there will be no guaranteed minimum royalty, but for each calendar year thereafter, there will be a guaranteed minimun royalty equal to 120% of the prior year's minimum royalty, with the guaranteed minimum royalty for the first calendar year of $400,000. As part of our arrangement with Sylvan, Sylvan has agreed to reduce future royalty payments due under the terms of the license agreement by any amounts that we pay to persons who invest in this offering. We will account for any payments to investors in this offering as prepaid royalties under our agreement with Sylvan.

   This agreement has an initial term of five years and it will terminate on the fifth anniversary of the effective date; provided, however, that the license with respect to content is perpetual for the duration of the applicable copyrights and will not otherwise terminate. We have the option to serially renew the agreement for unlimited consecutive five-year terms and no initial license fee will be owed for such renewal terms.

   We have agreed to cooperate with Sylvan for the protection of the intellectual property licensed to us. Sylvan has agreed, at its expense, to defend and indemnify us from certain claims brought against us in the United States based upon any infringement of United States intellectual property rights with respect to only the licensed trademarks and service marks and not the licensed content; provided, however, that Sylvan's liability is limited to the amount of royalties paid by us within the one year preceding the date upon which we make a

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

demand for indemnification. We have agreed to defend any action, suit or proceeding brought against Sylvan based upon or arising out of our operation of our business.

   Services Agreement

   Sylvan has agreed to provide MIS support services, corporate accounting department services, PeopleSoft (database management) services, human resources/payroll services and legal services to us on an independent contractor basis at fees that are fair and reasonable, as jointly determined by us and Sylvan for the services provided based on our utilization of such services. Fees that have not been paid shall accrue simple interest at the prime rate plus one percent per annum. This agreement has a one-year term and we can terminate the agreement at any time on 90 days notice.

   Facility Use Agreement

   Sylvan has agreed to provide us with the use of its facilities for a quarterly use fee and separate overhead fee based upon Sylvan's good faith estimate of our use of such facilities. In the event Sylvan owns a facility, the use fee is based on market rent. In the event Sylvan leases a facility, the use fee is based on Sylvan's lease payments. We currently occupy office space pursuant to this agreement. This agreement has a one-year term, is renewable for an additional year and is terminable by either party on 60 days notice.

Sylvan Ventures, LLC

   Founded in February 2000, Sylvan Ventures develops and invests in educational technology companies, providing them with access to brands, content and resources of its parent company Sylvan.

Services provided to us by Sylvan Ventures

  . A revolving line of credit in the amount of $10 million which terminates on December 31, 2001.

  . An investment of $20 million in our Series A preferred stock to be issued on the last day of each fiscal quarter beginning on September 30, 2000 and ending on December 31, 2001.

  . A written commitment under which Sylvan and Sylvan Ventures agree to fund the cash requirements of our business at least through September 30, 2001.

Government Regulation And Legal Uncertainties

   There is an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state and local governments and agencies. Recently, the United States Congress enacted Internet legislation regarding children's privacy, copyrights and taxation. Other laws or regulations may be adopted with respect to online content regulation, user privacy, pricing, taxation and quality of products and services. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our service, increase our cost of doing business or otherwise have a material adverse effect on our prospects and revenues.

Liability for information retrieved from our website and other websites

   Content may be accessed on our website or on other Internet sites that are linked to our website. This content may be downloaded by users and subsequently transmitted to others over the Internet. By providing those links, we may be exposed to claims that we are liable for wrongful actions by the owners of these sites. Claims of this nature have been brought, sometimes successfully, against providers of Internet services. We could also be exposed to liability with respect to third-party content that may be posted by users in chat rooms or bulletin boards which may be offered on our website. We also may be subject to claims, alleging that we, by directly or indirectly providing links to other websites, are liable for copyright or trademark infringement or the wrongful actions of third parties through their respective websites. The Digital Millennium Copyright Act of 1998 established limited liability for online copyright infringement by online service providers for listing or linking to third party websites that include copyright-infringing materials. Although we intend to obtain general liability insurance, that insurance may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could result in significant expense and cash demands which would adversely affect operating results and financial condition. Even to the extent that these claims do not result in liability, we could incur significant costs in investigating and defending against these claims which would also adversely affect our operating results and financial condition.

Privacy Concerns

   The Children's Online Privacy Protection Act of 1998 makes it unlawful for an operator of a website or online service directed to children under 13 to collect, use or distribute personal information from a child under 13 in a manner which violates regulations to be proscribed by the Federal Trade Commission. The FTC has issued final regulations, which concern the scope of this Act's parental consent requirements. The FTC is also considering adopting regulations regarding the collection and use of personal identifying information obtained from individuals when accessing websites. Further, the FTC has conducted investigations into the privacy practices of companies that collect information on the Internet.

Internet Taxation

   A number of legislative proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services over the Internet and some states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. This legislation, or other attempts at regulating commerce over the Internet, may substantially impede the growth of commerce on the Internet and, as a result, adversely affect our opportunity to derive financial benefit from those activities.

Jurisdictions

   It is possible that, although our transmissions over the Internet will originate primarily in Maryland, the governments of other states might attempt to regulate our transmissions or prosecute us for violations of their laws. These laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our prospects, operating results and financial condition. In addition, as we expect to offer our services in multiple states and Canada, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of these states or Canada. As of the date of this prospectus, we are not qualified to do business in any state other than Maryland, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in our inability to enforce contracts in these jurisdictions. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our prospects, operating results and financial condition.

Employees

   As of the date of this prospectus, we have approximately 42 full-time and 30 part-time employees. Six employees work in our management department, 17 employees work in our technical area, six full-time employees and 15 part-time employees work in product development, one employee works in our financial area, three full-time employees work in our marketing department, one employee works in sales, 21 employees work in operations, and one employee works in human resources. Each of our officers is an officer or employee of Sylvan and currently devotes a portion of his or her business time and attention to Sylvan and a portion to us. We expect to hire full-time employees to assist in the operation of our business. Although the competition for skilled employees in the Internet and education industries is intense, we do not now foresee problems in hiring qualified employees to meet our needs. None of our employees is represented by a union.

   Our senior management does not possess experience in operating an online educational services business. Therefore, we have relied, and expect to continue to rely, on consultants, employees of Sylvan and other professionals with Internet expertise and experience to assist us in executing our business model. We will compensate these consultants and other professionals at competitive rates and currently there is no way to estimate the term of their service.

Legal Proceedings

   Since the date of our inception through the date of this prospectus, we have not been involved in any legal proceedings. We cannot guarantee that we will successfully avoid litigation incidental to the conduct of our business in the future.

Properties

   Our headquarters is located in Baltimore, Maryland. We currently lease our facilities from Sylvan pursuant to a facilities use agreement. See "Related Party Transactions." We expect to expand our facilities as our operations grow. We believe that additional space will be available on commercially acceptable terms.

                                  MANAGEMENT

   Our directors and executive officers are as follows:

Name                     Age Principal Positions
----                     --- -------------------
Christopher Hoehn-
 Saric..................  37 Chairman and Chief Executive Officer and Director
David Graves............  43 President and Chief Operating Officer
B. Lee McGee............  44 Senior Vice President, Chief Financial Officer, Treasurer,
                             Assistant Secretary and Director
Robert Zentz............  47 Secretary, Assistant Treasurer and Director
Peter Cohen.............  45 Director
Susannah Bennett........  35 Assistant Secretary
Patricia B. Miller......  50 Assistant Secretary
Kelly Hodge-Williams....  32 Assistant Secretary
Barry Miller............  50 Nominee for Director

   Following the closing of this offering, we intend to hire a chief executive officer. We expect that chief executive officer to be elected to the board of directors.

   Christopher Hoehn-Saric has served as our chairman and chief executive officer since inception and as a director since June 30, 2000. He has been president, chief executive officer and director of Sylvan Ventures, LLC, our majority stockholder, since 2000, and a principal in Sterling Capital, Ltd. ("Sterling"), the investment partnership that led the 1986 acquisition of the predecessor to Sylvan Learning Systems, Inc., since prior to 1986.

Mr. Hoehn-Saric was co-chief executive officer of Sylvan Learning Systems, Inc. from 1993 to June 2000 and was president of Sylvan from 1988 until 1992. Before becoming Sylvan's president, Mr. Hoehn-Saric was involved in Sterling's acquisition of several distribution, broadcasting and photography businesses. Mr. Hoehn-Saric also serves as a director of Sylvan Learning Systems, Inc. and Caliber Learning Network, Inc. Mr. Hoehn-Saric serves as an officer and director at the request of Sylvan Ventures under our services agreement with Sylvan. See "Related Party Transactions," "Business--Services provided to us by Sylvan--Services Agreement."

   David Graves has been our president since inception. He has been vice president of marketing for Sylvan since 1997. In that role, he has served as president of the SLC National Advertising Fund, Inc. a cooperative advertising fund managed with the input and support of Sylvan franchisees. Until 2000, he also served as executive director of Book Adventure, launching this new interactive, online reading program (www.bookadventure.com) with his team in 1999. From 1996 to 1997 he was vice president/general manager for the Franklin Mint jewelry and collector plates divisions. From 1988 to 1996, he held positions of increasing responsibility in brand marketing for Colgate-Palmolive Company's Hill's Pet Foods division (Science Diet brand), including marketing manager for all US marketing, director of marketing for Europe, and managing director/general manager of northern European subsidiaries (UK, Ireland, Belgium, Luxembourg, and Netherlands). He began his marketing career at the Quaker Oats Company, working on the Gatorade brand and Quaker frozen foods. Mr. Graves serves as an officer at the request of Sylvan under our services agreement with Sylvan. See "Related Party Transactions," "Business-- Services provided to us by Sylvan--Services Agreement."

   B. Lee McGee has been our senior vice president, chief financial officer, treasurer and assistant secretary since inception and a director since June 30, 2000. He has served as chief financial officer of Sylvan Learning Systems, Inc. or its predecessor entities since 1987 and executive vice president since 1997. Mr. McGee has been chief financial officer and treasurer of Sylvan Ventures, LLC, our majority stockholder, since 2000. Mr. McGee serves as an officer and director at the request of Sylvan and Sylvan Ventures under our services agreement with Sylvan. See "Related Party Transactions," "Business-- Services provided to us by Sylvan--Services Agreement."

   Robert Zentz has been our secretary, assistant treasurer and director since inception. He has been secretary of Sylvan Ventures, LLC, our majority stockholder since 2000 and since 1998, has been vice president and general counsel to Sylvan Learning Systems, Inc. From 1997 to 1998, Mr. Zentz was a partner of the law firm of Frank & Kraft. From 1996 to 1997, Mr. Zentz served as campaign manager in the political campaign of Jack O'Malley. From 1990 to 1996, he was vice president and general counsel of A.C. Nielsen, Inc., a marketing research firm. Mr. Zentz serves as an officer and director at the request of Sylvan and Sylvan Ventures under our services agreement with Sylvan. See "Related Party Transactions," "Business--Services provided to us by Sylvan--Services Agreement."

   Peter Cohen has been our assistant secretary and a director since inception. He has been president of Sylvan Learning Systems, Inc. since February 2000. From 1996 to February 2000, Mr. Cohen was president of the learning center division of Sylvan. Prior to joining Sylvan, he was the chief executive officer of The Pet Practice, an 85 hospital veterinary business. He also served as vice president of sales for National Media Corporation and senior vice president of corporate operations for Nutri-System Weight Loss Centers. Mr. Cohen serves as a director at the request of Sylvan under our services agreement with Sylvan. See "Related Party Transactions;" "Business-- Services provided to us by Sylvan--Services Agreement."

   Susannah Bennett has been our assistant secretary since June 30, 2000. Ms. Bennett has been vice president and assistant general counsel of Sylvan Learning Systems, Inc. since 1999 and 1995, respectively. Ms. Bennett serves as an officer at the request of Sylvan under our services agreement with Sylvan. See "Related Party Transactions," "Business-- Services provided to us by Sylvan--Services Agreement."

   Patricia B. Miller has been our assistant secretary since June 30, 2000. Ms. Miller has been senior vice president and vice president of franchise operations for Sylvan Learning Systems, Inc. since 1998 and 1995, respectively. Ms. Miller serves as an officer at the request of Sylvan under our services agreement with Sylvan. See "Related Party Transactions," "Business--Services provided to us by Sylvan--Services Agreement."

   Kelly Hodge-Williams has been our assistant secretary since June 30, 2000. Ms. Hodge-Williams has been executive director of the Sylvan Foundation since 1999. Ms. Hodge-Williams served as an investment representative and broker at DB Alex Brown, Inc. from 1990 to 1999. Ms. Hodge-Williams serves as an officer at the request of Sylvan under our services agreement with Sylvan. See "Related Party Transactions," "Business--Services provided to us by Sylvan-- Services Agreement."

   Barry Miller has been elected as a member of our board of directors effective upon the first closing of this offering. See "Plan of Distribution." Mr. Miller has served as president of NBM Management, a company which owns and operates Sylvan Learning Centers and Thomson Prometric, Computer Based Testing Centers in Northeast Ohio and Western Pennsylvania since 1985. Since 1991 Mr. Miller has served four terms as president of Sylvan Franchise Owners Association, Inc. and was a founding director and officer of SLC National Advertising Fund, Inc. Mr. Miller is currently a director of Sylvan Franchise Owners Association, Inc., serving as ex-officio president. He also serves as a director of the Sylvan National Advertising Fund. Mr. Miller was designated by the FOA and approved by Sylvan as the FOA's representative to our board of directors under the program agreement between Sylvan and the FOA.

Committees of the Board of Directors

   Our board of directors has no committees.

Series A Preferred Stock Director

   Under our charter, holders of our Series A preferred stock have the right to elect one member of our board of directors.

Program Agreement

   Sylvan has entered into a program agreement with the Sylvan Franchise Owners Association, Inc., or FOA, under which, during the term of our license agreement with Sylvan (see "Business--Relationship with Sylvan and Sylvan Ventures"), Sylvan has agreed to:

  . cause us to elect a person designated by the FOA and approved by Sylvan to our board of directors

  . establish a committee, the eSylvan Committee, comprised of two officers of Sylvan and two representatives of the FOA to:

   . negotiate with us regarding service fees and other modifications to the franchise benefits under the participation agreement between Sylvan and participating Sylvan franchisees (see "The Offering-- Participation Agreement)

   . To review with Sylvan the exploitation of technology and content developed by us and which we now or hereafter license to Sylvan, pursuant to the license agreement, and to review our schedule and priorities for Internet technology transfer to Sylvan franchisees, either through direct marketing by us (i.e., wholesaling) or through acquisition from us and distribution of technology products

   . To review and approve proposed modifications to the license agreement which may have a material effect on Sylvan franchisees

   . To review methodology for population analysis by territory for purposes of distributing our stock, or for payments of reverse royalties as contemplated in the form of participation agreement

   . To analyze Sylvan franchisee participation levels in our business and to develop strategies for increasing participation and benefits to Sylvan franchisees

   . To analyze efficacy data on our programs and determine areas where the SYLVAN brand may be negatively impacted, and to propose strategies to deal with any related areas of concern

   . To review audit data and verify proper payments have been made to Sylvan franchisees and other relevant financial matters

   . To provide such other guidance to Sylvan as the eSylvan Committee deems appropriate

   Deadlocks on the eSylvan Committee shall be resolved by the chief executive officer of Sylvan. Sylvan has agreed not to consent to certain material amendments to the license agreement without the affirmative vote of at least three-quarters of the members of the eSylvan Committee.

Executive Compensation

   We did not pay compensation to our chief executive officer or any of our other executive officers during 1999. In addition, we have not entered into any agreements or other arrangements with respect to such payments. Our executive officers are eligible to receive grants of securities pursuant to our 2000 Omnibus Stock Plan.

Director Compensation

   We did not pay compensation to our directors during 1999. In addition, we have not entered into any agreements or other arrangements with respect to such payments. Our directors are eligible to receive grants of securities pursuant to our 2000 Omnibus Stock Plan.

2000 eSylvan, Inc. Omnibus Stock Plan

   Our board of directors has established the 2000 eSylvan, Inc. Omnibus Stock Plan to enable us to grant equity compensation to our directors, officers, employees and consultants. Our stock plan will be administered by our board of directors. There are currently 3,000,000 shares of our common stock reserved and authorized for issuance under the plan. We intend to issue options under this plan at an exercise price of fair market value on the date of grant.

                          RELATED PARTY TRANSACTIONS

   Christopher Hoehn-Saric, our chairman, chief executive officer and director is a director and former co-chief executive officer and chairman of Sylvan Learning Systems, Inc. and chairman, president and a manager of Sylvan Ventures, LLC. B. Lee McGee, our senior vice president, chief financial officer, treasurer, assistant secretary and director is executive vice president, chief financial officer and treasurer of Sylvan Ventures, LLC. Robert Zentz, our secretary, assistant treasurer and director is vice president and general counsel of Sylvan Learning Systems, Inc. and secretary of Sylvan Ventures, LLC. Peter Cohen, our director, is president of Sylvan Learning Systems, Inc. Sylvan Ventures, LLC is a majority owned subsidiary of Sylvan Learning Systems, Inc. Other officers and employees also have relationships with Sylvan or Sylvan Ventures. Several of our officers or employees also hold equity interests in Sylvan or Sylvan Ventures.

   Our relationships with Sylvan and Sylvan Ventures are key elements of our business plan. These relationships are set forth in various contracts between us that require compensation to Sylvan or Sylvan Ventures in exchange for certain assets and services. The terms and conditions of these agreements were not negotiated on an arms-length basis with Sylvan or Sylvan Ventures and, accordingly, we expect that these terms and conditions may be less favorable to us than the terms and conditions that might have been negotiated on an arms-length basis with an unaffiliated third party. We believe, however, that the agreements and financing described below would not be available to us from an unaffiliated third party. We currently have no independent members of our board of directors; however, the transactions described below were unanimously approved by our stockholders. Upon closing of this offering, we intend to add at least one independent member to our board of directors. Following this offering, we intend that all affiliated transactions and any loans to affiliates be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties and we intend to have all such transactions and/or loans approved by a majority of the independent disinterested directors.

   On June 30, 2000, we entered into a license agreement with Sylvan pursuant to which we have licensed the materials we deem necessary to implement our business plan. See "Business--Relationship with Sylvan and Sylvan Ventures." We have agreed to pay Sylvan an initial license fee of $1 million and we have agreed to pay Sylvan a periodic, running royalty equal to 4% of our net revenues (gross revenues less discounts and refunds) and an additional amount equal to any sales, gross receipts or similar tax imposed on Sylvan. The initial license fee of $1 million was agreed to be an initial capital contribution by Sylvan, and no cash was paid for the initial license fee. During the first year of this agreement, there will be no guaranteed minimum royalty, but for each calendar year thereafter, there will be a guaranteed minimun royalty equal to 120% of the prior year's minimum royalty, with the guaranteed minimum royalty for the first calendar year of $400,000. As part of our arrangement with Sylvan, Sylvan has agreed to reduce future royalty payments due under the terms of the license agreement by any amounts that we pay to persons who invest in this offering; accordingly we will not accrue or pay royalties to Sylvan under this agreement until the amount of royalties that would otherwise be payable under this agreement exceeds this amount.

   On June 30, 2000, we entered into professional services agreement with Sylvan which sets forth the terms by which we will obtain referrals of students from Sylvan and its franchisees, make referrals to Sylvan and its franchisees, compensate Sylvan for providing tutors and other professionals to us and undertake certain co-marketing arrangements with Sylvan as follows:

  . Student Referrals. We may elect to participate in a cross referral program whereby we and Sylvan receive payments for each student referred to each other. Under the referral program, we will receive or pay amounts equal to 5%, up to a maximum of $100, of all revenues received by Sylvan or us, respectively, for the programs to which each referred student initially subscribes, including testing and registration fees. For each student enrollment a Sylvan franchisee generates for us, we will pay Sylvan a sales commission of 5%, up to a maximum of $100, of the revenues we receive for the first programs to which such student initially subscribes through the franchisee's center.

  . Professional Services. Prior to assigning a diagnostic and prescriptive instructor to a student, we must request Sylvan to provide an instructor for a committed period. In the event Sylvan does not provide an instructor, we may use instructors that are not provided by Sylvan. In the event Sylvan makes personnel available for committed periods, we shall reimburse Sylvan for the salary of such instructors or other personnel at an hourly rate based on the base compensation such person receives from Sylvan. In addition to salary reimbursement, Sylvan shall receive a 30% management fee for each hour of direct instruction or test administration, including some specified preparation time, or parent conferences (calculated as a salary reimbursement multiplied by 30%). Additional services to be provided to us by center personnel and corresponding fees may be arranged subsequently. If Sylvan refers instructors to us on an independent contractor basis, we will pay Sylvan a referral fee of $100.

  . Co-Marketing. We have agreed with Sylvan that we will provide a link to Sylvan's website on our website and Sylvan will provide a link to our website on its website. Sylvan has agreed to adhere to our reasonable directives concerning promotion of our business including displaying posters or other promotional materials in Sylvan-owned centers and requesting its franchisees to display posters or other promotional materials in their centers. As of June 30, 2000, we have paid no amounts under this agreement.

   On June 30, 2000, we entered into a services agreement with Sylvan pursuant to which Sylvan has agreed to provide MIS support services, corporate accounting department services, PeopleSoft (database management) services, human resources/payroll services and legal services to us on an independent contractor basis at fees that are fair and reasonable, as jointly determined by us and Sylvan for the services provided based on our utilization of such services. Fees that have not been paid shall accrue simple interest at the prime rate plus one percent per annum. This agreement has a one-year term and we can terminate the agreement at any time on 90 days notice. As of June 30, 2000, we have paid no amounts under this agreement.

   On June 30, 2000, we entered into a facility use agreement with Sylvan pursuant to which Sylvan has agreed to provide us with the use of its facilities for a quarterly use fee and separate overhead fee based upon Sylvan's good faith estimate of our use of such facilities. In the event Sylvan owns a facility, the use fee is based on market rent. In the event Sylvan leases a facility, the use fee is based on Sylvan's lease payments. We currently occupy office space pursuant to this agreement. This agreement has a one-year term, is renewable for an additional year and is terminable by either party on 60 days notice. As of June 30, 2000, we have paid no amounts under this agreement.

   On June 30, 2000, we entered into revolving credit note with Sylvan Ventures, LLC pursuant to which we may borrow up to $10 million. The note bears interest on the unpaid principal balance equal at the prime lending rate and terminates on December 31, 2001. No amounts have been borrowed under the note as of June 30, 2000.

   On June 30, 2000, we entered into a contribution agreement with Sylvan Learning Systems, Inc. under which we agreed to issue 14,000,000 shares of our common stock to Sylvan (of which 285,714 shares of our common stock were directed to Ivy West Educational Services, Inc.) in exchange for $5 million in cash, Sylvan's agreement to enter into the following contracts: (i) eSylvan license agreement, (ii) facilities use agreement; (iii) services agreement; and (iv) program agreement, and Sylvan's contribution of the following trademarks: 24-7 TUTORS; 24-7TUTORS.COM; ANYTIMETUTORS.COM; and ANYTIME TUTORS.

   On June 30, 2000, we entered into a stock purchase agreement with Sylvan Ventures, LLC under which we have agreed to issue an aggregate of 10,526,316 shares of Series A preferred stock in closings on the last day of each fiscal quarter through December 31, 2001 for an aggregate price of $20 million which represents a price per share of $1.90. In connection with this transaction, we have also entered into a registration rights agreement under which we have agreed to register the shares of common stock to be issued on conversion of the Series A preferred stock under certain circumstances. See "Description of Capital Stock--Series A Preferred Stock."

   During the period from October 1, 1999 through June 30, 2000, we incurred a net operating loss that was used by Sylvan to reduce consolidated income taxes payable. Because the income tax benefit resulting from these losses was utilized by Sylvan. We entered into an oral tax sharing agreement with Sylvan that provided that income tax benefits attributable to our operations that were realized by Sylvan would be treated as distributions to Sylvan. During the period from inception through June 30, 2000. We and Sylvan estimated that the tax benefits realized by Sylvan arising from our operations equaled approximately $1,768,454, summarized as follows:

       Tax benefit at U.S. statutory rate of 35%.................. $(1,588,295)
       Effect of permanent differences............................       1,508
       State income taxes, net of federal benefit.................    (181,667)
                                                                   -----------
       Total...................................................... $(1,768,454)

Sylvan will not realize income tax benefits in future periods attributable to our operations as a result of the transfer of Sylvan's ownership in our company to Sylvan Ventures on June 30, 2000. Sylvan Ventures is organized as a limited liability company, and under applicable income tax regulations, is unable to utilize or pass through losses to its members result from its investment in our company.

   As of July 14, 2000, Sylvan and Sylvan Ventures have committed to fund the cash requirements of our business at least through September 30, 2001.

   Under the terms of the offering set forth in this prospectus, Barry Miller, who has been elected as our director upon closing of this offering, will have the opportunity to invest in 17,204 shares and a cash payment in the amount of $5,832. Mr. Miller is the holder of a Sylvan franchise and may participate in the offering solely on that basis.

                            PRINCIPAL STOCKHOLDERS

   The following tables set forth certain information regarding the beneficial ownership of shares of our common stock and our Series A preferred stock as of July 21, 2000 by (i) each person known by us to own beneficially 5% or more of the outstanding shares prior to this offering, (ii) each of our directors and executive officers, (iii) our Chief Executive Officer, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, subject to community property laws where applicable. The percentages of beneficial ownership of common stock are based on 14 million shares of common stock outstanding as of July 21, 2000. No shares of our Class A convertible common stock were outstanding as of such date.

  Name and Address of         Common Stock         Series A Preferred Stock
  Beneficial Holder(1)     Beneficially Owned         Beneficially Owned
  --------------------    ------------------------ ---------------------------------
                            Number      Percentage   Number            Percentage
                          ----------    ---------- ---------------    --------------
Sylvan Ventures, LLC....  13,714,286      97.96%         1,754,386(2)          100%
Sylvan Learning Systems,
 Inc. ..................  13,714,286(3)   97.96%         1,754,386(3)          100%
Christopher Hoehn-
 Saric..................     --0--           *              --0--               *
David Graves............     --0--           *              --0--               *
B. Lee McGee............     --0--           *              --0--               *
Robert Zentz............     --0--           *              --0--               *
Peter Cohen.............     --0--           *              --0--               *
Susannah Bennett........     --0--           *              --0--               *
Patricia B. Miller......     --0--           *              --0--               *
Kelly Hodge-Williams....     --0--           *              --0--               *
Barry Miller............     --0--           *              --0--               *
All directors and
 Executive Officers
 as a group (9 persons)..    --0--           *              --0--               *

--------
* Represents beneficial ownership of not more than one percent of the outstanding common stock.
(1) The address of each stockholder listed in this table is c/o eSylvan, Inc., 34 Market Place, Baltimore, MD 21202.
(2) Represents shares to be issued to Sylvan Ventures, LLC on September 30, 2000 pursuant to a stock purchase agreement by and between eSylvan, Inc. and Sylvan Ventures, LLC dated as of June 30, 2000. Under this agreement, eSylvan, Inc. has agreed to issue an aggregate of 10,526,316 shares of Series A preferred stock in closings of 1,754,386 each on the last day of each fiscal quarter through December 31, 2001. See "Related Party Transactions."
(3) Represents shares held by Sylvan Ventures, LLC. Sylvan Learning Systems, Inc. is a controlling security holder of Sylvan Ventures, LLC and certain officers and/or directors of Sylvan Learning Systems, Inc. also serve as officers and/or managers of Sylvan Ventures, LLC. See "Related Party Transactions."

                         DESCRIPTION OF CAPITAL STOCK

   The following is a description of our capital stock and the rights associated with our capital stock. A complete description of our capital stock and the rights associated therewith is set forth in our charter as attached hereto as Annex C and our bylaws which have been filed with the Securities and Exchange Commission as an exhibit to our registration statement. See "Additional Information."

Class A Convertible Common Stock

   As of the date of this prospectus, we have no shares of Class A stock issued and outstanding. Following the closing of this offering, we expect that at least 2,700,000 shares of our Class A stock will be issued and outstanding.

   General. Holders of Class A stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of our Class A stock are entitled (on an as-converted basis) to receive ratably such dividends as may be declared from time to time by our board of directors on common stock out of funds legally available therefor. See "Dividend Policy." In the event of a dissolution, liquidation or winding-up, holders of Class A stock are entitled to share ratably with holders of common stock (on an as-converted basis) in all assets remaining after payment of liabilities and subject to the rights of any holders of other classes or series of stock that are then outstanding. In the event we combine by reverse stock split the outstanding Class A stock into a smaller number of shares, and as a result of such combination the holders of Class A stock are entitled to receive cash, the shares of Class A stock so combined will be valued as though such shares had been converted to common stock immediately prior to such combination. Our Class A stock has no preemptive or other subscription rights and no sinking fund provisions are applicable to our Class A stock. All shares of Class A stock to be outstanding upon completion of this offering will be duly authorized, validly issued, fully paid and nonassessable. Our Class A stock differs from our common stock in that the common stock is not convertible and it is not subject to the redemption provisions and transfer restrictions described below, unless imposed by contract.

   Conversion. All outstanding shares of our Class A stock shall automatically convert to common stock on the basis of one share of common stock for each share of Class A stock (subject to adjustment upon the occurrence of stock splits or reverse stock splits):

  .  upon a determination of our board of directors,

  . upon the closing of a firm commitment underwritten public offering of shares of our capital stuck in which:

   . the aggregate price paid for the shares by the public shall be $10,000,000 or more in cash, and

   . the price paid by the public for the shares reflects a preoffering valuation of $40,000,000 or more,

  . immediately prior to the consummation of a sale of all or a substantial portion of our assets, or any reorganization, consolidation, merger or statutory share exchange which is to be effected in such a way that holders of our stock shall be entitled to receive cash, assets or securities of another entity in exchange for our stock, or

  . upon the listing of shares of a class of our stock on the New York Stock Exchange, Inc, the American Stock Exchange, Inc. or the Nasdaq National Market or any successor markets or exchanges.

   Redemption. For a period beginning on the occurrence of any event listed below and ending 180 days after we receive written notice that any event listed below has occurred, we will have the right to redeem any or all shares of Class A stock then registered in the relevant stockholder's name:

  . in the event a holder of Class A stock is party to a franchise license agreement or area development agreement with Sylvan, upon the death of the holder, unless within 30 days following the death of the holder:

   . a member or members of the immediate family of the deceased holder becomes a party to the deceased holder's franchise license agreement or area development agreement with Sylvan,

   . the member or members of the immediate family of the deceased holder that becomes party to the deceased holder's franchise license agreement or area development agreement with Sylvan becomes the holder of the shares of Class A stock formerly held by that deceased holder, and

   . the member or members of the immediate family of the deceased holder that becomes party to the deceased holder's franchise license agreement or area development agreement with Sylvan acknowledges in writing that he is subject to the transfer restrictions set forth in the deceased holder's subscription agreement,

  .  the dissolution of a holder of any shares of Class A stock,

  . an involuntary transfer of any shares of Class A stock, which may be due to bankruptcy, divorce, an attachment of the shares or otherwise, or

  . if the transfer restrictions set forth in our charter and applicable to the Class A stock are determined to be invalid and a stockholder makes a transfer to any transferee other than us of any shares of Class A stock.

   For a period of 180 days after any event listed below, we will have the right to redeem shares of Class A stock then registered in the relevant stockholder's name as follows:

  . in the event a stockholder's franchise license agreement terminates, we will have the right to redeem any or all shares of Class A stock issued under the subscription agreement that sets forth the number of that franchise license agreement or the area development agreement territory covered by that franchise license agreement,

  . in the event a stockholder's rights under any area development agreement expire or terminate with respect to a specific territory and prior to the expiration or termination of those rights, the holder does not enter into a franchise license agreement pertaining to that territory, we will have the right to redeem any or all shares of Class A stock issued under the subscription agreement that sets forth that area development agreement territory, or

  . in the event a stockholder transfers its franchise license agreement or its area development rights with respect to a specific territory we will have the right to redeem any or all shares of Class A stock issued under the subscription agreement that sets forth that franchise license agreement number or area development agreement territory, unless simultaneously with such transfer:

   . such stockholder transfers all shares of Class A stock issued under such subscription agreement to the transferee of the franchise license agreement or area development rights,

   . such transferee becomes a party to a franchise license agreement or area development agreement with Sylvan, and

   . such transferee acknowledges in writing that he is subject to the transfer restrictions set forth in the transferor's subscription agreement.

   For purposes of this paragraph, a transfer as discussed above occurs when
(i) a franchisee or potential franchisee directly or indirectly sells, assigns, transfers, conveys, gives away, pledges, mortgages or otherwise encumbers any interest in a franchise license agreement or area development agreement or any portion or aspect thereof, or (ii) a franchisee or potential franchisee or any holder of equity or voting interests in a franchisee or potential franchisee, directly or indirectly, in a single transaction or a series of related transactions, sells, assigns, transfers, conveys, gives away, pledges, mortgages or otherwise encumbers any equity or voting interest in the franchisee or potential franchisee if the effect of the transaction is to reduce the aggregate percentage of equity interests or voting interests of all equity holders or holders of voting interests of the franchisee or potential franchisee prior to the transfer to less than fifty-one percent.

   The redemption price per share of Class A stock redeemed as discussed above will be the greater of (i) $0.875 (as adjusted for stock splits, stock dividends, recapitalizations or similar transactions with respect to the Class A stock) or (ii) the most recently appraised value per share of the Class A stock as determined or approved by our Board of Directors. The redemption provisions described above will not be applicable to the common stock received on conversion of the Class A stock.

   Restrictions on Transfer. Any transfer of shares of Class A stock except to us shall be null and void and the intended transferee of the shares shall be deemed never to have had an interest in the shares. The restrictions on transfer described in the preceding sentence shall terminate upon the earlier to occur of September 30, 2010 or any of the following events:

  .  a determination of our board of directors,

  .  the cessation of our business,

  . our bankruptcy, liquidation, receivership, or dissolution, or assignment for the benefit of creditors,

  . in the event a holder of Class A stock that is party to a franchise license agreement or area development agreement with Sylvan dies, then for a period of 30 days following the death of such holder, such restrictions on transfer will not apply solely with respect to a transfer to a member or members of the immediate family of the deceased holder that becomes a party to the deceased holder's franchise license agreement or area development agreement with Sylvan if the new holder or holders acknowledge in writing that the transferred shares remain subject to the transfer restrictions set forth in the deceased holder's subscription agreement, or

  . in the event a holder of Class A stock that is party to a franchise license agreement or area development agreement with Sylvan transfers its franchise license agreement or its area development rights with respect to a specific territory, such restrictions on transfer will not apply solely with respect to a simultaneous transfer to the transferee of the franchise license agreement or area development rights if such transferee receives all shares of Class A stock issued under the subscription agreement that sets forth the transferred franchise license agreement number or area development agreement territory for the which the development rights have been transferred, such transferee becomes a party to a franchise license agreement or area development agreement with Sylvan, and such transferee acknowledges in writing that the transferred shares of Class A stock remain subject to the transfer restrictions set forth in the transferor's subscription agreement.

   As a condition to this offering, you must agree that if requested by the underwriter for our first firm commitment underwritten public offering of shares of our stock in which:

  . the aggregate price paid for such shares by the public is $10,000,000 or more in cash, and

  . the price paid by the public for such shares reflects a preoffering valuation $40,000,000 or more you will execute and deliver to the underwriter a written agreement that restricts the transfer of your stock, without the prior written consent of the underwriter, for a period not in excess of the lesser of the lock-up period applicable to securities issued pursuant to our omnibus stock plan or 180 days. We have not yet determined the lock-up period applicable to securities to be issued pursuant to our omnibus stock plan; however we expect that such period will not be more than 180 days. This written agreement shall apply to shares of Class A stock in which you invest under this prospectus and all other shares of stock and all other equity securities that you now own or which may be issued to you in consequence of any additional issuance, purchase, conversion, exchange or reclassification of shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split, share dividend, or which you acquire in any other manner.

Common Stock

   As of the date of this prospectus, we have 14 million shares of common stock issued and outstanding. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time on our common stock by our board of directors out of funds legally available therefor. See "Dividend Policy." In the event of a dissolution, liquidation or winding-up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and subject to the rights of any holders of other classes or series of stock that are then outstanding. Holders of common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and will be upon completion of this offering, duly authorized, validly issued, fully paid and nonassessable.

Series A Preferred Stock

   As of the date of this prospectus, we have no shares of Series A preferred stock issued and outstanding. On June 30, 2000, we entered into a stock purchase agreement with Sylvan Ventures under which we agreed to issue an aggregate of 10,526,316 shares of Series A preferred stock in six closings on the last day of each fiscal quarter through December 31, 2001 for an aggregate price of $20 million which represents a price per share of $1.90.

   General. Holders of Series A preferred stock are entitled to five votes for each share of common stock into which the Series A preferred stock held of record by such holder may be converted on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of our Series A preferred stock, voting as a separate class, are entitled to elect one (1) director to our board of directors by a plurality vote. Holders of our Series A preferred stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors on common stock (on an as-converted basis) and/or on Series A preferred stock out of funds legally available therefor. See "Dividend Policy." In the event of a dissolution, liquidation or winding-up, holders of Series A preferred stock are entitled to share ratably (on an as-converted basis) with holders of common stock in all assets remaining after payment of liabilities and subject to the rights of any holders of other classes or series of stock that are then outstanding. Our Series A preferred stock has no preemptive or other subscription rights and no sinking fund provisions are applicable to our Series A preferred stock.

   Conversion. Any holder of our Series A preferred stock is entitled to convert to common stock all or any of the shares of Series A preferred stock held by such holder at any time. All outstanding shares of our Series A preferred stock will automatically convert to common stock upon the closing of a firm commitment underwritten public offering of shares of our capital stock in which:

  . the aggregate price paid for the shares by the public is $10,000,000 or more, and

  . the price paid by the public for the shares reflects a preoffering valuation of $40,000,000 or more.

   The total number of shares of our common stock into which the Series A preferred stock is convertible will be equal to the number of shares of Series A preferred stock being converted multiplied by a conversion ratio, which ratio is determined by dividing $1.90 by the conversion price in effect at the time of such conversion. The initial conversion price is $1.90. The conversion price will be subject to adjustment as described in the anti-dilution provisions below.

   Anti-dilution. If at any time prior to a firm commitment underwritten public offering of shares of our capital stock satisfying the criteria set forth above, we issue additional shares of our common stock, or other securities or rights convertible into or exercisable for our common stock, at a purchase price per share that is or is subsequently adjusted to be less than the then-applicable conversion price (other than the issuance of (i) Class A stock under this offering, (ii) common stock options under our omnibus stock plan, or (iii) common stock to former stockholders of Ivy West Educational Services, Inc. in connection with our acquisition of its assets), the conversion price will be reduced on a weighted average basis to diminish the dilutive effect of such issuance on our Series A preferred stock. Similarly, the conversion price will be adjusted to prevent dilution upon the occurrence of stock splits, stock dividends, combinations, reclassifications, and other similar transactions.

   Registration Rights. In connection with the Series A preferred stock purchase agreement, we entered into a registration rights agreement with Sylvan Ventures under which we granted Sylvan Ventures and its transferees the right to request registration under the Securities Act of shares of common stock into which the Series A preferred stock is convertible, conversion shares, on two separate occasions upon the request of the holders of not less than 50% of the then outstanding Series A preferred stock. This right becomes effective upon the earlier of the effective date of a registration statement pertaining to our initial firm commitment public offering for cash or the date a class of our capital stock is listed on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market. Further, we have agreed that upon the request of the holders of Series A preferred stock, we will include conversion shares in any registration statement we file to offer our common stock. Also, if we become eligible to offer securities on Form S-3, an abbreviated registration form under the Securities Act, we have agreed to register the conversion shares on Form S-3 upon request of the holders of the Series A preferred stock. The registration fees in connection with each of the registrations discussed above will be paid by us. Also we have agreed to indemnify the holders of the Series A preferred stock and the underwriters of any offering of conversion shares for certain claims that arise in connection with any registration statement.

Indemnification

   Our charter provides that we shall indemnify our currently acting and former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended. If approved by our board of directors, we may indemnify our employees, agents and persons who serve or have served, at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by our board of directors. We shall advance expenses to our directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may in the discretion of our board of directors advance expenses to employees, agents and others who may be granted indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   Our charter provides that, to the fullest extent permitted by the Maryland General Corporation Law as it may be amended from time to time, none of our directors or officers shall be liable to us or our stockholders for monetary damages arising out of events occurring at the time that person is serving as a director or officer, regardless of whether that person is a director or officer at the time of a proceeding in which liability is asserted. Under current Maryland law, the effect of this provision is to eliminate our right and the right of our stockholders to recover monetary damages from a director or officer except:

  . to the extent that it is proved that the director or officer actually received an improper benefit, or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received

  . to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding

   In situations to which this charter provision applies, the remedies available to us or our stockholders are limited to equitable remedies such as injunction or rescission.

Anti-takeover effect of charter provisions

   The charter provisions discussed below may reduce our vulnerability to an unsolicited proposal for takeover if and when our capital stock commences trading on a public market. In some circumstances, some stockholders may consider these provisions to have disadvantageous effects. Takeover offers are frequently made at prices above the market price of the target company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the target company's stock to reach levels that are higher than would otherwise be the case. Our charter provisions, as well as the statutory and regulatory provisions mentioned above, may discourage any of these acquisitions, even though these acquisitions might be beneficial to us or our stockholders. Accordingly, stockholders could be deprived of the opportunity to sell their stock at prices in excess of current market prices, which often prevail as the result of such occurrences.

   Constituency Provision. Maryland law permits a corporation to include in its charter a provision that allows the board of directors of the corporation, in considering a potential acquisition of control of the corporation, to consider the effect of the potential acquisition of control on stockholders, employees, suppliers, customers, and creditors of the corporation and the communities in which offices or other establishments of the corporation are located. Our charter includes a provision to this effect.

   Board Authority to Increase Authorized Stock. Maryland law permits a corporation to include in its charter a provision that allows the board of directors of the corporation, by a majority of the entire board of directors and without action by the stockholders, to amend the charter of the corporation to increase or decrease the aggregate number of shares of stock of the corporation or the number of shares of stock of any class that the corporation has authority to issue. Our charter includes a provision to this effect.

   Availability of Appraisal Rights. A stockholder of a Maryland corporation is generally entitled to demand and receive payment of the fair value of the stockholder's stock if the corporation consolidates or merges with another corporation, the stockholder's stock is acquired in a share exchange or in certain other situations. This right is generally referred to as appraisal. Maryland law permits a corporation to include in its charter a provision that the holders of shares of stock of any class of the corporation are not entitled to exercise appraisal rights. Our charter includes a provision to this effect.

   Amendment of Bylaws. Our charter provides that the board of directors, and not the stockholders, shall have the exclusive power to make, alter, amend or repeal our Bylaws.

                        SHARES ELIGIBLE FOR FUTURE SALE

   There is and following this offering there will be no trading market for any class of our stock. As of the date of the closing of this offering, we will have up to 3 million outstanding shares of Class A stock and 14 million outstanding shares of common stock none of which will be freely transferable. Further we have agreed to issue 10,526,316 shares of Series A preferred stock which shares will entitle to holder thereof to the right to require us to register shares issuable on conversion of such shares for sale under the Securities Act under certain circumstances. See "Description of Capital Stock." As of the date of the closing of this offering, our outstanding shares of common stock and Series A preferred stock will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state. Certificates for such shares will contain a legend to the effect that such shares may not be transferred without an opinion of counsel that such transfer will not violate the registration requirements of the securities laws. We have no provisions in our agreements that restrict future sales of securities to Sylvan franchisees; however we have no intention of making any future securities offering to Sylvan franchisees that do not participate in this offering.

                             PLAN OF DISTRIBUTION

   Under this prospectus, we are soliciting solely from holders of Sylvan franchise license agreements or area development agreements (dated prior to July 28, 2000) pertaining to Sylvan franchise territories located in the United States (exclusive of its territories) and Canada, offers to invest in up to a maximum of 3,000,000 shares of Class A stock and a cash payment in exchange for the execution and delivery to us and Sylvan of subscription agreements in the form attached hereto as Annex A and participation agreements, in the form attached hereto as Annex B, respectively. Any potential franchise licensee under an area development agreement relating to a territory in which the potential franchise licensee was not, as of July 28, 2000, in compliance with the development schedule set forth in such area development agreement is excluded from this offering. The primary purpose of this offering is to build and maintain the support and goodwill of the existing Sylvan franchise community. The costs of the offering, which we currently estimate at $350,000, will be borne by us.

   The specific number of shares of Class A stock in which you may offer to invest is set forth in a prospectus supplement accompanying this prospectus that sets forth your name and the number of your franchise license agreement with Sylvan or your area development agreement territory. Your cash payment is calculated by multiplying $0.35 by the number of shares of Class A stock in which you may offer to invest. No one may use this prospectus to consummate sales of shares of our Class A stock unless it is accompanied by a prospectus supplement. The delivery in any jurisdiction of this prospectus together with a prospectus supplement relating to a specific offering of our Class A stock shall not constitute an offer in that jurisdiction of any other securities covered by this prospectus but not described in the prospectus supplement. To make an offer to invest in shares of our Class A stock, you must deliver to us an executed counterpart of the subscription agreement and deliver to Sylvan an executed counterpart of the participation agreement prior to the close of business on the termination date of the offering. A copy of the subscription agreement and the participation agreement, together with a preaddressed return envelope, is included with this prospectus. You are free to enter into the participation agreement with Sylvan without making an offer; however, delivery of executed counterparts to the participation agreement and the subscription agreement is a condition to any offer to invest in shares of our Class A stock.

   The number of shares that we offer to you, as included in the prospectus supplement relating to our offering to you, was determined as of May 15, 2000, by multiplying the number of shares that we are offering in your country by a fraction, the numerator of which is the K-12 student age population in the territory set forth in your franchise license agreement or area development agreement with Sylvan, and the denominator of which equals to total K-12 student age population in all Sylvan licensed territories in your country which was 31,799,085 for the United States and 2,672,879 for Canada. We determined the number of shares we are offering in your country by multiplying the total number of shares that we are offering under this prospectus by a fraction, the numerator of which is the reported 1999 gross revenues from licensed Sylvan centers in your country (exclusive of its territories), and the denominator of which is the total 1999 reported gross revenues from licensed Sylvan centers in both the United States (exclusive of its territories) and Canada. Based on this calculation, we intend to offer up to 2,850,00 shares and up to 150,000 shares with respect to franchise license agreement or area development agreement territories located in the United States and Canada, respectively. The basis for determining how many shares we offer you is the same for all persons being offered shares of our Class A Common Stock, or this offering.

   We determined the formula described above and the other terms by which Sylvan franchisees may participate in our business, as described in the form of participation agreement attached hereto as Annex B, through more than four months of negotiations between our representatives and the board of directors of the Sylvan Franchise Owners Association, Inc., or FOA. The FOA was chartered by Sylvan franchisees to share information, represent the views of franchisees to Sylvan's management and participate with Sylvan in the management of critical resources. Membership in the FOA is open to all Sylvan franchisees and a majority of Sylvan franchisees are currently members. The board of directors of the FOA is comprised of up to ten FOA members representing its member franchisees in four regions in the United States and one region in Canada that are elected to two year terms.

   Please note that if you are party to more than one franchise license agreement with Sylvan or if you are party to an area development agreement with Sylvan pertaining to more than one Sylvan franchise territory, you will receive a separate solicitation for each franchise license agreement and each area development agreement territory.

   In the event you make an offer to invest in shares of our Class A stock, we can accept that offer by delivering an executed counterpart of the subscription agreement and the participation agreement to you. The subscription agreement and the participation agreement will be dated as of the date of our acceptance of your offer. We reserve the right to withdraw, cancel, modify or suspend the solicitation of an offer at any time and to accept or reject an offer in our sole discretion; provided, however, that if we accept an offer to invest in shares of Class A stock pursuant to the prospectus from any Sylvan franchisee prior to the termination date, we must accept your offer if you comply with the representations, warranties, acknowledgements and agreements set forth in the subscription agreement and the participation agreement.

   The offering will commence on the date of this prospectus and the termination date shall be 60 days after the date of this prospectus, unless we extend the termination date for one or more additional periods not to exceed an additional year in the aggregate.

   We currently do not intend to sell any shares of our Class A stock unless we receive offers to invest in at least 2,700,000 shares which number represents 90% of the shares offered by this prospectus. In our sole discretion, however, we may lower or eliminate this requirement at any time. If we receive offers to invest in 2,700,000 shares prior to the termination date, we will hold a closing. At the closing, we will accept the offers of investors that have submitted executed counterparts of the subscription and participation agreements, issue stock certificates and cash payments to these investors and these investors will become our stockholders. Until the closing, investors that make offers to invest in our Class A stock will not be stockholders and will not have the rights of stockholders. Stock certificates will not be issued until the closing.

   In the event you make an offer to invest in shares by returning a counterpart subscription and participation agreement prior to the closing, such offer will be irrevocable and you will not be entitled to withdraw your offer. We will hold your offer pending the closing. We will mail you a written confirmation of receipt of your counterpart subscription and participation agreements. If the 2,700,000 shares, or if such requirement is waived or lowered, the number of shares we determine, is not sold by the termination date, we will return your executed counterpart participation agreement and subscription agreement, thereby declining your offer. In the event the offering continues beyond the closing, following the closing we may sell shares of our Class A stock in any number of additional closings until the offering termination date. We intend to hold these additional closings on an ongoing basis as offers are received until the termination of the offering.

   If we receive offers to invest in at least 2,700,000 shares, or such lesser number of shares as we may determine, prior to the termination of the offering, at the final closing, we will offer one half of the shares offered by this prospectus that remain unsubscribed, up to a maximum of 150,000 shares, to the SLC National Advertising Fund, Inc. ("SNAF") on substantially the terms set forth in the subscription agreement attached hereto as Annex A and at a price equal to the par value of such shares. SNAF oversees a fund contributed by Sylvan and its franchisees which is used for the purpose of preparing and placing national advertising materials, programs and public relations activities for Sylvan Learning Centers. SNAF is a non-stock corporation of which Sylvan and the FOA are the sole members and it is operated by a four-member board of directors, two members of which are appointed by each of Sylvan and the FOA.

   We will only effect transactions in shares of our Class A stock through our designated issuer-agent and assistant secretary, Kelly Hodge-Williams. Only Ms. Hodge-Williams will sign subscription agreements on our behalf. Ms. Hodge-Williams has successfully passed the Series 63--Uniform Securities Agent State Law Examination.

   The shares of our Class A stock issued hereunder will be new issues of securities with no established trading market. We do not intend to apply for listing of our Class A stock on any securities exchange. The shares of our Class A stock issued hereunder will be subject to certain restrictions on resale set forth in our charter and the subscription agreement. See "Description of Capital Stock--Class A Convertible Common Stock;" "The Offering--Subscription Agreement;" "Annex C."

                       TRANSFER AGENT AND REGISTRAR

   First Union National Bank, 1525 W. WT Harris Blvd., 3C3, Charlotte, North Carolina 28288-1153, (704) 590-0394 or (800) 829-8432 will act as transfer agent and registrar for our Class A convertible common stock.

                                 LEGAL MATTERS

   Venable, Baetjer and Howard, LLP, Baltimore, Maryland will pass upon the validity of the shares of common stock offered by this prospectus for us.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our financial statements at June 30, 2000 and for the period October 1, 1999 (date of inception) through June 30, 2000, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   [   ], an investment banking firm, has provided a valuation report, attached hereto as Annex D, as to the value of the Class A stock offered by this prospectus, solely for tax purposes.

                            ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act, with respect to the common stock offered by this prospectus. As permitted by the rules and regulations of the Commission, this prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the Class A stock offered hereby, reference is made to the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents or provisions of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the Commission. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, including our registration statement and all exhibits and amendments to our registration statement, are publicly available through the Commission's website at http://www.sec.gov.

                               eSylvan, Inc.

                   (a Subsidiary of Sylvan Ventures, LLC

                    and a Development Stage Enterprise)

                       Audited Financial Statements

            For the period October 1, 1999 (date of inception)

                           through June 30, 2000

                                 Contents

Report of Independent Auditors.............................................. F-2
Audited Financial Statements
Balance Sheet............................................................... F-3
Statement of Operations..................................................... F-4
Statement of Stockholders' Equity........................................... F-5
Statement of Cash Flows..................................................... F-6
Notes to Financial Statements............................................... F-7

                      Report of Independent Auditors

The Board of Directors and Stockholders

eSylvan, Inc.

   We have audited the accompanying balance sheet of eSylvan, Inc. (a subsidiary of Sylvan Ventures, LLC), a development stage company, as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the period October 1, 1999 (date of inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eSylvan, Inc. at June 30, 2000, and the results of its operations and its cash flows for the period October 1, 1999 (date of inception) through June 30, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young, LLP

Baltimore, Maryland

September 11, 2000
                               eSylvan, Inc.

                   (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                               Balance Sheet

                               June 30, 2000

Assets
Property and equipment:
 Furniture and equipment......................................... $    894,798
 Software........................................................      275,625
 Educational content.............................................      351,702
 Leasehold improvements..........................................      156,218
                                                                  ------------
                                                                     1,678,343
 Accumulated depreciation........................................      (39,224)
                                                                  ------------
                                                                     1,639,119

Deferred costs and other assets..................................      304,294
                                                                  ------------
Total assets..................................................... $  1,943,413
                                                                  ============
Liabilities and stockholders' equity
Accounts payable and accrued expenses............................ $  1,829,409
Commitments and contingent liabilities...........................           --

Stockholders' equity:
 Series A Convertible Preferred Stock, par value $.001 per
  share--authorized 20,000,000 shares, 10,526,316 shares
  subscribed and unissued........................................       10,526
 Class A Convertible Common Stock, par value $.001 per share--
  authorized 10,000,000 shares, no shares issued and
  outstanding....................................................           --
 Common stock, par value $.001 per share--authorized 70,000,000
  shares, 14,000,000 shares issued and outstanding...............       14,000
 Additional paid-in capital......................................   22,755,913
 Less: Subscription receivable for Series A Convertible Preferred
  Stock..........................................................  (20,000,000)
    Amounts receivable from sale of common stock.................     (348,009)
                                                                  ------------
                                                                     2,432,430
 Accumulated deficit.............................................   (2,318,426)
                                                                  ------------
Total stockholders' equity.......................................      114,004
                                                                  ------------
Total liabilities and stockholders' equity....................... $  1,943,413
                                                                  ============

                          See accompanying notes.

                               eSylvan, Inc.

                   (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                          Statement of Operations

            For the period October 1, 1999 (date of inception)

                           through June 30, 2000

Revenues.......................................................... $        --
Cost and expenses:
Sales and marketing...............................................      87,427
General and administrative........................................   2,101,465
Research and development..........................................   1,924,278
Allocated indirect overhead costs.................................     424,817
                                                                   -----------
Total costs and expenses..........................................   4,537,987
                                                                   -----------

Operating loss accumulated during the development stage...........  (4,537,987)

Allocated income tax benefit......................................   1,768,454
                                                                   -----------
Net loss accumulated during the development stage................. $(2,769,533)
                                                                   ===========
Basic and diluted loss per common share........................... $    (54.01)
                                                                   ===========

                          See accompanying notes.

                              eSylvan, Inc.

                  (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                    Statement of Stockholders' Equity

            For the period October 1, 1999 (date of inception)

                          through June 30, 2000

                                                                          Subscription
                                                                           Receivable    Amounts
                              Series A     Class A                        for Series A  Receivable
                   Owner's   Convertible Convertible         Additional   Convertible   from Sale
                     Net      Preferred    Common    Common    Paid-In     Preferred    of Common   Accumulated
                  Investment    Stock       Stock     Stock    Capital       Stock        Stock       Deficit       Total
                  ---------- ----------- ----------- ------- -----------  ------------  ----------  -----------  -----------
Contributions
 from Sylvan for
 the period
 October 1, 1999
 through
 February 2,
 2000 (see Note
 2).............   $994,047    $    --       $--     $    -- $        --  $         --  $      --   $        --  $   994,047
Non-cash
 distributions
 to Sylvan for
 the period
 October 1, 1999
 through
 February 2,
 2000 (see Note
 5).............   (298,863)        --        --          --          --            --         --            --     (298,863)
Net loss for the
 period October
 1, 1999 (date
 of inception)
 through
 February 2,
 2000...........   (451,107)        --        --          --          --            --         --            --     (451,107)
Incorporation
 and
 reorganization
 on February 3,
 2000...........   (244,077)        --        --          --     244,077            --         --            --           --
Contributions
 from Sylvan for
 the period
 February 3,
 2000 through
 June 30, 2000
 (see Note 2)...         --         --        --          --   3,657,944            --         --            --    3,657,944
Non-cash
 distributions
 to Sylvan for
 the period
 February 3,
 2000 through
 June 30, 2000
 (see Note 5)...         --         --        --          --  (1,469,591)           --         --            --   (1,469,591)
Sale of
 14,000,000
 shares of
 common stock to
 Sylvan (see
 Note 8)........         --         --        --      14,000     334,009            --   (348,009)           --           --
Subscription to
 purchase
 10,526,316
 shares of
 Series A
 Preferred Stock
 by Sylvan
 Ventures (see
 Note 6)........         --     10,526        --          --  19,989,474   (20,000,000)        --            --           --
Net loss for the
 period February
 3, 2000 (date
 of
 incorporation)
 through June
 30, 2000.......         --         --        --          --          --            --         --    (2,318,426)  (2,318,426)
                   --------    -------       ---     ------- -----------  ------------  ---------   -----------  -----------
Balance at June
 30, 2000.......   $     --    $10,526       $--     $14,000 $22,755,913  $(20,000,000) $(348,009)  $(2,318,426) $   114,004
                   ========    =======       ===     ======= ===========  ============  =========   ===========  ===========

                         See accompanying notes.

                               eSylvan, Inc.

                   (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                          Statement of Cash Flows

            For the period October 1, 1999 (date of inception)

                           through June 30, 2000

Operating activities
Net loss accumulated during the development stage................ $(2,769,533)
Adjustments to reconcile net loss accumulated during the
 development stage to net cash used in operating activities:
 Depreciation and amortization ..................................      39,224
 Allocated income tax benefit....................................  (1,768,454)
 Changes in operating assets and liabilities:
  Accounts payable and accrued expenses..........................   1,253,784
  Other assets...................................................      (4,294)
                                                                  -----------
Net cash used in operating activities............................  (3,249,273)

Investing activities
Purchase of property and equipment...............................  (1,402,718)
                                                                  -----------
Net cash used in investing activities............................  (1,402,718)

Financing activities
Cash expenditures by Sylvan made on the Company's behalf and
 accounted for as capital contributions..........................   4,651,991
                                                                  -----------
Net cash provided by financing activities........................   4,651,991
                                                                  -----------
Net change in cash...............................................          --
Cash at beginning of period......................................          --
                                                                  -----------
Cash at end of period............................................ $        --
                                                                  ===========

                          See accompanying notes.

                              eSylvan, Inc.

                  (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                      Notes to Financial Statements

                              June 30, 2000
1. Summary of Significant Accounting Policies

 Organization and Operations

   eSylvan, Inc., (the "Company") was incorporated by Sylvan Learning Systems, Inc. ("Sylvan") on February 3, 2000 under the laws of the state of Maryland for the purpose of delivering through Internet-based applications high quality supplemental education programs to families. Prior to incorporation and upon inception on October 1, 1999, the Company operated as an unincorporated division of Sylvan. On June 30, 2000, Sylvan contributed substantially all of its ownership in the Company to a newly formed majority-owned subsidiary of Sylvan, Sylvan Ventures, LLC ("Sylvan Ventures").

   Since inception, the Company's activities have consisted primarily of organizational and research and development activities for its planned principal operations. Accordingly, no revenue has been earned, and the Company is considered a development stage company at June 30, 2000.

   The Company has adopted a fiscal year ending on December 31st.

 Basis of Financial Statement Presentation

   As more fully discussed in Note 2, the accompanying statement of operations includes an allocation of Sylvan's corporate expenses. The allocated expenses and contributions of Sylvan prior to incorporation were accumulated into a single caption on the balance sheet entitled "owner's net investment." Subsequent to incorporation on February 3, 2000, these allocations and contributions were accounted for as additional paid-in capital.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   All of the accounting judgments, estimates and allocations used in the preparation of the financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocation and estimates are not necessarily indicative of the costs that would have resulted if the Company operated as a separate entity.

 Property and Equipment

   Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives. Estimated useful lives of furniture and equipment, computer software, and educational content range from three to seven years. Leasehold improvements are depreciated over the lesser of the lease term or the useful life of the asset.

   Educational content consists of payments made to vendors to acquire educational content to be delivered to the Company's customers through its Internet-based applications.

                              eSylvan, Inc.

                  (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                      Notes to Financial Statements

1. Summary of Significant Accounting Policies (continued)

 Deferred Costs

   Deferred costs at June 30, 2000 includes $300,000 of costs incurred in connection with the proposed sale of 3,000,000 shares of Class A Common Stock. All costs will be accounted for as a reduction of additional paid-in capital upon the completion of the offering, or charged to expense upon the determination that the completion of the offering will likely not occur.

 Impairment of Long-Lived Assets

   Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If an impairment indicator is present, the Company evaluates whether an impairment exists on the basis of undiscounted expected future cash flows from operations for the remaining amortization period. If an impairment exists, the asset is reduced by the estimated shortfall of discounted cash flows.

 Research and Development

   The Company accounts for web site development costs in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Costs incurred in planning the development of the Company's web site have been expensed as research and development costs. After completion of the planning stage and the establishment of the plan's technological feasibility as evidenced by a detailed program design, the Company will capitalize the costs of developing software to operate the web site, until such time as the web site is available for use by customers.

 Advertising Costs

   The Company expenses advertising as incurred. Advertising expense totaled approximately $87,427 for the period October 1, 1999 through June 30, 2000.

 Income Taxes

   The operations of the Company are included in the consolidated federal income tax return of Sylvan Learning Systems, Inc. For financial reporting purposes, the Company has used the separate return method to determine the U.S. federal income tax expense attributable to its operations. Under this method, in computing income tax expense, the Company has assumed that it was not eligible to be included in the consolidated U.S. federal income tax return of Sylvan but rather was a separate taxpayer. The federal income tax benefit attributable to the Company's operations during the period presented was realized by Sylvan, and was therefore accounted for as a distribution to Sylvan that reduced additional paid-in capital.

 Effect of Pending Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivatives Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 2000. Management does not anticipate that the adoption of the new Statement will have a significant effect on the financial position of the Company.

                              eSylvan, Inc.

                  (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                      Notes to Financial Statements

2. Related Party Transactions and Corporate Allocations

   All obligations of the Company during the period October 1, 1999 (date of inception) through June 30, 2000 were satisfied by Sylvan and accounted for as contributions to capital. These obligations included all expenditures for property and equipment and all expenses directly attributable to the Company's operations and paid through Sylvan's cash management systems, as the Company does not maintain any cash accounts. In addition, management has allocated corporate indirect overhead costs to the Company based on an analysis of the components of corporate general and administrative expenses and the estimated percentage of each component attributable to the Company. Corporate general and administrative expenses consist principally of corporate payroll and were allocated considering the estimated efforts of individual employees. Management believes that the method used to allocate these expenses is reasonable.

   Allocated indirect overhead costs consist principally of the following:

  . Corporate human resources, including labor relations, payroll and training

  . Executive, finance, accounting and legal and administration

  . Tax services, including tax return preparation

  . Information management services

   The Company has received a written commitment from Sylvan and Sylvan Ventures to provide additional funding to support its operations through at least September 30, 2001. As of June 30, 2000, there is no agreed-upon limitation on the amount of funding to be provided by Sylvan and Sylvan Ventures.

   On June 30, 2000 the Company entered into a management and facility use agreement with Sylvan under which Sylvan will provide certain management, financial, legal, management information and human resources services and other management or administrative services upon request. The Company will also use certain facilities of Sylvan. The Company will pay a quarterly fee that will be based on Sylvan's good faith estimate of the cost of the use of such services and facilities. This agreement has a one-year term, is renewable for an additional year, and is terminable by either party with 60 days notice.

   On June 30, 2000, the Company entered into a license agreement with Sylvan to license specified trademarks, service marks and educational content in connection with its business. In consideration for this license, the Company was obligated to pay an initial license fee of $1,000,000 and will pay quarterly royalties in an amount equal to 4% of net revenues of the Company derived from internet service delivery. A minimum annual royalty of $400,000 will be payable commencing in 2002, and the minimum royalty will increase by 20% each year until the expiration of the agreement. The term of the agreement is 5 years, except for the content license, which is perpetual during the duration of the applicable copyrights. The Company at its option may renew the license for consecutive five-year terms.

   The initial license fee of $1,000,000 due to Sylvan was agreed to be an initial capital contribution by Sylvan, and no cash was paid for the initial license fee. Because this was a nonmonetary transaction between a parent and its subsidiary prior to an initial public offering, the Company was required by accounting regulations to record the license at its historical cost basis to Sylvan. Because Sylvan had no basis in the transferred assets, the Company recorded no amount as the value of the license.

                              eSylvan, Inc.

                  (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                      Notes to Financial Statements

3. Line of Credit

   On June 30, 2000, the Company entered into a revolving credit facility with Sylvan Ventures, under which it may borrow up to $10,000,000. All borrowings under this facility bear interest at the prime rate of interest and are due on December 31, 2001. No amounts had been borrowed under the facility as of June 30, 2000.

4. Leases

   The Company conducts all of its operations from Sylvan's administrative offices. A pro rata portion of Sylvan's administrative lease expense is charged to the Company based on an estimate of square footage occupied by the Company's personnel. Rent expense for the period presented was $85,591.

5. Income Taxes

   During the period from October 1, 1999 through June 30, 2000, the Company incurred a net operating loss that was used by Sylvan to reduce consolidated income taxes payable. Because the income tax benefit resulting from these losses was utilized by Sylvan, the Company entered into a tax sharing agreement with Sylvan that provided that income tax benefits attributable to the Company's operations that were realized by Sylvan would be treated as distributions to Sylvan. During the period from inception through June 30, 2000, the Company and Sylvan estimated that the tax benefits realized by Sylvan arising from the Company's operations equaled approximately $1,768,454, summarized as follows:

     Tax benefit at U.S. statutory rate of 35%.................... $(1,588,295)
     Effect of permanent differences..............................       1,508
     State income taxes, net of federal benefit...................    (181,667)
                                                                   -----------
     Total........................................................ $(1,768,454)
                                                                   ===========

   Sylvan will not realize income tax benefits in future periods attributable to the Company's operations as a result of the transfer of Sylvan's ownership in the Company to Sylvan Ventures on June 30, 2000. Sylvan Ventures is organized as a limited liability company, and under applicable income tax regulations, is unable to utilize or pass through losses to its members resulting from its investment in the Company.

   Had the Company been unable to realize the income tax benefit attributable to its operating losses for the period ended June 30, 2000, the recorded net loss since inception would have been $1,768,454 higher, or $4,537,987, and the reported net loss per share would have been $(88.49).

6. Preferred Stock

   On June 30, 2000, the Company entered into a stock purchase agreement with Sylvan Ventures under which it will sell 10,526,316 shares of Series A Convertible Preferred Stock ("Preferred Stock") during the period from September 2000 through December 2001 for aggregate proceeds of $20,000,000. The subscription will be paid in six separate closings that will occur at the end of each calendar quarter between September 30, 2000 and December 31, 2001. The Preferred Stock will be issued with the following terms:

                              eSylvan, Inc.

                  (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                      Notes to Financial Statements

6. Preferred Stock (continued)

 Conversion Rights

   The Preferred Stock is convertible into common stock at the option of the holder at any time. In addition, the Preferred Stock will convert automatically into shares of common stock upon the closing of an underwritten public offering of at least $10,000,000 of gross proceeds to the Company with a price to the public that reflects a preoffering valuation of $40,000,000. Each share of Preferred Stock is initially convertible into one share of common stock. Additionally, prior to conversion, if the Company issues any shares of stock for less then the conversion price, the conversion ratio will be adjusted based upon a predetermined formula.

 Dividend

   The holders of the Preferred Stock are entitled to share ratably in any dividends declared by the Board of Directors, assuming the conversion of all outstanding convertible securities.

 Liquidation

   In the event of liquidation, the holders of Preferred Stock are entitled to share any remaining net assets ratably with holders of all common stock.

 Voting Rights

   Each holder of Preferred Stock is entitled to five votes for each share of common stock that the holder could obtain assuming the exercise of conversion rights. In addition, the holders of Preferred Stock are entitled to elect one director acting as a separate class.

7. Class A Convertible Common Stock

   The Company has authorized the issuance of 10,000,000 shares of $0.001 par value common stock. The Class A Convertible Common Stock was issued with the following terms:

 Redemption Rights

   The Class A Convertible Common Stock is redeemable upon the occurrence of certain events or transactions solely at the discretion of the Company. The redemption amount is equal to the greater of $0.875 per share or the appraised value per share.

 Conversion Rights

   The Class A Convertible Common Stock will automatically convert into shares of common stock upon the sale of the Company or upon the closing of an underwritten public offering of at least $10,000,000 of gross proceeds to the Company with a price to the public that reflects a preoffering valuation of $40,000,000. Each share of Class A Convertible Common Stock is convertible into one share of common stock.

                              eSylvan, Inc.

                  (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                      Notes to Financial Statements

7. Class A Convertible Common Stock (continued)

 Dividends

   The holders of the Class A Convertible Common Stock are entitled to share ratably in any dividends declared by the Board of Directors, assuming the conversion of all outstanding convertible securities.

 Liquidation

   In the event of liquidation, the holders of Class A Convertible Common Stock are entitled to share any remaining net assets ratably with all stockholders, assuming conversion of all convertible securities.

 Voting Rights

   Each share of the Class A Convertible Common Stock has substantially the same voting rights as the number of shares of common stock into which it can be converted.

 Restrictions on Transfer

   The transfer of Class A Convertible Common Stock (other than to the Company) is restricted until September 30, 2010.

8. Common Stock

   On June 30, 2000, 14,000,000 shares of common stock were sold to Sylvan in exchange for cash of $5,000,000. In connection with the sale, Sylvan also agreed to transfer or license specified intangible assets to the Company (see
Note 2). In satisfying the purchase price, Sylvan was allowed to reduce the amount due by $4,641,991 of prior capital contributions in the form of expenses and expenditures paid on the Company's behalf. The remaining amount due of $348,009 was paid in July 2000. Subsequent to the purchase by Sylvan of 14,000,000 shares of common stock, 13,714,286 of those shares were contributed by Sylvan to its majority-owned subsidiary, Sylvan Ventures.

9. Stock Option Plan

   On June 30, 2000, the Company adopted the eSylvan, Inc. 2000 Omnibus Stock Plan. The plan allows for the grant of up to 3,000,000 shares of common stock to employees, directors, and consultants in the form of incentive and non-qualified stock options, stock appreciation rights, stock awards, phantom stock awards, convertible securities and performance awards. No awards have been granted as of September 11, 2000.

                              eSylvan, Inc.

                  (a Subsidiary of Sylvan Ventures, LLC

                     and a Development Stage Company)

                      Notes to Financial Statements

10. Loss Per Share

   The following table sets forth the computation of basic and diluted loss per common share:

     Net loss accumulated during the development stage............ $(2,769,533)
                                                                   ===========
     Weighted-average shares outstanding during the period........      51,282
     Dilutive effect of subscribed and unissued preferred stock...          --
                                                                   -----------
     Shares used in computations..................................      51,282
                                                                   ===========
     Basic and diluted loss per common share...................... $    (54.01)
                                                                   ===========

   The partially paid shares issued to Sylvan on June 30, 2000 (as described in Note 8) have been included in the weighted-average calculation because those shares were entitled to dividends, if declared, at June 30, 2000. The subscribed and unissued shares of Series A Convertible Preferred Stock are not eligible to share in dividends until the consideration is paid, and are therefore considered for purposes of computing loss per share the equivalent of warrants. The dilutive effect of these subscriptions are computed using the treasury stock method, whereby the unpaid balance is assumed to be proceeds used to purchase stock under the treasury stock method. At June 30, 2000 no additional dilution from preferred stock resulted from the computation.

11. Defined Contribution Retirement Plan

   Sylvan sponsors a defined contribution retirement plan under section 401(k) of the Internal Revenue Code. The provisions of this plan allow for voluntary employee contributions, subject to certain annual limitations, and discretionary contributions which are allocated to eligible participants based upon compensation. All employees of the Company are eligible after meeting certain service requirements. No discretionary contributions have been made to this plan on behalf of the Company.

12. Supplemental Cash Flow Information

   The Company purchased property and equipment totaling $276,000 during the period for which payment has not been made.

   The Company at June 30, 2000 accrued $300,000 of costs related to the pending sale of 3,000,000 shares of Class A Common Stock that have not been paid as of June 30, 2000. The amount accrued is included in deferred costs and other assets.

                                                                   ANNEX A

                                                    Subscription Agreement

                 [Insert name and address of Franchisee]

eSylvan, Inc.

1000 Lancaster Street

Baltimore, Maryland 21202

Ladies and Gentlemen:

   eSylvan, Inc., a Maryland corporation (the "Company"), is soliciting (the "Offering"), in separate offerings, from franchise licensees under numbered license agreements with Sylvan Learning Systems, Inc. ("Sylvan") dated prior to July 28, 2000 pertaining to territories in the United States (exclusive of its territories) and Canada (each a "License Agreement") and certain potential franchise licensees under area development agreements with Sylvan pertaining to territories in the United States (exclusive of its territories) and Canada (each an "Area Development Agreement"), offers to invest ("Investment Offers") in up to a maximum of 3,000,000 shares of its Class A Common Stock and an amount in cash equal to $0.35 multiplied by the number of shares offered in exchange for the execution of this Agreement and the form of participation agreement attached as Annex B to the Prospectus (as defined below). The Company does not currently intend to accept any Investment Offers unless it receives Investment Offers with respect to a minimum of 2,700,000 shares of Class A Common Stock (the "Minimum") prior to the close of business on the later of the day which is 60 days after the Effective Date (as defined below) or, if the Company, in its sole discretion, determines to extend the termination of the Offering for one or more additional periods not to exceed an additional year in the aggregate. The last day of the last such additional period is hereinafter referred to as the "Termination Date." If the Company receives offers to invest in the Minimum prior to the Termination Date, it will hold a Minimum closing. At the Minimum closing the Company will accept the Investment Offers that it has received prior to the Minimum closing. In the event the Offering continues beyond the Minimum closing, following the Minimum closing, the Company may accept Investment Offers in any number of closings until the Termination Date. The Company reserves the right to withdraw, cancel, modify or suspend the solicitation of Investment Offers at any time and to accept or reject any Investment Offer in its sole discretion; provided, however, that if the Company accepts any Investment Offer, it must accept all valid Investment Offers it actually receives on or prior to the Termination Date. In addition to any other requirements, to be a valid Investment Offer, the offeror must comply with the representations, warranties, acknowledgements and agreements set forth in this Agreement and the Participation Agreement.

   In connection with the solicitation of Investment Offers, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Registration No: 333-42530) under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement, as amended, was declared effective by the Commission on [ ], 2000 (the "Effective Date"). The prospectus relating to the Class A Common Stock and the supplement to such prospectus that sets forth the name and franchise license agreement number or area development agreement territory of and the number of shares of Class A Common Stock in which the undersigned, as subscriber (the "Subscriber") may offer to invest (the "Shares"), in the form in which they were filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), are hereinafter collectively referred to as the "Prospectus," except that, if any revised prospectus or prospectus supplement of general applicability or that sets forth the Subscriber's name and franchise license agreement number or area development agreement territory shall be delivered to the Subscriber by the Company which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be.

eSylvan, Inc.

Page 2

SECTION 1. Investment in the Shares

   The Subscriber hereby irrevocably offers (a valid offer is referred to herein as the "Offer") to invest in the Shares, on the terms and conditions set forth in this Agreement and the Prospectus and has forwarded an executed copy of the Participation Agreement, which sets forth the number of the Subscriber's License Agreement or the Subscriber's Area Development Agreement territory as set forth on the signature page of this Agreement (the "Participation Agreement"), to Sylvan. The Company will rely on the Offer to determine if the Minimum has been sold, and in accepting the Investment Offers that represent the Minimum and, due to such reliance on the Offer, the Offer is irrevocable and will be held by the Company pending the earlier to occur of the Termination Date or the closing on the Shares. If the Company does not receive Investment Offers representing the Minimum by the Termination Date, the Company will return the Subscriber's executed counterpart of this Agreement and the Participation Agreement, thereby declining the Offer. In its sole discretion, the Company may lower or eliminate the Minimum at any time. The date of the Offer is the date the Offer is received by the Company, and the date of this Agreement shall be the date the Offer is accepted by the Company.

SECTION 2. REPRESENTATIONS OF THE SUBSCRIBER

   To induce the Company to sell and issue the Shares, and understanding that the Company will rely thereon in selling the Shares to the Subscriber, the Subscriber warrants and represents as follows:

   2.1 As of June 28, 2000 and as of the date of this Agreement, the Subscriber is the same party as is party to the numbered License Agreement or Area Development Agreement pertaining to the territory set forth in the Prospectus and on the signature page to this Agreement. In the event an Area Development Agreement territory is set forth on the signature page of this Agreement, the Subscriber represents and warrants that, as of July 28, 2000 and as of the date of this Agreement, the Subscriber was in compliance with the development schedule set forth in the Area Development Agreement with respect to such Area Development Agreement territory. The Subscriber has duly authorized the execution and performance of this Agreement and the Participation Agreement. The Subscriber requires no consents or approvals for the execution of this Agreement or the Participation Agreement, and this Agreement and the Participation Agreement will not conflict with any other of the Subscriber's obligations.

   2.2 The Subscriber is acquiring the Shares for investment, for the Subscriber's own account and not with a view to or for sale in connection with any distribution thereof or with any intention of disposing of the same or any interest therein.

   2.3 The Subscriber is exercising its own business judgment in determining whether to make an Offer using such tax, financial and legal advice as the Subscriber deems appropriate, and the Subscriber has received and reviewed the Prospectus.

   2.4 The Subscriber acknowledges that it is free to enter into the Participation Agreement without making an Investment Offer.

   2.5 Each of the Subscriber's representations, warranties, acknowledgements and agreements set forth in the Participation Agreement is true and correct.

   2.6 By executing this agreement, the subscriber does not waive any rights under the federal securities laws.

SECTION 3. TRANSFER RESTRICTION

   To induce the Company to sell and issue the Shares, and understanding that the Company will rely thereon in selling the Shares to the Subscriber, the Subscriber agrees as follows:

   3.1 The continued ownership of Stock of the Company by the Subscriber will encourage the Subscriber's support and participation in the Company's business pursuant to the Participation Agreement and perpetuate eSylvan, Inc.

Page 3

harmony in the Company's management, policies and operations, and the Company and the Subscriber deem it in the best interests to impose the restrictions and obligations set forth in this Section 3 and in the Company's charter as set forth in Annex D to the Prospectus on the Subscriber in order to effectuate the foregoing purposes.

   3.2 Except as otherwise provided herein, all of the provisions of this
Section 3 shall apply to, and the term "Stock" shall include, the Shares and all other shares of capital stock and all other equity securities now owned or which may be issued hereafter to the Subscriber in consequence of any additional issuance, purchase, conversion, exchange or reclassification of shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split, share dividend, or which are acquired by the Subscriber in any other manner.

   3.3 The Subscriber hereby acknowledges that it has been provided a copy of and has reviewed the transfer restrictions set forth in the charter of the Company and Annex D to the Prospectus and applicable to the Shares and will abide by such transfer restrictions.

   3.4 If requested by the underwriter(s) (the "Underwriter") for the Company's first firm commitment underwritten public offering (pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar Federal statute then in force) of shares of capital stock of the Company in which (a) the aggregate price paid for such shares by the public shall be Ten Million Dollars ($10,000,000) or more in cash, and (b) the price paid by the public for such shares reflects a preoffering valuation of the Company of Forty Million Dollars ($40,000,000) or more, the Subscriber will execute and deliver to the Underwriter a written agreement (a "Lock-up Agreement") in such form as may be satisfactory to the Underwriter that restricts the transfer of any of the Subscriber's Stock, without the prior written consent of the Underwriter, for a period following the effective date of the registration statement relating to such offering, as agreed upon by the Board of Directors and which period shall not be in excess of the lesser of the lock-up period applicable to securities of the Company issued pursuant to the Company's omnibus stock plan or 180 days.

   3.5 In the event that the Underwriter requests the Subscriber to execute and deliver a Lock-up Agreement, whether or not the Subscriber actually executes such Lock-up Agreement:

     (a) any purported transfer of Stock other than in accordance with the terms of such Lock-up Agreement shall be null and void, and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of the Stock pursuant to any such transfer.

     (b) each certificate of Stock of the Company then registered in the Subscriber's name and subject hereto shall be endorsed as follows:

       This certificate is transferable only upon compliance with the provisions of a restrictive agreement, by and among eSylvan, Inc. and the holder hereof, a copy of which is on file in the office of the Secretary of the Company and is available upon request of any stockholder without charge.

     (c) the Company may note upon its stock transfer records a "stop transfer order" with respect to the Stock in order to enforce the restrictions on transfer set forth in such Lock-up Agreement. The Company or its agent shall not be liable for any refusal to transfer the Stock upon the books of the Company, except in compliance with the terms and conditions of such Lock-up Agreement.

   3.6 Irreparable damage would result in the event this Section 3 is not specifically enforced. Therefore, the rights to, or obligations of, any party under this Section 3 shall be enforceable in a court by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies, and all other remedies provided for in this Agreement, shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

eSylvan, Inc.

Page 4

4. TAX CONSEQUENCES

   To induce the Company to sell and issue the Shares, and understanding that the Company will rely thereon in selling the Shares to the Subscriber, the Subscriber agrees as follows:

   4.1 To the extent that determining the value of the stock of the Company is necessary for any federal, state, local or foreign tax purpose, the Subscriber acknowledges and agrees that the per share value of the Shares is $0.875.

   4.2 The Subscriber is receiving the Shares and the cash from the Company in compensation for services, the Shares and cash will be taxable to the Subscriber as ordinary income and the Subscriber will not take any action or position (including in connection with the filing of any federal, state, local or foreign tax return of any kind) inconsistent with this Section 4.

5. STATE SECURITIES LAW REQUIREMENTS

   If the Prospectus indicates that the Shares have not been registered under the securities laws of any state and/or that the Shares have been issued pursuant to an exemption from registration under the securities laws of any state, the Subscriber hereby agrees that it will not sell the Shares without registration under the securities laws of such state or some exemption from registration and that it will hold the Shares for no less than one year from the date of this Agreement.

6. MISCELLANEOUS

   6.1 It is the express intention of the parties that the agreements contained herein shall have the widest application possible. If any agreement contained herein is found by a court having jurisdiction to be unreasonable in scope or character, the agreement shall not be rendered unenforceable thereby, but rather the scope or character of such agreement shall be deemed reduced or modified with retroactive effect to render such agreement reasonable and such agreement shall be enforced as thus modified. If the court having jurisdiction will not review the agreement, then the parties shall mutually agree to a revision having an effect as close as permitted by law to the provision declared unenforceable. The parties further agree that in the event a court having jurisdiction determines, despite the express intent of the parties, that any portion of any covenant or agreement contained herein is not enforceable, the remaining provisions of this Agreement shall nonetheless remain valid and enforceable.

   6.2 Anything contained herein to the contrary notwithstanding, this Agreement shall terminate, and all rights and obligations shall cease, except for rights and obligations under any Lock-up Agreement, on [September 30, 2010].

   6.3 All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified or registered mail to the Subscriber at its address on the Company's records, and to the Company at the Company's principal place of business. Any party hereto may change his/her or its address for notice by giving notice thereof in the manner hereinabove provided.

   6.4 Any term or condition set forth in this Agreement may be amended, modified or altered, and additional terms and conditions may be incorporated into this Agreement with the express written consent of the parties. All of such amendments, modifications, alterations or additions shall be effective as of the date of such unanimous consent, shall be in writing, and shall be provided to each of the parties.

eSylvan, Inc.

Page 5

   6.5 Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

   6.6 This Agreement embodies the entire agreement and understanding among the parties with respect to the subject matter hereof. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, assigns, and personal representatives of the parties. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to principles of conflicts of law. In case any term of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement shall in any way be affected thereby. Nothing set forth or referred to herein expressed or implied is intended or shall be construed to convey upon or give to any person other than the parties and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

   6.7 Any action or proceeding seeking to enforce any provision of, or based on any rights arising out of, this Agreement may be brought against any of the parties in the courts of the State of Maryland, City of Baltimore, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Maryland and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

   6.8 In the event that the Subscriber consists of more than one person, all such persons will be jointly and severally liable for the liabilities and obligations of the Subscriber under this Agreement. For purposes of this
Section 6.8, the term "person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust or any unincorporated organization.

   Please confirm that the foregoing correctly sets forth the agreement between the parties.

                                          Very truly yours,


                                          By:

                                          Title:

Number of License Agreement:

OR

Area Development Agreement Territory:

Accepted, as of                 , 200

                                          eSYLVAN, INC.

                                          By:

                                          Title:

                                                                        Annex B
                                                        Participation Agreement

                            PARTICIPATION AGREEMENT

   This Participation Agreement (the "Agreement") by and between Sylvan Learning Systems, Inc., a Maryland corporation ("Sylvan") and the undersigned (collectively, the "Participant") is made and entered into the date it is executed by Sylvan.

                                   Recitals

A. Sylvan is the licensor of a franchise system pursuant to which it licenses to each "Licensee" the right to offer the Sylvan-proprietary system of programs, systems, teaching and management techniques, individualized diagnostic tests and academic and educational courses or programs designed to be personally taught, supervised or administered to students who come to the Licensee's location(s) (each a "Center") for in-person instruction, or such rights as are specifically described in Participant's License Agreement (such system of licensed Centers, Sylvan's company-owned Centers and the services Centers offer, the "Sylvan Learning Center System").

B. Participant became a Licensee under the Sylvan Learning Center System pursuant to the numbered license agreement listed on the signature page of this Agreement (the "License Agreement") or Participant became a potential Licensee under the Sylvan Learning Center System pursuant to the area development agreement pertaining to the territory listed on the signature page of this Agreement (the "Area Development Agreement"). As of the date of this Agreement, the License Agreement or the Area Development Agreement remains in effect between Participant (as Licensee or potential Licensee, respectively) and Sylvan. Hereinafter, the term "License Agreement" includes any license agreement entered into by the Participant with Sylvan that pertains to the Area Development Agreement territory set forth on the signature page of this Agreement.

C. Sylvan has determined that to respond to the actual and anticipated actions of its competitors and to take advantage of new means of making educational services available to the public, Sylvan must and should develop, in addition to the Sylvan Learning Center System, an Internet version of Sylvan's proprietary programs, system and teaching and management techniques (the "Sylvan On-Line System").

D. Sylvan has concluded that the most effective way to develop and roll-out the Sylvan On-Line System is to establish a separate company, eSylvan, Inc., a Maryland corporation ("eSylvan"). Sylvan has granted to eSylvan the exclusive right to develop and offer the Sylvan On-Line System, pursuant to a license agreement with eSylvan (the "eSylvan License Agreement").

E. Sylvan desires Participant's support of the development of the Sylvan On-Line System and desires to facilitate eSylvan's cooperation in support of the Sylvan Learning Center System. To this end, Sylvan is offering Participant the opportunity to participate in its program for Center participation in the Sylvan On-Line System, as described herein and as duly hereinafter modified from time to time (the "eSylvan Program").

F. Participant desires to participate in the opportunity being offered by Sylvan to participate in the eSylvan Program.

                                   Agreement

   1.  eSylvan Program.

   1.1 eSylvan Program Features. Participant hereby agrees to participate in the eSylvan Program, if Sylvan elects to proceed in the implementation of the eSylvan Program. In such event, Participant shall be entitled to the benefits described on Exhibit A ("eSylvan Program benefits"), as duly modified from time to time as set forth below.

   1.2. eSylvan Committee. Sylvan shall, in cooperation with the Sylvan Franchise Owners Association, Inc. (the "FOA"), form an oversight committee (the "eSylvan Committee") to review and monitor the eSylvan Program as it affects Sylvan franchisees, pursuant to an agreement between Sylvan and the FOA (the "Program Agreement").

   1.3 Modification. With respect to any portion of the eSylvan Program as described in Paragraph B, C, D or E of Exhibit A, Sylvan shall not modify the terms of such portion of the eSylvan Program during the first 12 months after the date on which such portion of the eSylvan Program becomes operational. Following the end of such period, Sylvan may in its discretion implement changes to the terms of that portion of the eSylvan Program that it considers commercially necessary, so long as (i) such changes apply to all participants in that portion of the eSylvan Program (or if various levels of participation are established, all participants at Participant's level), (ii) any such changes have been reviewed and approved by the eSylvan Committee, and (iii) Sylvan provides Participant not less than 60 days prior written notice. Notwithstanding anything contained herein to the contrary, in no event shall any changes be made to Paragraphs D(2) or D(3) of Exhibit A.

   1.4 Levels of Participation.

       (A) Upon acceptance of this Agreement by Sylvan, Participant shall: (1) automatically be entitled to the eSylvan Program benefits set forth in Paragraph A of Exhibit A so long as this Agreement is in effect and has not terminated or expired pursuant to Section 4.3 below. In the event this Agreement is transferred by Participant to a third party who assumes all the obligations of Participant hereunder, the transferee shall be entitled to the eSylvan Program benefits set forth in Paragraph A of Exhibit A and such benefits shall terminate as to Participant.

       (B) Upon acceptance of this Agreement by Sylvan, Participant may elect to participate in the eSylvan Program benefits set forth in Paragraphs B, C, D and E of Exhibit A, but if such an election is made, Participant will be obligated to perform the corresponding obligations as set forth in such paragraphs. Participant may withdraw from such eSylvan Program benefits at any time upon giving 60 days written notice to Sylvan and shall thereafter no longer be subject to the obligations described in any of those paragraphs. Such withdrawal shall not release Participant from its obligations under Sections 2 or 3 below.


       (C) Sylvan may require Participant to make a binding commitment with respect to any eSylvan Program benefit (other than the eSylvan Program benefits described in Paragraph A of Exhibit A) by executing a written agreement with respect to those items. The form of any such agreements shall first be submitted to the eSylvan Committee for review, and shall not be submitted to any Participant for signature unless it has been reviewed and approved by the eSylvan Committee.

   2.  Co-Marketing.

   2.1 Support of Sylvan Learning Center System. During the term of the eSylvan License Agreement, Sylvan shall cause eSylvan to include on its website a prominent link to the Sylvan Learning Center System website and such other promotional initiatives similar to those described in Section 2.2 below as may be approved by the SLC National Advertising Fund, Inc.

   2.2 Support of Sylvan On-Line System. Participant shall adhere to Sylvan's reasonable directives concerning promotion of the Sylvan On-Line System, including displaying posters or other promotional materials at Participant's Center(s) that promote the Sylvan On-Line System. All such promotional materials and their deployment must be approved by SLC National Advertising Fund, Inc. prior to use in Centers. Sylvan may combine its directives with respect to promotion of the Sylvan On-Line System together with its directives given to Participant with respect to promotion of the Sylvan Learning Center System.

   3.  Representations, Acknowledgment & Releases.

   3.1 General Representations of Participant. Participant represents and warrants to Sylvan that, as of July 28, 2000 and as of date of this Agreement, Participant is the same party as is party to the License Agreement or the Area Development Agreement and that Participant has duly authorized the execution and performance of this Agreement and its participation in the eSylvan Program. In the event an Area Development Agreement territory is set forth on the signature page of this Agreement, Participant represents and warrants that, as of July 28, 2000 and as of the date of this Agreement, Participant was in compliance with the development schedule set forth in the Area Development Agreement with respect to such Area Development Agreement territory. Participant requires no consents or approvals for the execution of this Agreement, and this Agreement will not conflict with any other obligation of Participant.

   3.2 Representations and Covenants of Sylvan. Sylvan represents and warrants to Participant that Sylvan is duly authorized to execute and perform this Agreement. Sylvan represents and warrants to Participant that as of the date of this Agreement it exercises sufficient control over eSylvan to effect eSylvan's cooperation and compliance with the eSylvan Program as of the date hereof. Sylvan covenants that (i) after the date of this Agreement and until the expiration or other termination of the eSylvan License Agreement it will exercise commercially reasonable efforts to include in any future agreements, arrangements or understandings it enters into with eSylvan provisions requiring eSylvan's cooperation with the eSylvan Program as in effect from time to time (and Sylvan will exercise any voting control it has as a shareholder of eSylvan to attempt to effect the same); (ii) during the term of the eSylvan License Agreement, Sylvan shall not license to eSylvan the right to operate Centers or offer in-person tutoring (except that Sylvan may, and intends to, license to eSylvan the right to offer tutoring services by use of telecommunication or other electronic technologies); and (iii) Sylvan has provided to the FOA the eSylvan License Agreement, and may amend, modify, or supplement the executed eSylvan License Agreement except as and to the extent limited by the provisions of the Program Agreement.

   3.3 Acknowledgment Concerning License Agreement Claims. Participant acknowledges and agrees that the Sylvan On-Line System is separate and distinct from the Sylvan Learning Center System and the rights granted to Participant, as Licensee or potential Licensee under the License Agreement or Area Development Agreement, respectively, and that nothing in the License Agreement or Area Development Agreement or the relationship created thereby prevents or restricts Sylvan from establishing eSylvan, seeking independent investors in eSylvan, licensing to eSylvan the right to use Sylvan proprietary rights, including all Sylvan trademarks, service marks, copyrighted materials, know how, programs, systems, teaching techniques, diagnostic tests and academic and prescriptive educational courses or programs for eSylvan to use in developing the Sylvan On-Line System. Participant also acknowledges and agrees that Sylvan may contract with eSylvan to provide eSylvan administrative or other services and may jointly promote and advertise the Sylvan Learning Center System and Sylvan On-Line System.

   Sylvan agrees that Participant's acknowledgments made in this Section 3.3 shall apply only with respect to the development of the Sylvan On-Line System by eSylvan, and not with respect to (i) any other initiatives by Sylvan to develop, or have developed, derivatives of the Sylvan System other than through eSylvan, or (ii) any separate initiative by Sylvan to develop, or have developed, the Sylvan On-Line System through other than eSylvan or any successor in interest to eSylvan.

   3.4 No Claims. Participant agrees that it shall not assert any claim it may now or in the future have at law or in equity based on any contract, tort or other theory against Sylvan or eSylvan with respect to Sylvan's establishment of eSylvan, the development by Sylvan or eSylvan of the Sylvan On-Line System or the offering of the Sylvan On-Line System products and services to the public in accordance with the provisions of this Agreement, the eSylvan License Agreement (as in effect as of the date of this Agreement or as amended in accordance with the procedure set forth in the Program Agreement) and the Program Agreement. Participant acknowledges and agrees that eSylvan is an express, intended third-party beneficiary of the waiver given by Participant hereunder and that eSylvan shall have the right directly to enforce its rights created by this provision.

   4.  Miscellaneous.

   4.1 Governing Law and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland but not including its provisions concerning conflicts of law. Any dispute between the parties concerning this Agreement, its validity or the relationship created hereunder shall be settled in accordance with the procedures set forth in the License Agreement or the Area Development Agreement.

   4.2 Entire Agreement. Except as provided below in this Section 4.2, this Agreement, including its exhibits, which form an integral part of this Agreement, constitute the entire agreement between the parties hereto with respect to the eSylvan Program, Participant's participation in the eSylvan Program and the rights and obligations of the parties hereto and under the License Agreement or Area Development Agreement with respect to Sylvan's establishment, funding and licensing of eSylvan and the establishment and operation of the Sylvan On-Line System. Except as provided below in this
Section 4.2, the License Agreement or Area Development Agreement remains in effect in accordance with its terms provided that to the extent of any conflict between the License Agreement or the Area Development Agreement, on the one hand, and this Agreement, on the other hand, this Agreement shall control. The parties expressly acknowledge that pursuant and subject to the provisions of the Program Agreement, the eSylvan Program benefits and the eSylvan License Agreement may be modified in certain respects, all as set forth herein or in the Program Agreement, and such modifications may affect the rights of Participant hereunder.

   4.3 Term. In the event a License Agreement number or an Area Development Agreement territory, with respect to which the Participant has subsequently entered into a License Agreement, is set forth on the signature page of this Agreement, this Agreement shall remain in effect with respect to the territory set forth in the License Agreement until the earlier to occur of: (i) the termination or expiration and non-renewal of the eSylvan License Agreement or
(ii) the termination or expiration and non-renewal of the License Agreement. Except as set forth in the preceding sentence, in the event an Area Development Agreement territory is set forth on the signature page of this Agreement, this Agreement shall remain in effect with respect lo such Area Development Agreement territory until the earlier to occur of: (i) the termination or expiration and non-renewal of the eSylvan License Agreement or
(ii) the termination or expiration and non-renewal of the Area Development Agreement with respect to such territory, if prior to such termination or expiration and non-renewal, the Participant does not enter into a License Agreement pertaining to such territory. Sections 3.3, 3.4 and 4 shall survive the termination or expiration of this Agreement unless this Agreement has been terminated as a result of a material default by Sylvan. Except where this Agreement has been terminated as provided in the preceding sentence, Sylvan may condition its consent to the transfer of any License Agreement or Area Development Agreement upon the acceptance by the transferee of the provisions of Sections 3.3 and 3.4 of this Agreement, and may require that the transferor assign its rights under Paragraphs A through E of Exhibit A to the transferee.

   4.4 Severability; Interpretation. Should any provision of this Agreement be for any reason held invalid, illegal or unenforceable by a court of competent jurisdiction, such provision shall be deemed restricted in application to the extent required to render it valid; and the remainder of this Agreement shall in no way be affected and shall remain valid and enforceable for all purposes, both parties hereto declaring that they would have executed this Agreement without inclusion of such provision. In the event such total or partial invalidity or unenforceability of any provision of this Agreement exists only with respect to the laws of a particular jurisdiction, this Section 4.4 shall operate upon such provision only to the extent that the laws of such jurisdiction are applicable to such provision. All uses of forms of the word "including" in this Agreement mean "including without limitation." The headings and captions contained herein are for the purposes of convenience and reference only and are not to be construed as a part of this Agreement. All terms and words used herein shall be construed to include the number and gender as the context of this Agreement may require. The parties agree that each section of this Agreement shall be construed independently of any other section or provision of this Agreement.

   4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

   4.6 Additional Acknowledgments. Each of the parties hereto acknowledges that (a) it has read this Agreement in its entirety and understands all of its terms and conditions; (b) it has had the opportunity to consult with any individuals of its choice regarding its agreement to the provisions contained herein, including legal counsel and tax advisers of its choice, and any decision not to do so was its alone; and (c) it is entering into this Agreement of its own free will, without coercion from any source. The Participant acknowledges that it has not received or relied upon any advice from Sylvan or its affiliates with respect to the legal or tax consequences to the Participant of this Agreement.

   4.7 Liability. In the event that the Participant consists of more than one person, all such persons will be jointly and severally liable for the liabilities and obligations of the Participant under this Agreement. For purposes of this Section 4.7, the term "person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust or any unincorporated organization.

   Each of the Parties hereto has caused this Participation Agreement to be executed by a duly authorized representative as of the dates set forth below.

PARTICIPANT:                              SYLVAN:

                     _                    Sylvan Learning Systems, Inc.

By: _________________________________

                                          By: _________________________________

Its: ________________________________

                                          Its: ________________________________

Date: _______________________________     Date: _______________________________

Number of License Agreement: __________________________________________________

OR

Area Development Agreement Territory: _________________________________________

                                   EXHIBIT A

                           eSylvan Program Benefits

A. Reverse Royalty.

  1. Participant will receive from Sylvan an amount (the "Reverse Royalty") equal to 75% of Sylvan's periodic royalty revenues which Sylvan receives from eSylvan pursuant to Paragraph 4(b) of the eSylvan License Agreement (but in no event less than 3% of eSylvan's net revenues) which are generated from payments of revenues received by eSylvan from customers residing in the ZIP codes in the territory set forth in the License Agreement or Area Development Agreement. Sylvan will allocate jointly held ZIP code areas as equitably as practicable, in its sole discretion. If the territory set forth in the License Agreement or Area Development Agreement includes a portion but not all of an entire ZIP code and there is no other Sylvan licensee within that ZIP code, the entire ZIP code shall be deemed within the territory set forth in the License Agreement or Area Development Agreement for purposes of this Agreement; provided, however, that if the territory set forth in the License Agreement or Area Development Agreement includes, in Sylvan's reasonable judgment, only a minimal portion of a ZIP code, Sylvan may exclude such ZIP code from the Reverse Royalty, subject to review and approval by the eSylvan Committee.

  2. Participant will not accrue any Reverse Royalty until Sylvan is entitled to receive an amount from eSylvan pursuant to Paragraph 4(b) of the eSylvan License Agreement which are generated from payments of revenues received by eSylvan from customers residing in the ZIP codes in the territory set forth in the License Agreement or Area Development Agreement equal to $0.47 multiplied by the number of shares of eSylvan Class A stock held by Participant as of the date of this Agreement.

  3. Reverse Royalties will be paid quarterly not later than 30 days after the end of each calendar quarter.

  4. The Reverse Royalty to Participant shall terminate upon expiration or termination of this Agreement.

B. Referral of Students to Sylvan On-Line System.

  1. For each student that Participant refers (which term shall include referrals to Sylvan and referrals directly to eSylvan) for participation in the Sylvan On-line System, during the period in which Participant remains in the eSylvan Program, Participant shall receive 5% (to a maximum of $100) of all revenues received by eSylvan for the program(s) to which such student initially subscribes, including without limitation related testing and registration fees.

  2. Referred students are not required to be existing enrolled students at a Participant Center. So long as (i) a prospective Sylvan On-Line System student uses Participant's Center number or location when initially enrolling for the Sylvan On-Line System, or (ii) Participant sends an email referral to Sylvan or directly to eSylvan, the Sylvan On-Line System prospective student will count as a Participant referred student. When completing an on-line enrollment application, each prospective student will be asked to indicate the number or location of the Center, if any, that referred the prospective Sylvan On-Line System student. Participant may include its Center number on promotional materials it displays at its Center, in pamphlets it distributes and in any advertising it does.

  3. Sylvan is obligated to pay Participant only to the extent eSylvan actually receives revenues from a referred student (e.g., if a student enrolls and pays a 25% deposit but then drops out and no more is collected from the student), Participant receives 5% (to a maximum of $100) of the 25% portion of the course fee collected by eSylvan).

  4. Sylvan will not modify the referral fees provided in this Paragraph B without making a commensurate adjustment in the referral fees in Paragraph C below.

C. Referral of Students to Participant.

  1. For each student that eSylvan refers to Participant who enrolls in and pays for a Sylvan diagnostic/prescriptive program, during the period Participant remains in the eSylvan Program, Participant will pay Sylvan 5% (to a maximum of $100) of all revenues received by Participant for such program, including without limitation, testing and registration fees. For each student eSylvan refers to Participant for programs other than diagnostic/prescriptive programs, Participant shall pay Sylvan 5% (to a maximum of $100) of the revenues received by Participant for the first program(s) to which such student initially subscribes.

  2. Participant is obligated to pay Sylvan only to the extent Participant actually receives revenues from a referred student (e.g., if a student enrolls and pays a 25% deposit but then drops out and no more is collected from the student, Sylvan receives 5% of the 25% portion of the course fee collected by Participant).

D. Recruitment of On-Line Diagnostic/Prescriptive Instructors,
   Test Administrators, Education Directors and Sales Personnel.

  1.  Fees.

    a. Management Fees. During the period Participant remains in the eSylvan Program, Sylvan may request Participant (and other participants) to nominate and manage Sylvan-certified diagnostic/prescriptive instructors, other instructors, Education Directors and sales personnel in the Sylvan On-Line Program. Participant is not required to respond to such request. However, to the extent Participant makes its personnel available to Sylvan in connection with the Sylvan On-Line Program for committed periods, Sylvan shall reimburse Participant for Base Salary* plus a 30% Management Fee for each hour of direct instruction or test administration (including any preparation time specified by Sylvan), or, for Education Directors, to conduct parent conferences. In addition, other services (as for example, school conferences) may be required and authorized by Sylvan and corresponding fees payable, all as approved from time to time by the eSylvan Committee. Such fees shall be payable monthly not later than 30 days after the end of the month during which such services were delivered.

    b. Referral Fees. During the period Participant remains in the eSylvan Program, if Participant refers personnel to Sylvan for engagement in the Sylvan On-line System on an independent contractor basis, Sylvan shall pay Participant a Referral Fee, as set forth below. Once a Participant-nominated independent contractor has provided 40 hours of service on behalf of the Sylvan On-line System, Sylvan will pay to Participant the Referral Fee irrespective of the number of additional times such tutor is used with the initial student or other students. Such fees shall be payable quarterly not later than 30 days after the end of the quarter during which such fees accrued.

                                               Management Fees   Referral Fees
                                              ------------------ -------------
      Diagnostic/Prescriptive Instructors.... Base salary* x 1.3     $100
      Test Administrators.................... Base salary* x 1.3     $100
      Education Directors.................... Base salary* x 1.3     $100

     --------
     * Base salary shall mean the base hourly salary paid by Participant to the tutor or director, exclusive of taxes and benefits.

  2. Assignment of Diagnostic/Prescriptive Instructors. Sylvan shall use commercially reasonable efforts to cause eSylvan to assign diagnostic/prescriptive instructors as follows:

    a. For students referred by a Participant Center, diagnostic/prescriptive instructors shall be assigned from the referring Center, subject to:
        (i) availability at the time and in the discipline requested by the student; (ii) proper qualifications of the tutor; and (iii) the Sylvan On-Line System's requirement to maintain student-teacher ratios of 3:1;

    b. For all other students, diagnostic/prescriptive instructors shall be assigned from the pool of Center-managed diagnostic/prescriptive instructors, subject to availability and proper qualifications, as determined by the Sylvan On-Line System and the Sylvan On-Line System's requirement to maintain student-teacher ratios of 3:1; the Sylvan On-Line System shall not intentionally discriminate as between diagnostic/prescriptive instructors of licensee Centers and diagnostic/prescriptive instructors of Sylvan-owned Centers; and

    c. If no Center-managed diagnostic/prescriptive instructors are available, the Sylvan On-Line System may use non-center managed diagnostic/prescriptive instructors.

  3. Non-Solicitation. Sylvan shall use reasonable efforts to ensure that eSylvan does not solicit Participant's employees or independent contractors to become employees or independent contractors of eSylvan, and that eSylvan confirms that Participant employees or independent contractors seeking employment with eSylvan have given notice to Participant of such intention.

E. Sales Commission. For each student enrollment that Participant generates for the Sylvan On-Line System from its Center, in addition to the Referral Fees set forth in Paragraph B above, Participant shall receive a sales commission from Sylvan equal to five percent (5%) (up to a maximum of $100) of the revenues received by eSylvan for the first program(s) to which such student initially subscribes through the Center. For the purposes of this paragraph E, a "student enrollment" shall be defined as the on-line submission by Participant to Sylvan or directly to eSylvan for engagement in the Sylvan On-line System of an enrollment form and payment in the form of a credit card number or electronic fund transfer check number or other acceptable payment method.

                                                                        ANNEX C

                                                  Charter of eSylvan, Inc.

                              eSYLVAN, INC.

                  ARTICLES OF AMENDMENT AND RESTATEMENT

   eSylvan, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST: The Charter of the Corporation is hereby amended and as so amended is restated by striking out in its entirety the existing Charter and inserting in lieu thereof the following:

                                ARTICLE I

                                   NAME

   The name of the corporation (which is hereinafter called the "Corporation") is: eSylvan, Inc.

                                ARTICLE II

                  PURPOSES FOR WHICH CORPORATION FORMED

   The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law (the "MGCL").

                               ARTICLE III

                   RESIDENT AGENT AND PRINCIPAL OFFICE

   The post office address of the principal office of the Corporation in this State is 34 Market Place, Baltimore, Maryland 21202. The resident agent of the Corporation in this State is Robert Zentz, whose post office address is 1000 Lancaster Street, Baltimore, Maryland 21202. Said resident agent is a citizen of the State of Maryland, and actually resides therein.

                                ARTICLE IV

                             AUTHORIZED STOCK

   The total number of shares of stock of all classes which the Corporation has authority to issue is One Hundred Million (100,000,000) shares, of which Seventy Million (70,000,000) shares shall be of a class designated as Common Stock, with a par value of One Mill ($0.001) per share (the "Common Stock"), Ten Million (10,000,000) shares shall be of a class designated as Class A Common Stock, with a par value of One Mill ($0.001) per share (the "Class A Common Stock"), and Twenty Million (20,000,000) shares shall be of a class designated as Series A Preferred Stock, with a par value of One Mill ($0.001) per share (the "Series A Preferred Stock"). The aggregate par value of all shares having par value is One Hundred Thousand Dollars ($100,000).

   Subject to the authority of the Board of Directors under Article V, Section 4, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock, the Class A Common Stock and the Series A Preferred Stock are as follows:

A.COMMON STOCK.

       1.Dividends and Distributions. Subject to the provisions of law and this charter, the holders of Common Stock shall be entitled to receive, together with the holders of any and all classes or series of stock or securities of the Corporation convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being called "Convertible Securities") that are entitled to receive dividends or distributions on or with respect to the Common Stock under the provisions of law or this charter, as, if and when declared by the Board of Directors, out of funds legally available for such purpose, any and all dividends or distributions declared and paid by the Corporation on or with respect to the Common Stock, with each such holder receiving its pro rata portion (assuming the conversion of all such outstanding Convertible Securities that are entitled to receive such dividends or distributions) of any such dividend or distribution.

       2.Liquidation Rights. Subject to the provisions of law and this charter, in the event of the dissolution, liquidation or winding up of the Corporation (a "Liquidation Event"), the assets of the Corporation available for distribution to its stockholders shall be distributed to the holders of Common Stock, together with the holders of Convertible Securities entitled to participate in such distribution under the provisions of law or this charter, on a pro rata basis (assuming the conversion of all such outstanding Convertible Securities).

       3.Voting Rights. Except as otherwise required by law or provided herein, the holders of Common Stock, together with the holders of Convertible Securities entitled to vote on matters submitted to stockholders of the Corporation, shall vote together, as a single class, on all matters submitted to stockholders of the Corporation for their action or consideration. Each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock held of record by such holder. Except as otherwise required by law, holders of Common Stock shall not have cumulative voting rights.

B.CLASS A COMMON STOCK.

       1.Dividends and Distributions. Subject to the provisions of law and this charter, the holders of Class A Common Stock, together with the holders of Common Stock and the holders of other Convertible Securities entitled to receive dividends or distributions on or with respect to the Common Stock under the provisions of law and this charter, shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for such purpose, any and all dividends or distributions declared and paid by the Corporation on or with respect to the Common Stock, with each such holder receiving its pro rata portion (assuming the conversion of all outstanding Class A Common Stock and such other Convertible Securities that are entitled to receive such dividends or distributions) of any such dividend or distribution.

       2.Liquidation Rights. Subject to the provisions of law and this charter, upon a Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be distributed to the holders of Class A Common Stock, together with the holders of Common Stock and the holders of other Convertible Securities entitled to participate in such distribution under the provisions of law and this charter, on a pro rata basis (assuming the conversion of all outstanding Class A Common Stock and such other Convertible Securities).

       3.Voting Rights. Except as otherwise required by law or provided herein, the holders of Class A Common Stock, together with the holders of Common Stock and the holders of other Convertible Securities entitled to vote on matters submitted to stockholders of the Corporation, shall vote together, as a single class, on all matters submitted to stockholders of the Corporation for their action or consideration. Each holder of Class A Common Stock shall be entitled to cast one (1) vote for each share of Common Stock into which such shares of Class A Common Stock then held of record by such holder may be converted in accordance with Section B.4 of this Article IV. Except as otherwise required by law, holders of Class A Common Stock shall not have cumulative voting rights.

       4.Conversion of Class A Common Stock.

          (a)All outstanding shares of Class A Common Stock shall automatically convert to fully paid and nonassessable shares of Common Stock on the basis of one share of Common Stock for each share of Class

A Common Stock (the "Conversion Ratio") (i) upon a determination of the Board of Directors of the Corporation, (ii) upon the closing of a firm commitment underwritten public offering (pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar Federal statute then in force) of shares of capital stock of the Corporation in which (a) the aggregate price paid for such shares by the public shall be Ten Million Dollars ($10,000,000) or more, and (b) the price paid by the public for such shares reflects a preoffering valuation of the Corporation of Forty Million Dollars ($40,000,000) or more (a "Qualified IPO"), (iii) upon the listing of shares of a class of the Corporation's capital stock on the New York Stock Exchange, Inc, the American Stock Exchange, Inc. or the Nasdaq National Market or any successor markets or exchanges, or (iv) immediately prior to the consummation of a sale or other disposition (or series thereof) of all or a substantial portion of the Corporation's assets, or of any reorganization, consolidation, merger or statutory share exchange of the Corporation which is to be effected in such a way that holders of the Corporation's capital stock shall be entitled to receive cash, assets or securities of another entity in exchange for the capital stock of the Corporation. Holders of shares of Class A Common Stock so converted shall deliver to the Corporation, at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any payment in lieu of fractional shares to which such holder may be entitled. Until such time as a holder of shares of Class A Common Stock shall surrender the certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          (b)If the Corporation subdivides (by any stock split, dividend, distribution, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares, the applicable Conversion Ratio in effect immediately prior to such subdivision shall be proportionately increased to account for such subdivision; provided, however, that notwithstanding the foregoing, the Conversion Ratio shall not be increased if the holders of Class A Common Stock participate in such subdivision under the provisions of law or this charter. If the Corporation combines (by reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, the applicable Conversion Ratio in effect immediately prior to such combination shall be proportionately decreased.

          (c)No fractional shares shall be issued upon conversion of Class A Common Stock into Common Stock. If any fractional share of Common Stock would, except for the provisions of the preceding sentence, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder of the fractional share of Class A Common Stock that has converted into a fractional share of Common Stock an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          (d)The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

          (e)In the event the Corporation combines (by reverse stock split) the outstanding Class A Common Stock into a smaller number of shares, and as a result of such combination the holders of Class A Common Stock are entitled to receive cash, the shares of Class A Common Stock so combined shall be valued as though such shares had been converted to Common Stock immediately prior to such combination.

       5.Redemption of Class A Common Stock.

          (a)Upon (i) the death or dissolution of a holder of any shares of Class A Common Stock (a "Holder"); (ii) an Involuntary Transfer, as defined in Section B.5(c) of this Article IV, of any shares of Class A Common Stock held by a Holder; (iii) a Voluntary Transfer, as defined in Section B.6(a) of this
Article IV, of any shares of Class A Common Stock held by a Holder; (iv) the termination of any license agreement (a "License Agreement"), between a Holder and Sylvan Learning Systems, Inc., or any of its Affiliates or Associates (as such terms are defined in Section 3-801 of the MGCL), pursuant to which such Holder is licensed the right to offer a proprietary system of programs, systems, teaching and management techniques, individualized diagnostic tests and academic and educational courses or programs, for any or no reason by any party to such License Agreement; (v) the termination or expiration of the rights granted to a Holder by Sylvan Learning Systems, Inc., or any of its Affiliates or Associates, under an area development agreement (a "Development Agreement"), with respect to a specific territory, if prior to the termination or expiration of such rights, such Holder has not entered into a License Agreement pertaining to the territory for which such rights have terminated or expired; or (vi) the Transfer, as defined below, by a Holder of its License Agreement or its rights under a Development Agreement with respect to a specific territory, then for a period beginning on the occurrence of any such event and ending One Hundred Eighty (180) days following the date on which the Corporation receives written notice of the occurrence of any such event (the "Redemption Period"), the Corporation shall have the right, but not the obligation, to redeem, at the price and upon the terms contained in this Section B.5, (A) in the case of (i), (ii), and (iii) above, any or all shares of Class A Common Stock then registered in such Holder's name; (B) in the case of (iv) above, any or all shares of Class A Common Stock issued to such Holder under that certain subscription agreement between such Holder and the Corporation that sets forth the terminated License Agreement number or the territory covered by the terminated License Agreement; (C) in the case of (v) above, any or all shares of Class A Common Stock issued to such Holder under that certain subscription agreement between such Holder and the Corporation that sets forth the territory for which the rights granted under a Development Agreement have terminated or expired; and (D) in the case of (vi) above, any or all shares of Class A Common Stock issued to such Holder under that certain subscription agreement between such Holder and the Corporation that sets forth the transferred License Agreement number or the territory for which the rights granted under a Development Agreement have been transferred. All shares of the Class A Common Stock redeemable under this Section B.5 are hereinafter referred to as the "Stock." For purposes of Section B.5(a), a "Transfer" shall be deemed to occur when (x) a licensee under a License Agreement or potential licensee under a Development Agreement directly or indirectly sells, assigns, transfers, conveys, gives away, pledges, mortgages or otherwise encumbers any interest in a License Agreement or Development Agreement or any portion or aspect thereof, or (y) a licensee under a License Agreement, a potential licensee under a Development Agreement or any holder of equity or voting interests in such licensee or potential licensee, directly or indirectly, in a single transaction or a series of related transactions, sells, assigns, transfers, conveys, gives away, pledges, mortgages or otherwise encumbers any equity or voting interest in the licensee or potential licensee if the effect of the transaction is to reduce the aggregate percentage of equity interests or voting interests of all equity holders or holders of voting interests of the licensee or potential licensee prior to the Transfer to less than fifty-one percent. Notwithstanding anything to the contrary contained in this Section B.5(a), shares of Class A Common Stock of a deceased Holder shall not be redeemable under this Section B.5(a) in the event, within thirty (30) days following the death of such Holder, (x) such Holder's spouse or lineal descendant(s) becomes a party to such Holder's License Agreement or Development Agreement, (y) such Holder's spouse or lineal descendant(s) that becomes a party to such Holder's License Agreement or Development Agreement becomes the holder of the shares of Class A Common Stock formerly held by such deceased Holder, and (z) such Holder's spouse or lineal descendant(s) that becomes a party to such Holder's License Agreement or Development Agreement acknowledges in writing that he is subject to the transfer restrictions set forth in that certain subscription agreement between the Corporation and such deceased Holder. Further, the restrictions on transfer set forth in Section
B.6 of this Article IV shall not apply to a transfer from a deceased Holder to such deceased Holder's spouse or lineal descendants pursuant to and in accordance with the terms of the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Section B.5(a), the Redemption Period upon a Voluntary Transfer shall commence on the later to occur of the effective date of any determination that the provision set forth in the first two sentences of Section B.6(a) of this Article IV is void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, or the date upon which the Corporation receives written notice of a Voluntary Transfer.

          (b)At any time during the applicable Redemption Period, the Corporation may exercise its right to redeem any shares of Stock held by a Holder by sending written notice (the "Redemption Notice") to such Holder specifying the Redemption Price, as defined below, the date upon which the Redemption Price shall be payable (the "Redemption Date"), the number of shares of Stock to be redeemed and the place where the Redemption Price shall be payable. The Redemption Notice shall be addressed to such Holder at the address of such Holder shown upon the records of the Corporation. At the close of business on the Redemption Date, without any action on the part of the Holder of such Stock, the shares of Stock to be redeemed on such Redemption Date shall automatically become and be converted into the right to receive cash in the amount of the Redemption Price, without interest, upon surrender of the certificates representing such shares of Stock. From and after the close of business on the Redemption Date, all rights of the Holder (except the right to receive the Redemption Price) shall cease with respect to the shares of Stock to be redeemed on such Redemption Date, except the right to receive the Redemption Price from the Corporation, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (c)For purposes of this Section B.5, the occurrence of any of the following events shall constitute an "Involuntary Transfer" of Class A Common
Stock: (i) if any shares of Class A Common Stock are attached or taken in execution; (ii) if a Holder applies for the benefit of, or files a case under, any provision of the federal bankruptcy law or any other law relating to insolvency or relief of debtors; (iii) if a case or proceeding is brought against a Holder under any provision of the federal bankruptcy law or any other law relating to insolvency or relief of debtors which is not dismissed within thirty (30) days after the commencement thereof; (iv) if a Holder makes an assignment for the benefit of creditors; (v) if any shares of Class A Common Stock are made subject to a charging order; or (vi) if any shares of Class A Common Stock are transferred pursuant to a divorce decree.

          (d)The Redemption Price of Stock payable under this Section B.5 shall be an amount equal to the product obtained by multiplying (i) the number of shares of Stock being redeemed, by (ii) the greater of (x) $0.875 (as adjusted for stock splits, stock dividends, recapitalizations or similar transactions with respect to the Class A Common Stock) or (y) the most recently appraised value per share of the Class A Common Stock as determined or approved by the Board of Directors of the Corporation. The Redemption Price determined in accordance with this Section B.5(d) shall constitute the full and exclusive price for redemption of Stock under this Section B.5.

          (e)On the Redemption Date, the certificates representing shares of Stock to be redeemed shall be delivered by the Holder to the Corporation. If the certificates representing any shares of Stock to be redeemed have not been surrendered by the Holder, all rights of the Holder with respect to said Stock (including voting rights) nonetheless shall cease and terminate.

       6.Restrictions on Transfer of Class A Common Stock.

          (a)The Corporation has determined that the continued ownership of Class A Common Stock only by Holders that have entered into License Agreements or Development Agreements will encourage such Holders to support and participate in the Corporation's business plan and perpetuate harmony in the Corporation's management, policies and operations. Accordingly, any transfer of shares of Class A Common Stock except to the Corporation shall be null and void, and the Corporation shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of the Class A Common Stock pursuant to any such transfer and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void, invalid or otherwise unenforceable by virtue of any legal decision, statute, rule or regulation, then any such transfer of shares of Class A Common Stock except to the Corporation, whether voluntary, involuntary or otherwise, shall be deemed a "Voluntary Transfer" for purposes of Section B.5 of this Article IV.

          (b)Each certificate of Class A Common Stock shall be endorsed by the Secretary of Corporation as follows:

  The Class A Common Stock evidenced by this certificate is subject to restrictions on transfer set forth in the Charter of the Corporation. The Corporation will furnish information about the restrictions to any stockholder upon request and without charge.

          (c)The Corporation may note upon its stock transfer records a "stop transfer order" with respect to the Class A Common Stock in order to enforce the restrictions on transfer hereinabove described. The Corporation or its agent shall not be liable for any refusal to transfer the Class A Common Stock upon the books of the Corporation, except in compliance with the terms and conditions of such restrictions.

          (d)The restrictions on transfer set forth in this Section 6 shall terminate upon the earlier to occur of September 30, 2010 or any of the following events:

              (i)A determination of the Board of Directors;

              (ii)The cessation of the Corporation's business; or

              (iii)The bankruptcy, liquidation, receivership, or dissolution of, or assignment for the benefit of creditors by, the Corporation.

C.SERIES A PREFERRED STOCK.

       1.Dividends and Distributions. Subject to the provisions of law and this charter, the holders of Series A Preferred Stock (i) together with the holders of Common Stock and the holders of other Convertible Securities entitled to receive dividends or distributions on or with respect to the Common Stock under the provisions of law and this charter, shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for such purpose, any and all dividends or distributions declared and paid by the Corporation on or with respect to the Common Stock, with each such holder receiving its pro rata portion (assuming the conversion of all outstanding Series A Preferred Stock and such other Convertible Securities that are entitled to receive such dividends or distributions) of any such dividend or distribution; and (ii) together with the holders of other Convertible Securities entitled to receive dividends or distributions on or with respect to the Series A Preferred Stock under the provisions of law and this charter, shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for such purpose, any and all dividends or distributions declared and paid by the Corporation on or with respect to the Series A Preferred Stock, with each such holder receiving its pro rata portion (assuming the conversion of all outstanding Series A Preferred Stock and such other Convertible Securities that are entitled to receive such dividends or distributions) of any such dividend or distribution.

       2.Liquidation Rights. Subject to the provisions of law and this charter, upon a Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be distributed to the holders of Series A Preferred Stock, together with the holders of Common Stock and the holders of other Convertible Securities entitled to participate in such distribution under the provisions of law and this charter, on a pro rata basis (assuming the conversion of all outstanding Series A Preferred Stock and such other Convertible Securities).

       3.Voting Rights; Directors.

          (a)Except as otherwise required by law or provided herein, the holders of Series A Preferred Stock, together with the holders of Common Stock and the holders of other Convertible Securities entitled to vote on matters submitted to stockholders of the Corporation, shall vote together, as a single class, on all matters submitted to stockholders of the Corporation for their action or consideration. Each holder of Series A Preferred Stock shall be entitled to cast five (5) votes for each share of Common Stock into which such shares of Series A Preferred Stock then held of record by such holder may be converted in accordance with Section C.4 of this Article IV. Except as otherwise required by law, holders of Series A Preferred Stock shall not have cumulative voting rights.

          (b)The holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation by a plurality vote of the Series A Preferred Stock.

       4.Conversion of Series A Preferred Stock.

          (a)Voluntary Conversion.

              (i)At any time and from time to time prior to the consummation of a "Qualified IPO" (as defined in Section B.4 of this Article IV), any holder of Series A Preferred Stock may convert all or any of the shares of Series A Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series A Preferred Stock proposed to be converted by $1.90, and dividing the result by the applicable "Conversion Price" (as defined herein) then in effect. The initial conversion rate for Series A Preferred Stock surrendered for conversion shall be one share of Common Stock for each share of Series A Preferred Stock surrendered for conversion, representing an initial "Conversion Price" of $1.90 per share of Common Stock, subject to adjustment as hereinafter provided.

              (ii)Any holder of shares of Series A Preferred Stock desiring to convert any portion thereof into Common Stock under this Section C.4(a) shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the principal office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares of Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If reasonably required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney-in-fact duly authorized in writing. The date of receipt of such certificates and notice by the Corporation shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of shares of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of whole shares of Common Stock to which such holder or such nominees shall be entitled, together with any payment in lieu of fractional shares to which such holder may be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

              (iii)In case of any Liquidation Event, the conversion rights set forth in this Section C.4 shall cease and terminate at the close of business on the business day fixed for payment of the amount distributable to the holders of shares of Series A Preferred Stock pursuant to Section C.2 of this
Article IV.

          (b)Automatic Conversion. All outstanding shares of Series A Preferred Stock shall automatically convert to fully paid and nonassessable shares of Common Stock at the then effective Conversion Price immediately prior to the consummation of a "Qualified IPO" (as defined in Section B.4 of this Article IV). Holders of shares of Series A Preferred Stock so converted shall deliver to the Corporation, at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any payment in lieu of fractional shares to which such holder may be entitled. Until such time as a holder of shares of Series A Preferred Stock shall surrender the certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          (c)No fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock. If any fractional share of Common Stock would, except for the provisions of the preceding sentence, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder of the fractional share of Series A Preferred Stock that has converted into a fractional share of Common Stock an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          (d)The Corporation shall assist and cooperate with any holder of Series A Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series A Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation). The Corporation shall take all such actions as may be reasonably necessary to ensure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation.

          (e)Subdivision or Combination of Common Units. If the Corporation subdivides (by any stock split, dividend, distribution, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased to account for such subdivision, and if the Corporation combines (by reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (f)Adjustment of Conversion Price Upon Certain Issuances of
Stock. If the Corporation shall issue or sell, or is, in accordance with subparagraphs (i) through (vi), deemed to have issued or sold, any shares of stock (including Common Stock and all Options and Convertible Securities) for a consideration per share less than the applicable Conversion Price for the shares of Series A Preferred Stock in effect immediately prior to the time of such issue or sale (a "Dilutive Event"), then, forthwith upon such Dilutive Event, such applicable Conversion Price shall be reduced concurrently with such issue to an amount equal to the quotient of (i) (A) the Conversion Price immediately prior to such Dilutive Event, multiplied by (B) the number of shares of Common Stock outstanding immediately prior to such Dilutive Event determined on a fully-diluted basis assuming the conversion or exercise of all outstanding shares of Series A Preferred Stock, Class A Common Stock and all other Options (as that term is defined in subsection (f)(i) below) or Convertible Securities ("Fully-Diluted Basis"), plus (C) the aggregate consideration, if any, received or to be received by the Corporation upon such Dilutive Event, divided by (ii) the sum of the number of shares of Common Stock outstanding immediately after such Dilutive Event, determined on a Fully-Diluted Basis. The Conversion Price shall be determined in accordance with the foregoing formula and shall be rounded to the nearest one tenth of one cent ($0.001).

For purposes of this Section C.4(f) of Article IV, the following subparagraphs
(i) to (vi) shall also be applicable:

              (i)Issuance of Rights or Options. In case the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, shares of Common Stock (such warrants, rights or options being called "Options") or any Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined, by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price for the Series A Preferred Stock immediately prior to the time of the granting of such Options or Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (iii), no adjustment of any Conversion Price shall be made upon the actual issue of such shares of Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities.

              (ii)Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price for the Series A Preferred Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph
(iii), no adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to other provisions of this Section C.4(f) of Article IV, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

              (iii)Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (i) or (ii), or the rate at which Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price for the Series A Preferred Stock at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding included such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but in no event will the applicable Conversion Price be readjusted to an amount greater than the applicable Conversion Price which would have been in effect had the Options or Convertible Securities subject to the above described consideration changes never been granted, issued or sold. In addition, on the expiration or exchange of any Option or Convertible Securities prior to the conversion of the Series A Preferred, the applicable Conversion Price then in effect hereunder shall forthwith be adjusted to the applicable Conversion Price which would have been in effect had such Options or Convertible Securities never been issued; provided, that any consideration which was actually received by the Corporation in connection with the issuance or sale of such Options or Convertible Securities shall be included in the readjustment computation even though such Options or Convertible Securities shall have expired or terminated; provided, further, that no such readjustment to the Conversion Price shall affect any Common Stock previously issued upon conversion of the Series A Preferred Stock.

              (iv)Distribution of Stock. In case the Corporation shall make any distribution upon any Common Stock of the Corporation payable in Common Stock, Options or Convertible Securities, any such securities issued in payment of such distribution shall be deemed to have been issued or sold at a consideration equal to $.01 per share.

              (v)Consideration. In case any Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any amounts paid or receivable for accrued interest, expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any amounts paid or receivable for accrued interest and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, the consideration shall be allocated between the Options and such other securities as determined in good faith by the Board of Directors.

             (vi)In case any event shall occur as to which the provisions of this Section C.4(f) are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, the Corporation shall make a good faith adjustment to the Conversion Price in accordance with the intent of this Section C.4(f) and, upon the written request of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section C.4(f), necessary to preserve, without dilution, the conversion rights associated with the Series A Preferred Stock. Upon receipt of such opinion, the Corporation shall promptly mail a copy thereof to the holders of each share of Series A Preferred Stock and shall make the adjustments described therein.

          (g)Notification. Immediately upon any adjustment of the applicable Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

          (h)Certain Issues of Common Stock Excepted. The Corporation shall not be required to make any adjustment of the applicable Conversion Price in the case of the issuance of:

             (i)Stock issued or issuable upon conversion of Series A Preferred Stock;

             (ii)Stock issued or issuable as a distribution on Series A Preferred Stock;

             (iii)Stock issued or issuable by reason of a dividend, split, or other distribution on Stock excluded from adjustment of the applicable Conversion Price pursuant to the preceding clauses (i) and (ii);

             (iv)Up to 3,600,000 shares of Class A Common Stock which number includes without limitation shares of Class A Common Stock issued or issuable under the Corporation's Registration Statement on Form S-1 (File No.: 333-42530) as filed with the Securities and Exchange Commission on July 28, 2000, as amended;

             (v)Up to 3,000,000 shares of Common Stock issued or issuable, or issued or issuable upon exercise of Options or conversion of Convertible Securities issued or issuable, under the Corporation's 2000 Omnibus Stock Plan;

             (vi)Common Stock issued or issuable to Ivy West Educational Services, Inc., under that certain Asset Purchase Agreement dated May 18, 2000.

          (i)Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

                                ARTICLE V

                            BOARD OF DIRECTORS

   Section 1.  Number of Directors.

       The Corporation shall have four (4) directors, which number may be increased or decreased pursuant to the Bylaws, but the number of directors shall not be less than the lesser of three (3) or the number of stockholders.

   Section 2.  Directors.

       R. Christopher Hoehn-Saric, B. Lee McGee, Peter Cohen and Robert Zentz shall act as directors of the Corporation until their successors are duly chosen and qualified.

   Section 3.  Board Authorization of Stock Issuance.

       The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

   Section 4.  Classification of Stock.

       The Board of Directors shall have the power to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

   Section 5.  Board Authority to Increase or Decrease Authorized Stock

       The Board of Directors of the Corporation, with the approval of a majority of the entire Board of Directors, and without action by the stockholders, may amend the charter of the Corporation to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class that the Corporation has authority to issue.

   Section 6.  Conflict of Interest.

       No contract or other transaction between this Corporation and any other corporation, partnership, individual or other entity and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed or known to the Board of Directors or to a committee of the Board of Directors if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum or (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the MGCL.

   Section 7.  Permissible Considerations by Board of Directors.

       The Board of Directors, in considering a potential acquisition of control of the Corporation, is permitted, but is not required, to consider the effect of the potential acquisition on the stockholders, employees, suppliers, customers, and creditors of the corporation and the communities in which offices or other establishments of the Corporation are located.

                                ARTICLE VI

                   PROVISIONS CONCERNING CERTAIN RIGHTS

                 OF THE CORPORATION AND THE STOCKHOLDERS

   Section 1.  Right to Amend Charter.

       The Corporation reserves the right to make, from time to time, any amendments of its Charter which may now or hereafter be authorized by law, including any amendments which alter the contract rights of any class of outstanding stock as expressly set forth in the Charter; provided, however, that as long as there are any shares of Series A Preferred Stock issued and outstanding, no amendment of the Charter that affects the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Series A Preferred Stock shall be effective unless approved by the holders of the Series A Preferred Stock, voting as a separate class.

   Section 2.  Elimination of Preemptive Rights.

       Unless otherwise provided by the Board of Directors, no holder of stock of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class of the Corporation or securities convertible into stock of any class of the Corporation.

   Section 3.  Required Stockholder Vote.

       Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this Charter.

   Section 4.  Bylaws.

       The Board of Directors, and not the stockholders, shall have the exclusive power to make, alter, amend or repeal the Bylaws of the Corporation. Any amendment to, repeal of or adoption of any provision inconsistent with this Section 4 shall be effective only if it is approved by the affirmative vote of the holders of at least 80% of the aggregate combined voting power of all classes of capital stock entitled to vote thereon, voting as one class.

   Section 5.  Availability of Appraisal Rights

       The holders of shares of stock of any class of the Corporation are not entitled to exercise the rights of an objecting stockholder under Subtitle 2 of Title 3 of the MGCL.

   Section 6. Applicability of the Maryland Control Share and Business Combination Statutes.

       The Corporation elects not to be governed by Subtitle 6 of Title 3 of the MGCL with respect to any "business combination" as defined in such Subtitle. In addition, any acquisition of any shares of stock of the Corporation, including any acquisition of voting rights or other interests in any such stock, shall be exempt from the provisions of Title 3, Subtitle 7 of the MGCL. Accordingly, the provisions of the Maryland Business Combination Act and the Maryland Control Share Acquisition Act shall not apply to this Corporation.

                               ARTICLE VII

               INDEMNIFICATION AND LIMITATION OF LIABILITY

   Section 1.  Mandatory Indemnification.

       The Corporation shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the MGCL, as from time to time amended.

   Section 2.  Discretionary Indemnification.

       If approved by the Board of Directors, the Corporation may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise or employee benefit plan to the extent determined to be appropriate by the Board of Directors.

   Section 3.  Advancing Expenses Prior to a Decision.

       The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the MGCL and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

   Section 4.  Other Provisions for Indemnification.

       The Board of Directors may, by bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents.

   Section 5.  Limitation of Liability of Directors and Officers.

       To the maximum extent that limitations on the liability of directors and officers are permitted by the MGCL, as from time to time amended, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

   Section 6.  Effect of Amendment or Repeal.

       No amendment or repeal of any section of this Article, or the adoption of any provision of the Corporation's Charter inconsistent with this Article, shall apply to or affect in any respect the rights to indemnification or limitation of liability of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

       SECOND: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in the above Articles of Amendment and Restatement are all of the provisions of the Corporation's Charter currently in effect as hereby amended.

       THIRD: The amendment and restatement of the Charter of the Corporation herein made was recommended and advised by the Board of Directors of the Corporation by a unanimous written consent dated July 28, 2000 and was approved by the stockholders of the Corporation by a unanimous written consent dated August 7, 2000.

       FOURTH: The current address of the principal office of the Corporation is 34 Market Place, Baltimore, Maryland 21202 and the Corporation's current resident agent is Robert Zentz, whose post office address is 1000 Lancaster Street, Baltimore, Maryland 21202.

       FIFTH: The Corporation currently has four directors; the directors currently in office are R. Christopher Hoehn-Saric, B. Lee McGee, Peter Cohen and Robert Zentz.

       SIXTH: (a) The total number of shares of all classes of stock which the Corporation heretofore had authority to issue was Fifty Million (50,000,000) shares, having a par value of One Mill ($.001) per share, all of which shares were of one class and were designated Common Stock.

              (b)The total number of authorized shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

         One Hundred Million (100,000,000) shares of capital stock, consisting of Seventy Million (70,000,000) shares of Common Stock, having a par value of One Mill ($.001) per share, Ten Million (10,000,000) shares of Class A Common Stock, having a par value of One Mill ($.001) per share, and Twenty Million (20,000,000) shares of Series A Preferred Stock, having a par value of One Mill ($.001) per share.

              (c)The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was Fifty Thousand Dollars ($50,000). The aggregate par value of all authorized shares of all classes of stock as amended by the Articles of Amendment and Restatement is One Hundred Thousand Dollars ($100,000). These Articles of Amendment and Restatement have the effect of increasing the aggregate par value of all shares of all classes of stock of the Corporation by Fifty Thousand Dollars ($50,000).

       SEVENTH: A description, as amended, of each class of stock which the Corporation is authorized to issue, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, is set forth in Article IV of the Charter of the Corporation, as set forth herein.

       IN WITNESS WHEREOF, eSylvan, Inc. has caused these Articles to be signed in its name and on its behalf by its President and attested by its Secretary as of the 14th day of August 2000.

       THE UNDERSIGNED, President of eSylvan, Inc., acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                   eSYLVAN, INC.
/S/ ROBERT ZENTZ                          By: /s/ DAVID GRAVES (SEAL)
-------------------------------------        ----------------------------------
Robert Zentz, Secretary                      David Graves, President

     ---

       I hereby accept my designation as resident agent of eSylvan, Inc.

                                          /S/ ROBERT ZENTZ
                                          -------------------------------------

                                          Robert Zentz

                                                                   ANNEX D

                              [      ], 2000

Board of Directors of eSylvan, Inc.

34 Market Place

Suite 323

Baltimore, MD 21202

Members of the Board:

   You have requested that we provide a valuation report regarding the value of certain shares of Class A common stock, par value $.001 per share (the "Offered Shares"), of eSylvan, Inc. ("eSylvan") to be offered (the "Offering") by eSylvan to certain holders of franchise license agreements and/or area development agreements ("franchisees") with Sylvan Learning Systems, Inc. ("Sylvan Learning Systems") as such transaction is more fully described in eSylvan's registration statement on Form S-1 filed with the Securities and Exchange Commission on July 18, 2000, as amended (the "Form S-1"). Sylvan Learning Systems and eSylvan have agreed to enter into certain agreements to facilitate the development and rollout of eSylvan's proprietary programs, systems and teaching and management techniques (the "Proposed Transaction").

   In rendering our report we have, among other things:

    (i) reviewed and analyzed publicly available financial data and stock market performance data of certain publicly traded companies engaged in the on-line education industry and with operations that we deemed comparable to eSylvan's business;

    (ii) reviewed certain operating and financial information, including projections and budgets, provided to us by eSylvan with respect to the operations and prospects of eSylvan's business;

    (iii) performed a discounted cash flow analysis of eSylvan based on projections and other financial information provided to us by eSylvan;

    (iv)   reviewed a draft of the Form S-1 dated September 25, 2000;

    (v) reviewed certain documentation related to the Proposed Transaction and the Offering, including, without limitation, certain transfer restrictions and redemption rights described in the Form S-1;

    (vi) reviewed certain agreements to be entered into between eSylvan and Sylvan Learning Systems, as described in the Form S-1;

    (vii) reviewed the material terms of prior and contemporaneous sales of eSylvan securities;

    (viii) met with certain members of management of eSylvan to discuss its business, prospects and financial projections; and

    (ix) conducted such other studies, analyses, inquiries and investigations as we deemed necessary for the purposes of this report.

   In analyzing the data of comparable public companies, we reviewed transactions of several public companies engaged in the on-line education industry. We believe that these companies are comparable to eSylvan because they provide educational services over the Internet and have revenues that are relatively similar in size as compared to eSylvan's projected revenues. However, no individual company or business used in our analysis as a comparison is identical to eSylvan. Accordingly, an analysis of comparable companies and businesses is not entirely mathematical; rather it involves complex considerations and adjustments concerning differences in financial and operating characteristics and other factors that could affect the public trading and other values of the comparable companies which we used in our comparison.

Board of Directors of eSylvan, Inc.

     , 2000

Page 2

   In connection with our review, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by the management of eSylvan, or publicly available, and we have not independently verified such information. We also relied upon the management of eSylvan as to the reasonableness of the financial projections (and the assumptions and bases described therein) provided to us, and assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of eSylvan. We have no reason to believe that the bases on which the projections were based are other than reasonable. eSylvan does not publicly disclose internal management projections of the type provided to us. Such projections were not prepared with the expectation of public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

   We have not been requested to make, and we have not made, an independent appraisal or evaluation of any assets of eSylvan and have not been furnished with any such appraisals or valuations. The estimates of values of companies and assets used in the course of developing our report are not appraisals, and should not be misconstrued as appraisals, nor should such estimates be expected to reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility for their accuracy.

   In addition, we have not been requested to make, and we have not made, any appraisal or evaluation of the value of any services to be provided by or any other obligations of franchisees of Sylvan Learning Systems under the participation agreements or any other agreements to be entered into by and between such franchisees and eSylvan or any other assets or rights held by any franchisees of Sylvan Learning Systems, whether or not such franchisees participate in the Offering, which may be exchanged by the participating franchisees as consideration for receiving the Offered Shares, as described in the Form S-1. Accordingly, our report does not address either (1) the consideration given by participating Sylvan Learning Systems franchisees in exchange for the Offered Shares or (2) the merits of entering into, or the fairness of, the Proposed Transaction, and is not intended to be and does not constitute a recommendation to any franchisee of Sylvan Learning Systems as to whether such franchisee should or should not participate in the Offering.

   We have acted as financial advisor to eSylvan and will receive a fee for our services, which include the delivery of this report. We have not provided, and this report does not constitute, any advice or comment to the board of directors of eSylvan as to the underlying business decision to effect the Proposed Transaction or the Offering. We have in the past provided certain investment banking services to Sylvan Learning Systems, for which we received customary fees.

   It is understood that this report is directed only to the board of directors of eSylvan and may not be relied upon by any other person or entity, except those franchisees of Sylvan Learning Systems who participate in the Offering, who may rely on this report only for the limited purpose of assisting them, in consultation with their tax advisors, in determining the value of the Offered Shares for tax purposes and may not be relied upon by such franchisees for any other purpose. Further, no other person or entity, including shareholders of Sylvan Learning Systems, franchisees of Sylvan Learning Systems who elect not to participate in the Offering and subsequent purchasers of the Offered Shares, may rely on this report, or any advice or assistance given by us, for any purpose. Other than as set forth below with respect to the Form S-1 and any amendment thereof, this report is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with any offering or sale of securities, nor shall this report be used for any other purposes, without our prior written consent. We are not passing upon the tax consequences to eSylvan, Sylvan Learning Systems or the franchisees of Sylvan Learning Systems that may arise from the

Board of Directors of eSylvan, Inc.

     , 2000

Page 3

Proposed Transaction or the Offering. No assurance can be given that the United States Internal Revenue Service or any other tax authority will agree with the conclusions of our report. Franchisees of Sylvan Learning Systems should consult with their own tax and other advisors regarding an investment in, and the value for tax purposes and otherwise of, the Offered Shares.

   Based upon and subject to the foregoing, it is our view that, as of the date of this letter, the value of the Offered Shares is [ ] per share.

   We acknowledge that our report will be included as an attachment or annex to the prospectus that forms a part of the Form S-1 and referred to in the sections entitled "The Offering--Certain Income Tax Consequences" and "Experts" contained in the prospectus that forms a part of the Form S-1. We consent to the reference to our firm under the caption "Experts" in the prospectus that forms a part of the Form S-1 and to the inclusion of this report as an attachment or annex to the prospectus that forms a part of the Form S-1.

   Our report is necessarily based on economic, market and other conditions as
in effect on, and the information made available to us as of          , 2000.
It is understood that subsequent developments may affect the conclusions reached in this report and that we do not have any obligation to update, revise or reaffirm this report.

                                          Very truly yours,


                                          BY:

                                                         [      ]

                                                         Managing Director

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   No dealer, salesperson or any other person is authorized to give any infor-mation or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the com-pany or the underwriter. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or so-licitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the informa-tion herein is correct as of any time subsequent to the date of this prospec-tus.

                               -----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   6
Forward-Looking Statements...............................................  16
The Offering.............................................................  16
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Selected Financial Data..................................................  25
Management's Discussion and Analysis of Financial Condition and Plan of
 Operation...............................................................  26
Business.................................................................  28
Management...............................................................  38
Related Party Transactions...............................................  41
Principal Stockholders...................................................  43
Description of Capital Stock.............................................  45
Shares Eligible for Future Sale..........................................  50
Plan of Distribution.....................................................  51
Legal Matters............................................................  53
Experts..................................................................  53
Additional Information...................................................  53
Index to Financial Statements............................................ F-1
Annex A Subscription Agreement........................................... A-1
Annex B Participation Agreement.......................................... B-1
Annex C Charter of eSylvan, Inc.......................................... C-1
Annex D Tax Valuation Report............................................. D-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                               3,000,000 Shares



                                 eSylvan, Inc.

                     Class A Convertible Common Stock



                               -----------------
                                  PROSPECTUS
                               -----------------

                                      2000


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The Company estimates that expenses payable by it in connection with the offering described in the registration statement will be as follows:

   SEC registration fee............................................ $      695
   Printing and engraving expenses.................................    130,000
   Accounting fees and expenses....................................    175,000
   Legal fees and expenses (including Blue Sky and Canadian
    compliance)....................................................    460,000
   Investment banking fees and expenses............................    320,000
                                                                    ----------
     Total......................................................... $1,085,695
                                                                    ==========

Item 14. Indemnification of Directors and Officers.

   Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that the Company may indemnify any director who was, is or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director of the Company, or while a director, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys' fees), judgments, penalties, fines and settlements, actually incurred by the director in connection with such action, suit or proceeding, unless it is established that: (i) the act or omission of the director was material to the matter giving rise to such action, suit or proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If the action, suit or proceeding was one by or in the right of the Company, no indemnification shall be made with respect to any action, suit or proceeding in which the director shall have been adjudged to be liable to the Company. A director also may not be indemnified with respect to any action, suit or proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director is adjudged to be liable on the basis that a personal benefit was improperly received. Unless limited by the Company's Charter: (i) a court of appropriate jurisdiction, upon application of a director, may order such indemnification as the court shall deem proper if it determines that the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, regardless of whether the director has met the standards of conduct required by MGCL Section 2-418; and (ii) the Company shall indemnify a director if such director is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above. However, with respect to any action, suit or proceeding by or in the right of the Company or in which the director was adjudged to be liable on the basis that a personal benefit was improperly received, the Company may only indemnify the director for any expenses (including attorneys' fees) incurred in connection with such action, suit or proceeding.

   MGCL Section 2-418 further provides that unless limited by the Company's Charter, the Company: (i) shall (a) indemnify an officer of the Company if such officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, and (b) indemnify an officer of the Company if a court of appropriate jurisdiction, upon application of an officer, shall order indemnification; (ii) may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent that it may indemnify directors; and (iii) may indemnify and advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by the Charter, Bylaws, general or specific action of the Company's Board of Directors or contract.

   The Charter of the Company, provides that the Company shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the MGCL, as from time to time amended. If approved by the Board of Directors, the Company may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the Board of Directors. The Company shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the MGCL and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

   The Company's Charter provides that, to the fullest extent permitted by the MGCL, as amended or interpreted, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages in connection with events occurring at the time such person served as a director or officer.

Item 15. Recent Sales of Unregistered Securities.

   On June 30, 2000, we issued 14,000,000 shares of our common stock to Sylvan Learning Systems, Inc. (of which 285,714 shares of our common stock were directed to Ivy West Educational Services, Inc.) in exchange for the assets that we deem necessary to implement our business plan and $5 million in cash. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and did not involve an underwriter.

   On June 30, 2000, we agreed to issue an aggregate of 10,526,316 shares of Series A Preferred Stock to Sylvan Ventures, LLC in six separate closings on September 30, 2000, December 31, 2000, March 31, 2001, June 30, 2001,
September 30, 2001 and December 31, 2001 for an aggregate price of $20 million which represents a price per share of $1.90. This issuance is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and did not involve an underwriter.

Item 16. Exhibits and Financial Statement Schedules.

   The following exhibits are filed as part of the registration statement:

 Exhibit
   No.                                 Description
 -------                               -----------
  3.1    Articles of Amendment and Restatement (1)
  3.2    By-laws (1)
  4.1    Form of common stock certificate (1)
  5      Opinion of Venable, Baetjer and Howard, LLP (3)
 10.1    eSylvan, Inc. 2000 Omnibus Stock Plan (1)
 10.2    Facility Use Agreement by and between the Company and Sylvan Learning
          Systems, Inc. dated June 30, 2000 (1)
 10.3    Professional Services Agreement by and between the Company and Sylvan
          Learning Systems, Inc. dated June 30, 2000 (1)
 10.4    License Agreement by and between the Company and Sylvan Learning
          Systems, Inc. dated June 30, 2000 (1)
 10.5    Contribution Agreement by and between the Company and Sylvan Learning
          Systems, Inc. dated June 30, 2000 (1)
 10.6    $10 Million Revolving Credit Note by and between the Company and
          Sylvan Ventures, LLC dated June 30, 2000 (1)
 10.7    Series A Preferred Stock Purchase Agreement by and between the Company and Sylvan Ventures, LLC dated June 30, 2000 (1)
 10.8    Registration Rights Agreement by and between the Company and Sylvan
          Ventures, LLC dated June 30, 2000 (1)
 10.9    Services Agreement by and between the Company and Sylvan Learning
          Systems, Inc. dated June 30, 2000 (1)
 10.10   Program Agreement by and between Sylvan Learning Systems, Inc. and
          Sylvan Franchise Owners Association, Inc. dated June 30, 2000 (1)
 10.11   Written Commitment to provide funding of Sylvan Learning Systems, Inc.
          and Sylvan Ventures, LLC dated as of July 14, 2000 (3)
 21      Subsidiaries of the Company (2)
 23.1    Consent of Ernst & Young, LLP (1)
 23.2    Consent of Venable, Baetjer and Howard, LLP (included in Exhibit (5))
 23.3    Consent of Barry Miller to serve as director (2)
 24      Power of Attorney (2)
 27      Financial Data Schedule (1)

--------

(1) Filed herewith.

(2) Filed previously.

(3) To be filed by amendment.

Item 17. Undertakings.

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effec-tive amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securi-ties offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland, on September 25, 2000.

                                          eSylvan, Inc.

                                                     /s/ David Graves
                                          By: _________________________________
                                                        David Graves
                                                         President

   Pursuant to the requirements of the Securities Act, pre-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signatures                         Title                   Date
              ----------                         -----                   ----

           /s/ David Graves            President (Principal       September 25, 2000
______________________________________  Executive Officer)
             David Graves

           /s/ B. Lee McGee            Treasurer and Chief        September 25, 2000
______________________________________  Financial Officer
             B. Lee McGee               (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)

    The Entire Board of Directors
    -----------------------------

       Christopher Hoehn-Saric         Peter Cohen
             B. Lee McGee              Robert Zentz

           /s/ David Graves                                       September 25, 2000
______________________________________
             David Graves
           Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
   NO.                             DESCRIPTION                            NO.
 -------                           -----------                            ----
  3.1    Articles of Amendment and Restatement (1)
  3.2    By-laws (1)
  4.1    Form of common stock certificate (1)
 10.1    eSylvan, Inc. 2000 Omnibus Stock Plan (1)
 10.2    Facilities Use Agreement by and between the Company and Sylvan
          Learning Systems, Inc. dated June 30, 2000 (1)
 10.3    Professional Services Agreement by and between the Company and
          Sylvan Learning Systems, Inc. dated June 30, 2000 (1)
 10.4    License Agreement by and between the Company and Sylvan
          Learning Systems, Inc. dated June 30, 2000 (1)
 10.5    Contribution Agreement by and between the Company and Sylvan
          Learning Systems, Inc. dated June 30, 2000 (1)
 10.6    $10 Million Revolving Credit Note by and between the Company and Sylvan Ventures, LLC dated June 30, 2000 (1)
 10.7    Series A Preferred Stock Purchase Agreement by and between the
          Company and Sylvan Ventures, LLC dated June 30, 2000 (1)
 10.8    Registration Rights Agreement by and between the Company and
          Sylvan Ventures, LLC dated June 30, 2000 (1)
 10.9    Services Agreement by and between the Company and Sylvan
          Learning Systems, Inc. dated June 30, 2000 (1)
 10.10   Program Agreement by and between Sylvan Learning Systems, Inc.
          and Sylvan Franchise Owners Association, Inc. dated June 30,
          2000 (1)
 10.11   Written Commitment to provide funding of Sylvan Learning
          Systems, Inc. and Sylvan Ventures, LLC dated as of July 14,
          2000 (3)
 21      Subsidiaries of the Company (2)
 23.1    Consent of Ernst & Young, LLP
 23.2    Consent of Venable, Baetjer and Howard, LLP (included in
          Exhibit 5)
 23.3    Consent of Barry Miller to serve as director (2)
 24      Power of Attorney (2)
 27      Financial Data Schedule

--------

(1) Filed herewith.

(2) Filed previously.

(3) To be filed by amendment.